Exhibit 10.2





     CREDIT AGREEMENT


     by and among


     BREED TECHNOLOGIES, INC. AND CERTAIN SUBSIDIARIES as Borrowers,


     NATIONSBANK, NATIONAL ASSOCIATION, as Agent and as Lender,





     and


     THE LENDERS PARTY HERETO FROM TIME TO TIME



     October 30, 1997

     TABLE OF CONTENTS

                                                                            Page

     ARTICLE I

         Definitions and Terms
1.1.     Definitions. ........................................................ 2
1.2.     Rules of Interpretation.  ...........................................29

     ARTICLE II

         The Credit Facilities

2.1.     Loans................................................................31
2.2.     Payment of Interest.  ...............................................37
2.3.     Payment of Principal. ...............................................37
2.4.     Non-Conforming Payments.  ...........................................39
2.5.     Notes.  .............................................................40
2.6.     Pro Rata Payments.  .................................................40
2.7.     Voluntary Commitment Reductions.  ...................................40
2.8.     Conversions and Elections of Subsequent Interest Periods.  ..........40
2.9.     Increase and Decrease in Amounts.  ..................................41
2.10.    Commitment Fee.......................................................41
2.11.    Deficiency Advances.  ...............................................42
2.12.    Use of Proceeds.  ...................................................42
2.13.    Designation of Borrowing Subsidiaries................................42

     ARTICLE III

         Letters of Credit

3.1.     Letters of Credit. ..................................................43
3.2.     Reimbursement........................................................43
3.3.     Letter of Credit Facility Fees.  ....................................47

     ARTICLE IV

         Security

4.1.     Guaranty.  ..........................................................48
4.2.     Stock Pledge. .......................................................48
4.3.     Security Interests.  ................................................48
4.4.     Lease Assignments.  .................................................49
4.5.     Mortgages.  .........................................................49
4.6.     Landlord Waivers.  ..................................................49
4.7.     Intellectual Property................................................49
4.8.     Pledge and Subordination of Intercompany Notes.  ....................50
4.9.     Pledge of Partnership and Joint Venture Interests. ..................50
4.10.    Collateral Assignment of Trademark License Agreement.................50
4.11.    Further Assurances.  ................................................50

     ARTICLE V

         Change in Circumstances

5.1.     Increased Cost and Reduced Return.  .................................51
5.2.     Limitation on Types of Loans.  ......................................52
5.3.     Illegality.  ........................................................52
5.4.     Treatment of Affected Loans.  .......................................53
5.5.     Compensation.  ......................................................53
5.6.     Taxes.  .............................................................54
5.7.     Lending Office.  ....................................................55
5.8.     Syndication Costs.  .................................................55
5.9.     Replacement Banks.  .................................................56

     ARTICLE VI

         Conditions to Making Loans and Issuing Letters of Credit

6.1.     Conditions of Term Loan and Initial Advance..........................57
6.2.     Conditions of all Loans and Letters of Credit.  .....................61

     ARTICLE VII

         Representations and Warranties

7.1.     Organization and Authority...........................................63
7.2.     Loan Documents.  ....................................................63
7.3.     Solvency.............................................................64
7.4.     Subsidiaries and Stockholders.  .....................................64
7.5.     Ownership Interests.  ...............................................64
7.6.     Financial Condition. ................................................64
7.7.     Title to Properties.  ...............................................65
7.8.     Taxes.  .............................................................65
7.9.     Other Agreements.  ..................................................65
7.10.    Litigation.  ........................................................66
7.11.    Margin Stock.  ......................................................66
7.12.    Investment Company...................................................66
7.13.    Patents, Etc.  ......................................................66
7.14.    No Untrue Statement.  ...............................................66
7.15.    No Consents, Etc.....................................................67
7.16.    Employee Benefit Plans...............................................67
7.17.    No Default...........................................................68
7.18.    Environmental Matters.  .............................................68
7.19.    Employment Matters.  ................................................68
7.20.    RICO.  ..............................................................69
7.21.    Allied Acquisition Representations.  ................................69
7.22.    Allied Acquisition.  ................................................69
7.23.    Perfected Security Instruments.......................................69

     ARTICLE VIII

         Affirmative Covenants

8.1.     Financial Reports, Etc.  ............................................71
8.2.     Maintain Properties.  ...............................................72
8.3.     Existence, Qualification, Etc.  .....................................73
8.4.     Regulations and Taxes.  .............................................73
8.5.     Insurance.  .........................................................73
8.6.     True Books.  ........................................................73
8.7.     Right of Inspection.  ...............................................73
8.8.     Observe all Laws.  ..................................................73
8.9.     Governmental Licenses.  .............................................74
8.10.    Covenants Extending to Other Persons.  ..............................74
8.11.    Officer's Knowledge of Default.  ....................................74
8.12.    Suits or Other Proceedings.  ........................................74
8.13.    Notice of Environmental Complaint or Condition. .....................74
8.14.    Environmental Compliance.  ..........................................74
8.15.    Indemnification.  ...................................................75
8.16.    Further Assurances.  ................................................75
8.17.    Employee Benefit Plans...............................................75
8.18.    Continued Operations.  ..............................................76
8.19.    Additional Support Documents.  ......................................76
8.20.    Operating Plan.  ....................................................77
8.21.    Allied Acquisition Audit.  ..........................................77
8.22.    Diligent Pursuit of Waiver.  ........................................78
8.23.    Swap Agreements.  ...................................................78
8.24.    Subsidiary Support of Permitted Indebtedness.  ......................78

     ARTICLE IX

         Negative Covenants

9.1.     Financial Covenants..................................................79
9.2.     Acquisitions.  ......................................................80
9.3.     Liens.  .............................................................80
9.4.     Indebtedness.  ......................................................81
9.5.     Transfer of Assets. .................................................82
9.6.     Investments.  .......................................................82
9.7.     Merger or Consolidation.  ...........................................83
9.8.     Restricted Payments.  ...............................................83
9.9.     Transactions with Affiliates.  ......................................83
9.10.    Compliance with ERISA, the Code and Foreign Benefit Laws.  ..........84
9.11.    Accounting Changes.  ................................................85
9.12.    Dissolution, etc.  ..................................................85
9.13.    Limitations on Sales and Leasebacks.  ...............................85
9.14.    Change in Control.  .................................................85
9.15.    Limitation on Guaranties.  ..........................................85
9.16.    Negative Pledge Clauses..............................................85
9.17.    Prepayments, Etc. of Indebtedness.  .................................85

9.18.     Restrictive Agreements.  ...........................................85

     ARTICLE X

          Events of Default and Acceleration

10.1.     Events of Default.  ................................................86
10.2.     Agent to Act.  .....................................................89
10.3.     Cumulative Rights.  ................................................89
10.4.     No Waiver.  ........................................................89
10.5.     Allocation of Proceeds.  ...........................................89
10.6.     Judgment Currency.  ................................................90

     ARTICLE XI

          The Agent

11.1.     Appointment, Powers, and Immunities.  ..............................91
11.2.     Reliance by Agent.  ................................................91
11.3.     Defaults.  .........................................................92
11.4.     Rights as Lender.  .................................................92
11.5.     Indemnification.  ..................................................92
11.6.     Non-Reliance on Agent and Other Lenders.  ..........................93
11.7.     Resignation of Agent.  .............................................93
11.8.     Fees................................................................93

     ARTICLE XII

          Miscellaneous

12.1.     Assignments and Participations.  ...................................94
12.2.     Notices.  ..........................................................95
12.3.     Right of Set-off; Adjustments.  ....................................96
12.4.     Survival.  .........................................................97
12.5.     Expenses.  .........................................................97
12.6.     Amendments and Waivers.  ...........................................98
12.7.     Counterparts.  .....................................................98
12.8.     Termination.  ......................................................98
12.9.     Indemnification.  ..................................................99
12.10.    Severability.  .....................................................99
12.11.    Entire Agreement.  ................................................100
12.12.    Agreement Controls.  ..............................................100
12.13.    Usury Savings Clause.  ............................................100
12.14.    Governing Law; Waiver of Jury Trial................................100

EXHIBIT A         Applicable Commitment Percentages..........................A-1
EXHIBIT B-1       Form of Assignment and Acceptance..........................B-1
EXHIBIT C         Notice of Appointment (or Revocation) of Authorized
                    Representative...........................................C-1
EXHIBIT D         Form of Borrowing Notice.................................D-1-1
EXHIBIT E         Form of Collateral Assignment of Trademark License
                    Agreement................................................E-1
EXHIBIT F         Form of Collateral Assignment of Partnership Interests.....F-1
EXHIBIT G         Form of Guaranty...........................................G-2

EXHIBIT H         Form of Intellectual Property Security Agreement...........H-1
EXHIBIT I         Form of Intercompany Notes.................................I-1
EXHIBIT J         Form of Subordination Agreement............................J-1
EXHIBIT K         Form of Interest Rate Selection Notice.....................K-1
EXHIBIT L         Form of Landlord Waiver....................................L-1
EXHIBIT M         Form of LC Account Agreement...............................M-1
EXHIBIT N         Form of Lease Assignment...................................N-1
EXHIBIT O-1       Form of Term Note........................................O-1-1
EXHIBIT O-2       Form of Revolving Note...................................O-2-1
EXHIBIT P-1       Form of Stock Pledge Agreement (Borrower)................P-1-1
EXHIBIT P-2       Form of Stock Pledge Agreement (US Subsidiaries).........P-2-1
EXHIBIT P-3       Form of Stock Pledge Agreement (Breeds)..................P-3-1
EXHIBIT Q         Form of Intercompany Note Pledge Agreement.................Q-1
EXHIBIT R         Form of Security Agreement.................................R-1
EXHIBIT S-1       Form of Opinion of US Counsel............................S-1-1
EXHIBIT S-2       Form of Opinion of Intellectual Property Counsel.........S-2-1
EXHIBIT S-3       Form of Opinion of Foreign Counsel.......................S-3-1
EXHIBIT T         Compliance Certificate.....................................T-1
EXHIBIT U         Form of Assumption Letter..................................U-1

Schedule 1.1(a)   Borrowing Subsidiaries.....................................S-1
Schedule 1.1(b)   Initial Advance Allocation  ...............................S-2
Schedule 7.4      Subsidiaries and Investments in Other Persons..............S-3
Schedule 7.6      Indebtedness...............................................S-4
Schedule 7.7      Liens......................................................S-5
Schedule 7.10     Litigation.................................................S-6
Schedule 7.19     Employment Matters.........................................S-7
Schedule 7.23     Financing Statements and Other Filings.....................S-8
Schedule 8.5      Insurance..................................................S-9

     CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of October 30, 1997 (the "Agreement"), is made by and among BREED TECHNOLOGIES, INC., a Delaware corporation having its principal place of business in Lakeland, Florida ( "BREED"), and certain Subsidiaries of BREED designated as Borrowers herein (BREED and such
Subsidiaries individually a "Borrower" and being collectively called the "Borrowers") NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, in its capacity as a Lender ("NationsBank"), and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 12.1 (hereinafter such financial institutions may be referred to individually as a "Lender" or collectively as the "Lenders"), and NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, in its capacity as agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of Section 11.7, the "Agent");

     W I T N E S S E T H:

     WHEREAS, BREED and certain of its wholly-owned Subsidiaries have entered into that certain Asset Purchase Agreement dated August 27, 1997 with AlliedSignal Inc., a Delaware corporation ("AlliedSignal"), and certain of its subsidiaries (the "Asset Purchase Agreement") pursuant to which BREED has agreed to purchase or cause certain of its Subsidiaries to purchase certain assets and liabilities of AlliedSignal and such subsidiaries including the business of designing, manufacturing, and selling automotive restraint products and systems (the "Acquired Business");

     WHEREAS, the Borrowers have requested that the Lenders make available to the Borrowers certain credit facilities of up to $900,000,000, which facilities shall consist of a term loan facility to BREED of $600,000,000 and a revolving credit facility to the Borrowers of up to $300,000,000, the latter of which will include a $25,000,000 sublimit for the issuance of standby letters of credit and a $75,000,000 sublimit for multi-currency borrowings, the proceeds of which are to be used as provided in Section 2.12 hereof; and

     WHEREAS, the Lenders are willing to make such revolving credit and letter of credit facilities available to the Borrowers upon the terms and conditions set forth herein;

     NOW, THEREFORE, the Borrowers, the Lenders and the Agent hereby agree as follows:

     ARTICLE I

     Definitions and Terms

     1.1 Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

     "Acquisition" means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person. The term "controlling interest" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Sock, by contract or otherwise.

     "Acquisition Documents" means the Asset Purchase Agreement and all other documents required to be delivered by AlliedSignal and its Subsidiaries to BREED and its Subsidiaries pursuant to the Asset Purchase Agreement.

     "Advance" means a borrowing under the Revolving Credit Facility consisting of a Base Rate Loan or a Eurodollar Rate Loan.

     "Advance Date Exchange Rate" means, with respect to a specified Advance or Loan in an Alternative Currency, the Spot Rate of Exchange as of the date two Business Days preceding the date such Advance is originally made, provided that, if such Advance or Loan is Continued for a subsequent Interest Period or Converted pursuant to Section 2.8, the Advance Date Exchange Rate with respect to such Loan shall be the Spot Rate of Exchange two Business Days preceding the effective date of the latest Continuation or Conversion of such Advance or Loan, and the Dollar Value of such Advance or Loan shall be adjusted as set forth in
Section 2.1(b).

     "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with BREED; or (ii) which beneficially owns or holds 5% or more of any class of the outstanding Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of BREED or 5% or more of any class of the outstanding Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by BREED. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Stock, by contract or otherwise; provided that Integrated Sensor Solutions, Inc., a California corporation, shall not be deemed an Affiliate of BREED for the purposes of this Agreement.

     "Allied Acquisition" means the acquisition by BREED and certain of its Subsidiaries of the Acquired Business pursuant to the Asset Purchase Agreement for an aggregate purchase price not to exceed $710,000,000, subject to adjustment as provided in the Asset Purchase Agreement.

     "Alternative Currency" means Pounds Sterling, French Francs, Italian Lire, Deutsch Marks, Spanish Pesetas, and with the prior written consent of all Lenders and the Agent, any other lawful currency other than Dollars which is readily transferable and convertible into Dollars in the United States currency market; provided, however, that an Alternative Currency (other than those specified above) shall only be available to a Borrower to the extent that each Lender shall have determined (which determination shall be conclusive) that it has access to such Alternative Currency on terms reasonably acceptable to such Lender and that the Alternative Currency is freely transferable and convertible into Dollars.

     "Alternative Currency Equivalent Amount" means with respect to a specified Alternative Currency and a specified Dollar amount, the amount of such Alternative Currency into which such Dollar amount would be Converted, based on the applicable Advance Date Exchange Rate.

     "Applicable Commitment Percentage" means, with respect to each Lender that portion of the Total Credit Commitment, Total Revolving Credit Commitment or Total Term Loan Commitment, as the case may be, (including its Participations and its obligations hereunder to the Issuing Bank to acquire Participations) allocable to such Lender (i) with respect to Lenders as of the Closing Date, as set forth in Exhibit A and (ii) with respect to any Person who becomes a Lender hereafter, as reflected in each Assignment and Acceptance to which such Lender is a party Assignee; provided that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 12.1.

     "Applicable Lending Office" means, for each Lender and for each Type of Loan, the Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Agent and BREED by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

     "Applicable Margin" means for each Eurodollar Rate Loan or Base Rate Loan that percent per annum as set forth below, which shall be based upon the length of time the Revolving Credit Facility is in existence as specified below:


   Phase                   Dates                                 Applicable Margin for      Applicable Margin for
                                                               Eurodollar Rate Loans         Base Rate Loans
     I       Closing Date through January 27, 1998                     3.00%                      2.00%
    II       January 28, 1998 through February 26,                     3.75%                      2.75%
             1998
    III      February 27, 1998 through April 27, 1998                  4.50%                      3.50%
    IV       April 28, 1998 and thereafter                             6.00%                      5.00%

     "Applications and Agreements for Letters of Credit" means, collectively, the Applications and Agreements for Letters of Credit, or similar documentation, executed by a Borrower from time to time and delivered to the Issuing Bank to support the issuance of Letters of Credit.

     "Approved Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Asset Disposition" means any voluntary disposition, whether by sale, lease or transfer of (a) any or all of the assets, excluding cash, cash equivalents and inventory, of BREED or its Subsidiaries, where the Net Proceeds from any such sale, lease or transfer exceed $50,000, and (b) any of the capital stock, or securities and investments interchangeable, exercisable or convertible for or into, or otherwise entitling the holder to receive, any of the capital stock of any Subsidiary (other than a disposition to BREED or a Guarantor in the case of (a) and (b)).

     "Assigned Interests" has the meaning given to such term in any Collateral Assignment of Partnership and Joint Venture Interests. "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of Exhibit B (with blanks appropriately filled in) executed and delivered to the Agent by the parties thereto in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 12.1.

     "Authorized Representative" means any of the Chief Executive Officer, President, any Executive or Senior Vice President or Treasurer of BREED or, with respect to financial matters, the chief financial officer or Treasurer of BREED, or any other Person expressly designated by the Board of Directors of BREED (or the appropriate committee thereof) as an Authorized Representative of BREED, as set forth from time to time in a certificate in the form of Exhibit C.

     "Base Rate" means the sum of (i) for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.5%) or (b) the Prime Rate for such day and (ii) the Applicable Margin. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

     "Base Rate Loan" means a Dollar denominated Loan or a Dollar denominated Segment of the Term

     Loan for which the rate of interest is determined by reference to the Base Rate.

     "Base Rate Refunding Loan" means a Base Rate Loan made to satisfy Reimbursement Obligations arising from a drawing under a Letter of Credit.

     "Base Rate Segment" means a Segment bearing interest or to bear interest at the Base Rate.

     "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

     "Borrowers' Account" means a demand deposit account number 3750894026 or any successor account with the Agent, which may be maintained at one or more offices of the Agent or an agent of the Agent.

     "Borrowing   Notice"   means  the  notice   delivered   by  an   Authorized
Representative in connection with an Advance under the Revolving Credit Facility in the form of Exhibit D hereto.

     "Borrowing Subsidiary" means those Subsidiaries listed on Schedule 1.1(a) as a Borrower under the Revolving Credit Facility and such other Foreign Subsidiaries of BREED that are so designated pursuant to Section 2.13 hereof.

     "Business Day" means, (i) with respect to any Base Rate Loan, any day which is not a Saturday, Sunday or a day on which banks in the States of New York and North Carolina are authorized or obligated by law, executive order or governmental decree to be closed, and (ii) with respect to any Eurodollar Rate Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England, New York, New York and Charlotte, North Carolina.

     "Capital Expenditures" means, with respect to BREED and its Subsidiaries, for any period the sum of (without duplication) (i) all expenditures (whether paid in cash or accrued as liabilities) by BREED or any Subsidiary during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of BREED and its Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized, excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Agent together with any compliance certificate delivered pursuant to Section 8.1(a) or (b), and (ii) with respect to any Capital Lease entered into by BREED or its Subsidiaries during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such Capital Lease (or in the absence of a stated interest rate, that rate used in the preparation of the financial statements described in Section 8.1(a)), all the foregoing in accordance with GAAP applied on a Consistent Basis.

     "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

     "Certificate and Receipt of Registrar" means, collectively or individually as the context may indicate (i) that certain Certificate and Receipt of Registrar dated as of the Closing Date between certain Subsidiaries and the Agent in the form attached to the Collateral Assignment of Partnership and Joint Venture Interests as Schedule I and (ii) any additional Certificate and Receipt of Registrar delivered to the Agent pursuant to Section 8.19, as any of the foregoing may be hereafter amended, supplemented or restated from time to time.

     "Change of Control" means, at any time:

     (i) any "person" or "group" (each as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than Allen K. Breed, Johnnie C. Breed, Siemens AG,
A. Breed, Ltd., a Texas limited partnership, or J. Breed, Ltd., a Texas limited partnership, either (A) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act ), directly or indirectly, of Voting Stock of BREED (or securities convertible into or exchangeable for such Voting Stock) representing 30% or more of the combined voting power of all Voting Stock of BREED (on a fully diluted basis) or (B) otherwise has the ability, directly or indirectly, to elect a majority of the board of directors of BREED; provided, however, that this subsection shall apply only to any "person" or "group" (each as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) who is not identified hereunder.

     (ii) during any period of up to 12 consecutive months, commencing on the Closing Date, individuals who at the beginning of such 12-month period were directors of BREED shall cease for any reason (other than the death, disability or retirement of an officer of BREED that is serving as a director at such time so long as another officer of BREED replaces such Person as a director) to constitute a majority of the board of directors of BREED; or

     (iii) any Person or two or more Persons (other than those Persons identified in clause (i) above or existing directors) acting in concert shall have acquired by contract, or shall have entered into a contract or agreement and satisfied any conditions to effectiveness, that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, more than 50% of the combined voting power of all Voting Stock of BREED (on a fully diluted basis).

     "Closing Date" means the date as of which this Agreement is executed by the Borrowers, the Lenders and the Agent and on which the conditions set forth in
Section 6.1 have been satisfied.

     "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

     "Collateral" means the collateral described in the Security Instruments.

     "Collateral Assignment of Trademark License Agreement" means that certain Collateral Assignment of Trademark License Agreement dated as of the Closing Date by BREED in favor of the Agent and consented to by AlliedSignal substantially in the form of Exhibit E hereto and pursuant to which BREED and BREED Automotive Technology, Inc. have collaterally assigned, pledged and granted a Lien in all of its rights and under that certain Trademark License Agreement dated October 30, 1997 between BREED and Allied Signal to the Agent for the benefit of the Lenders, as amended, modified, or restated from time to time.

     "Collateral Assignment of Partnership Interests" means, (i) the Collateral Assignment of Partnership Interests dated as of the Closing Date between BREED, certain Subsidiaries and the Agent and (ii) each

     Collateral Assignment of Partnership Interests substantially in the form of Exhibit F delivered to the Agent pursuant to Section 8.19, as any of the foregoing may be hereafter amended, supplemented or restated from time to time.

     "Commitment Fee" means one half percent (0.50%) per annum.

     "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of BREED referred to in Section 7.6(a).

     "Consolidated EBITDA" means, with respect to BREED and its Subsidiaries for any period of computation ending on the date of computation thereof, (A) the sum of, without duplication, (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) taxes on income, (iv) amortization and (v) depreciation, minus
(B) (a) net gains or losses on the sale, conversion or other disposition of capital assets, (b) net gains or losses on the acquisition, retirement, sale or other disposition of capital stock and other securities of BREED or its Subsidiaries, (c) net gains on the collection of proceeds of the life insurance policies, (d) any write-up of any asset other than as permitted in accordance with Statement No. 16 of the Financial Accounting Standards Board, and (e) any other net gain or loss or credit of an extraordinary nature as determined in accordance with GAAP applied on a Consistent Basis.

     "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of BREED and its Subsidiaries, including without limitation (i) the current amortized portion of debt discounts to the extent included in gross interest expense, (ii) the current amortized portion of all fees (including fees payable in respect of any Swap Agreement and Letters of Credit) payable in connection with the incurrence of Indebtedness to the extent included in gross interest expense and (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, in each of the foregoing cases determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

     "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of BREED and its Subsidiaries (including payments received by BREED and its Subsidiaries of (i) interest income, and (ii) dividends and distributions made in the ordinary course of their businesses by Persons in which investment is permitted pursuant to this Agreement and not related to an extraordinary event), less all operating and non-operating expenses of BREED and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

     "Consolidated Shareholders' Equity" means, as of any date on which the amount thereof is to be determined, the sum of the following in respect of BREED and its Subsidiaries (determined on a consolidated basis): (i) the amount of issued and outstanding share capital, plus (ii) the amount of additional paid-in capital and retained earnings (or, in the case of a deficit, minus the amount of such deficit), plus (iii) the amount of any foreign currency translation adjustment (if positive, or, if negative, minus the amount of such translation adjustment), minus (iv) the amount of any treasury stock, all as determined in accordance with GAAP applied on a Consistent Basis.

     "Consolidated Total Assets" means, as of the date on which the amount thereof is to be determined, the net book value of all assets of BREED and its Subsidiaries as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

     "Contingent Obligation" of any Person means all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the financial statements (including footnotes but excluding any actual or threatened litigation) of such Person in accordance with GAAP applied on a Consistent Basis, including Statement No. 5 of the Financial Accounting Standards Board, all Rate Hedging Obligations and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

     (1) to purchase such Indebtedness or other obligation or any property or assets constituting security therefor;

     (2) to advance or supply funds in any manner (i) for the purchase or payment of such Indebtedness or other obligation, or (ii) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

     (3) to grant or convey any lien, security interest, pledge, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation of the primary obligor;

     (4) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

     (5) otherwise to assure the owner of the Indebtedness or such obligation of the primary obligor against loss in respect thereof;

     excluding, however, Contingent Obligations (other than Guaranties) incurred in the ordinary course of business which, in the aggregate, will not have a Material Adverse Effect.

     "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 2.8 hereof of a Eurodollar Rate Loan of one Type as a Eurodollar Rate Loan of the same Type from one Interest Period to the next Interest Period.

     "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 2.8 or Article IV of one Type of Loan into another Type of Loan.

     "Convertible Debentures" means the __% Convertible Subordinated Debentures due 2027 in an aggregate principal amount of at least $200,000,000 issued by BREED to BTI Capital Trust in consideration of the issuance of the Convertible Preferred Securities and payment of the net proceeds thereof to BREED.

     "Convertible Preferred Securities" means at least 4,000,000 ____% Convertible Trust Preferred Securities issued by BTI Capital Trust (the "BTI Trust"), a trust created or to be created solely for the purpose of issuing the Convertible Preferred Securities for so long as such preferred securities are not accounted for under stockholder's equity in the consolidated financial statements of BREED; provided that such Convertible Preferred Securities shall be subject to the following conditions: (i) the BTI Trust, at the direction of BREED, shall be entitled in its discretion to defer payment of distributions on the Convertible Preferred Securities for up to twenty (20) consecutive quarters (the "Deferral Period"); provided that no such deferral may extend beyond the maturity date of the Convertible Preferred Securities;

     (ii) at least five (5) quarters shall remain in the Deferral Period when the BTI Trust elects to defer payment of distributions; and

     (iii) the Convertible Preferred Securities shall not be treated as a liability on the Consolidated Financial Statements of BREED in accordance with GAAP;

     "Convertible Preferred Securities Issuance" means (a) completion of the Offering Memorandum, (b) the consummation of the sale of the Converrtible Preferred Securities contemplated thereby and (c) the issuance of the Convertible Debentures and receipt of net proceeds thereof by BREED;

     "Credit Commitment" means, with respect to each Lender, the obligation of such Lender to make Loans to the Borrowers up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Credit Commitment.

     "Credit Parties" means any or all of the Borrowers and the Guarantors, as the case may be.

     "Debt Offering" means the incurrence of any Indebtedness for Money Borrowed permitted hereunder in connection with a public offering or private placement of debt securities of BREED or any Subsidiary (other than debt securities issued to BREED or a Guarantor) or otherwise.

     "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

     "Default Rate" means (i) with respect to each Eurodollar Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) with respect to Base Rate Loans, at a rate of interest per annum which shall be two percent (2%) above the Base Rate, and (iii) in any case, the maximum rate permitted by applicable law, if lower.

     "Deutsch Marks" means the official currency of Germany.

     "Direct Foreign Subsidiary" means any Foreign Subsidiary a majority of whose outstanding Voting Stock is owned by BREED or a Domestic Subsidiary.

     "Dollar Equivalent Amount" means, with respect to a specified Alternative Currency amount, the amount of Dollars into which the Alternative Currency amount would be converted, based on the applicable Advance Date Exchange Rate.

     "Dollar Value" of an Advance or a Loan in an Alternative Currency means the Dollar Equivalent Amount of the principal amount of such Advance or Loan based on the Advance Date Exchange Rate with respect to such Advance or Loan, as recorded in the Agent's records pursuant to Section 2.1.

     "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

     "Domestic Subsidiary" means any Subsidiary of BREED organized under the laws of the United States of America or a state or territory thereof, except the Excluded Subsidiary.

     "Eligible Assignee" means (i) a Lender; (ii) an affiliate or Approved Fund of a Lender; and (iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 11.1, BREED, such approval not to be unreasonably withheld or delayed by BREED, it being agreed that BREED may withhold its approval if as a result of such assignment BREED incurs increased cost under Section 5.6; provided, however, that neither BREED nor an affiliate of BREED shall qualify as an Eligible Assignee.

     "Eligible Securities" means the following obligations and any other obligations previously approved in writing by the Agent:

     (a) Government Securities;

     (b) obligations of any corporation organized under the laws of any state of the United States of America or under the laws of any other nation, payable in the United States of America, expressed to mature not later than 92 days following the date of issuance thereof and rated in an investment grade rating category by S&P and Moody's;

     (c) interest bearing demand or time deposits issued by any Lender or certificates of deposit maturing within one year from the date of issuance thereof and issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $400,000,000 and being rated "A-3" or better by S&P or "A" or better by Moody's;

     (d) Repurchase Agreements;

     (e) Municipal Obligations;

     (f) Pre-Refunded Municipal Obligations;

     (g) shares of mutual funds which invest in obligations described in paragraphs (a) through (f) above, the shares of which mutual funds are at all times rated "AAA" by S&P;

     (h) tax-exempt or taxable adjustable rate preferred stock issued by a Person having a rating of its long term unsecured debt of "A" or better by S&P or "A-1" or better by Moody's; and

     (i) asset-backed remarketed certificates of participation representing a fractional undivided interest in the assets of a trust, which certificates are rated at least "A-1" by S&P and "P-1" by Moody's.

     "Employee Benefit Plan" means (i) any employee benefit plan, including any Pension Plan, within the meaning of Section 3(3) of ERISA which (A) is maintained for employees of BREED, any of its ERISA Affiliates, or any
Subsidiary  or is  assumed  by  BREED,  any  of  its  ERISA  Affiliates,  or any
Subsidiary in connection with any Acquisition or (B) has at any time been maintained for the employees of BREED, any current or former ERISA Affiliate, or any Subsidiary and (ii) any plan, arrangement, understanding or scheme maintained by BREED or any Subsidiary that provides retirement, deferred compensation, employee or retiree medical or life insurance, severance benefits or any other benefit covering any employee or former employee and which is administered under any Foreign Benefit Law or regulated by any Governmental Authority other than the United States of America.

     "Environmental Laws" means any federal, state, local or foreign statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other "Superfund" or "Superlien" law."

     "Equity Offering" means a public or private offering of equity securities (including, without limitation, any security or investment exchangeable, exercisable or convertible for or into, or otherwise entitling the holder to receive, equity securities) of BREED or any Subsidiary (other than securities issued to BREED or another Subsidiary); provided, however, that the term "Equity Offering" shall not include (i) any issuance of equity securities in connection with the exercise of stock options granted to, or purchase of restricted stock by, eligible participants under the Stock Option Plans, (ii) the issuance of any stock issued as dividends or distributions to Siemens, AG (or its Subsidiary) in accordance with the Siemens Stock Purchase Agreement, (iii) the issuance of the Convertible Preferred Securities, (iv) the issuance of the Convertible
Debentures or any equity securities upon the conversion of any Convertible Debentures, or (v) the issuance of the Series B Preference Shares.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

     "ERISA Affiliate", as applied to BREED, means any Person or trade or business which is a member of a group which is under common control with BREED, who together with BREED, is treated as a single employer within the meaning of
Section 414(b), (c), (m) or (o) of the Code.

     "Eurodollar Rate Loan" means a Loan or Segment of the Term Loan for which the rate of interest is determined by reference to the Eurodollar Rate.

     "Eurodollar Rate" means the interest rate per annum calculated according to the following formula:

 Eurodollar   =    Interbank Offered Rate               +             Applicable
 Rate              1 - Reserve Requirement                                Margin

     "Eurodollar Rate Segment" means a Segment bearing interest or to bear interest at the Eurodollar Rate.

     "Event  of  Default"  means  any of the  occurrences  set  forth as such in
Section 10.1.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

     "Excluded Subsidiary" means, collectively, BREED International, Inc., a U.S. Virgin Islands corporation and BTI Trust, a Delaware _______ trust.

     "Facility Termination Date" means the date on which both the Revolving Credit Termination Date and the Term Loan Termination Date shall have occurred, no Letters of Credit shall remain outstanding or all the Letters of Credit shall have been cash collateralized, all Swap Agreements shall have been terminated or cash collateralized and the Borrowers shall have fully paid and satisfied in full all Obligations.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York (Statistical Release H-15) on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent. "Fiscal Year" means the twelve month fiscal period of BREED commencing on the July 1 of each calendar year and ending on June 30 of the following calendar year.

     "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan.

     "Foreign Subsidiary" means any Subsidiary of BREED that is not a Domestic Subsidiary.

     "Four-Quarter Period" means a period of four full consecutive fiscal quarters of BREED and its Subsidiaries, taken together as one accounting period.

     "French Francs" means the official currency of France.

     "Funding Bank" means any banking institution approved by the Agent located within a country which country's currency has been approved by the Lenders as an Alternative Currency.

     "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

     "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America.

     "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government including, but not limited to, the governments of Italy, Germany, France, Spain, Mexico, the United Kingdom, Ireland, Finland and Hungary.

     "Guaranties" means all obligations of BREED or any Subsidiary directly or indirectly guaranteeing, or in effect guaranteeing, any Indebtedness or other obligation of any other Person.

     "Guarantors" means, at any date, the Domestic Subsidiaries.

     "Guarantors' Obligations" has the meaning ascribed to such term in the Guaranty.

     "Guaranty" means each Guaranty Agreement between one or more Guarantors and the Agent for the benefit of the Lenders, delivered as of the Closing Date and otherwise pursuant to Section 8.19 substantially in the form of Exhibit G hereto as the same may be amended, supplemented or restated.

     "Hazardous Material" means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

     "Indebtedness" means with respect to any Person, without duplication, all Indebtedness for Money Borrowed, all indebtedness of such Person for the acquisition of property or arising under Rate Hedging Obligations, all indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed, all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all Contingent Obligations, including letters of credit and other items which in accordance with GAAP is required to be classified as a liability on a balance sheet; but excluding all accounts payable and accruals in the ordinary course of business so long as payment therefor is due within one year; provided that in no event shall the term Indebtedness include surplus and retained earnings, lease obligations (other than pursuant to Capital Leases), reserves for deferred income taxes and investment credits, other deferred credits or reserves and, so long as there is no Indenture Event of Default, both the Convertible Preferred Securities and the Convertible Debentures (so long as the Convertible Debentures are held by the BTI Trust).

     "Indebtedness for Money Borrowed" means with respect to any Person, without duplication, all indebtedness in respect of money borrowed, including without limitation all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including conditional sales or similar title retention agreements), other than trade payables and short-term accounts payable incurred in the ordinary course of business.

     "Indenture Event of Default" means the occurrence of an Event of Default as defined in the Indenture between the Borrower and a Trustee for the holder of the Convertible Debentures pursuant to which Indenture the Convertible Debentures shall be issued.

     "Intellectual Property Assignments" means those certain Assignments of Patents, Trademarks, Copyrights and Licenses in the form attached to the Intellectual Property Security Agreement as Exhibit A, to be filed upon acceleration of the Obligations hereunder, as from time to time amended, supplemented or restated.

     "Intellectual Property Security Agreement" means collectively each Intellectual Property Security Agreement executed by BREED and Breed Automotive Technology, Inc. (whether of even date herewith or delivered after the Closing Date pursuant to Section 8.19 hereof and whether executed individually or jointly and severally with other Subsidiaries) in favor of the Agent to collaterally secure payment and performance of its respective obligations hereunder and under the Guaranty, as applicable, substantially in the form of Exhibit H attached hereto and incorporated herein by reference as from time to time amended, supplemented or restated.

     "Interbank Offered Rate" means, for any Eurodollar Rate Loan or Eurodollar Rate Segment for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

     "Intercompany Advance" means a loan or advance heretofore or hereafter made by an Intercompany Note Holder to a Borrower or a Domestic Subsidiary which is evidenced by an Intercompany Note in which the Agent has a valid, duly perfected, first priority Lien under the Collateral Assignment of Intercompany Notes, and the repayment of which is subordinated to the rights of the Agent and the Lenders under the Loan Documents in accordance to the provisions set forth in the Intercompany Notes or in the Intercompany Note Subordination Agreement.

     "Intercompany Notes" means, collectively, the promissory notes heretofore issued and described on Schedule A to the Intercompany Note Pledge Agreement and promissory notes hereafter issued in the form attached as Exhibit I hereto (with appropriate insertions) outstanding from time to time evidencing the Intercompany Advances.

     "Intercompany Note Holder" means, at any date, any Borrower and any Domestic Subsidiary who has extended any Intercompany Advance that remains outstanding at such date.

     "Intercompany   Note  Pledge  Agreement"   means,   collectively  (i)  each
Intercompany Note Pledge Agreement of even date herewith between a Borrower and the Agent and (ii) each Intercompany Note Pledge

     Agreement between each Intercompany Note Holder other than a Borrower and the Agent, substantially in the form of Exhibit Q, pursuant to which the Agent is granted a Lien in the Intercompany Notes held by such Intercompany Note Holder, in each case as the same may be amended, supplemented or restated from time to time.

     "Intercompany Note Subordination Agreement" means that certain Subordination Agreement dated as of the Closing Date between the Intercompany Note Holders and the Agent substantially in the form of Exhibit J hereto, as amended, supplemented, or restated from time to time.

     "Interest Period" means, for each Eurodollar Rate Loan or Eurodollar Rate Segment, a period commencing on the date such Eurodollar Rate Loan or Eurodollar Rate Segment is made or Converted and ending, at the Borrower's option, on the date one, two, or three months thereafter as notified to the Agent by the Authorized Representative three (3) Business Days prior to the beginning of such Interest Period; provided, that,

     (i) if the Authorized Representative fails to notify the Agent of the length of an Interest Period three (3) Business Days prior to the first day of such Interest Period, the Loan or Segment for which such Interest Period was to be determined shall be deemed to be a Base Rate Loan or Base Rate Segment as of the first day thereof;

     (ii) if an Interest Period for a Eurodollar Rate Loan or Eurodollar Rate Segment would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day);

     (iii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

     (iv) no Interest Period shall extend past the Stated Termination Date; and

     (v) there shall not be more than ten (10) Interest Periods in effect on any day.

     "Interest Rate Selection Notice" means the written notice delivered by an Authorized Representative in connection with the election of a subsequent Interest Period for any Eurodollar Rate Loan or Eurodollar Rate Segment or the Conversion of any Eurodollar Rate Loan or Eurodollar Rate Segment into a Base Rate Loan or Base Rate Segment or the Conversion of any Base Rate Loan or Base Rate Segment into a Eurodollar Rate Loan or Eurodollar Rate Segment, in the form of Exhibit K.

     "Initial Advance Allocation" means the allocation set forth on Schedule 1.1(b) of the initial Advance made hereunder among the Borrowers.

     "Issuing Bank" means initially NationsBank and thereafter any Lender which is successor to NationsBank as issuer of Letters of Credit under Article III.

     "Italian Lire" means the official currency of Italy.

     "Landlord Waivers" means, collectively, each of the Landlord Waivers required by the Agent to be delivered by the landlord of each facility leased by BREED or any Domestic Subsidiary or arising after the Closing Date and delivered by BREED or a Domestic Subsidiary, as applicable, pursuant to Article IV or
Section 8.19 hereof, substantially in the form of Exhibit L hereto, as amended supplemented or restated from time to time.

     "LC Account Agreement" means the LC Account Agreement dated as of the date hereof among the Borrowers and the Agent substantially in the form of Exhibit M hereto, as amended, supplemented or restated from time to time.

     "Lease Assignments" means, collectively, Assignment of Lessee's Interest in Leases assigning to the Agent each facility lease of BREED and any Domestic Subsidiary heretofore entered into or entered into after the Closing Date and delivered by BREED or a Domestic Subsidiary pursuant to Article IV or Section
8.19 hereof to collaterally secure the Borrowers' Obligations and the Guarantors' Obligations under the Guaranty, substantially in the form of Exhibit N hereto, as amended, supplemented or restated from time to time.

     "Letter of Credit" means a standby letter of credit issued by the Issuing Bank for the account of a Borrower in favor of a Person advancing credit or securing an obligation on behalf of a Borrower.

     "Letter of Credit Commitment" means, with respect to each Lender, the obligation of such Lender to acquire Participations in respect of Letters of Credit and Reimbursement Obligations up to an aggregate amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Letter of Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement.

     "Letter of Credit Facility" means the facility described in Article III hereof providing for the issuance by the Issuing Bank for the account of one or more of the Borrowers of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment.

     "Letter of Credit Outstandings" means, as of any date of determination, the
aggregate   amount   remaining   undrawn   under  all  Letters  of  Credit  plus
Reimbursement Obligations then outstanding.

     "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, BREED and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

     "Loan" means any of the Revolving Loans or the Term Loan made under the Revolving Credit Facility or the Term Loan Facility, respectively.

     "Loan Documents" means this Agreement, the Notes, the Guaranties, the Security Instruments, the Applications and Agreements for Letter of Credit, and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender or the Agent in connection with the Loans made and transactions contemplated under this Agreement, as the same may be amended, supplemented or restated from time to time.

     "Loan Parties" means the Borrowers, the Guarantors and any other Person (other than the Lenders) party to any of the Loan Documents.

     "Managers"   means   collectively  (or  individually  as  the  context  may
indicate), Charles J. Speranzella, Jr., Fred J. Musone, and Robert M. Rapone.

     "Material Adverse Effect" means a material adverse effect on (i) the business, properties, operations or condition, financial or otherwise, of BREED and its Subsidiaries, taken as a whole, (ii) the ability of the Loan Parties taken as a whole to pay or perform the obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (iii) the rights, powers and remedies of the Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof.

     "Material Contract" means any contract or agreement, written or oral, of any Borrower or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgaged Property" means, collectively (or individually as the context may indicate) the real property and improvements thereon described in the Mortgages.

     "Mortgages" means, collectively (or individually as the context may indicate), each Credit-Line Deed of Trust, Mortgage, Open-End Mortgage, Deed of Trust, Deed to Secure Debt, Leasehold Mortgage, Open-End Leasehold Mortgage, Leasehold Deed of Trust, Leasehold Deed to Secure Debt, Security Agreement, Fixture Financing Statement, Assignment of Leases and Rents and Financing Statement or similar mortgage instrument of BREED and its Subsidiaries now or hereafter entered into in connection with this Agreement to secure the Obligations or the Guarantors' Obligations, such term to include the Collateral Assignment of Rents and Leases executed by a Subsidiary of BREED, BTI Michigan, Inc., to secure its obligations under its Guaranty, and as from time to time amended, supplemented or restated.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which BREED or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years.

     "Municipal Obligations" means general obligations issued by, and supported by the full taxing authority of, any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated in the highest investment rating category by both S&P and Moody's.

     "NationsBank" means NationsBank, National Association and its successors.

     "NMSI" means NationsBanc Montgomery Securities, Inc. and its successors.

     "Net Proceeds" means (a) from any Equity Offering or Debt Offering cash payments received by BREED or any Subsidiary therefrom as and when received, net of all legal, accounting, banking and underwriting fees and expenses, commissions, discounts and other issuance expenses incurred in connection therewith and all taxes required to be paid or accrued as a consequence of such issuance and (b) from any Asset Disposition cash payments received by BREED or any Subsidiary therefrom (including any cash payments received pursuant to any note or other debt security received in connection with any Asset Disposition) as and when received, net of (i) all legal fees and expenses and other fees and expenses paid to third parties and incurred in connection therewith, (ii) all taxes required to be paid or accrued as a consequence of such sale, (iii) amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed, and (iv) any other necessary costs incurred in connection with the sale.

     "Notes" means, collectively, the Term Notes and the Revolving Notes executed and delivered to the Lenders substantially in the form of Exhibit O-1 and O-2, respectively.

     "Obligations" means the obligations, liabilities and Indebtedness of the Borrowers or any of them with respect to (i) the principal and interest on the Loans as evidenced by the Notes, (ii) the Reimbursement Obligations and otherwise in respect of the Letters of Credit, (iii) all liabilities of the Borrowers or any of them to any Lender which arise under a Swap Agreement, and
(iii) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrowers or any of them to the Lenders, the Agent or NMSI hereunder, under any one or more of the other Loan Documents or with respect to the Loans.

     "Offering Memorandum" means the offering memorandum prepared in connection with the issuance of the Convertible Preferred Securities.

     "Operating Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership, or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement or other applicable documents relating to the operation, governance or management of such entity.

     "Operating Plan" means the five (5) year consolidated business plan of BREED and its Subsidiaries prepared by the management of BREED, giving effect to the Allied Acquisition, which plan (a) is to include (i) proforma projected balance sheets, statements of income and statements of cash flow (to include separate forecasts for Consolidated Capital Expenditures and Consolidated EBITDA by each major line of business) on a quarterly basis for the forthcoming Fiscal Year and on an annual basis for the next succeeding four Fiscal Years, (ii) detailed descriptions of all underlying assumptions, projected cost savings, expense reductions, and synergies realized from the Allied Acquisition, (iii) detailed descriptions of the long range plan for each major Subsidiary and for operations which have been or will be discontinued and (iv) such other calculations and descriptions as the Agent shall reasonably request, and (b) shall otherwise be reasonably acceptable to the Agent; provided, that the portion of the Operating Plan related to discontinued operations and restructuring charges shall have been reviewed by Ernst & Young, LLP and the five (5) year statements referred to in item (a)(i) above shall have been prepared by the Borrower in accordance with procedures agreed upon with Ernst & Young, LLP the compliance with and accuracy of which shall have tested for conformity with such procedures by Ernst & Young, LLP.

     "Organizational Action" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational, partnership action (including any required stakeholder, member or partner action) or other similar official action, as applicable, taken by such entity.

     "Organizational Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

     "Outstandings" means, collectively, at any date, the Letter of Credit Outstandings, the Revolving Credit Outstandings, and the Term Loan Outstandings on such date.

     "Participation"  means,  with respect to any Lender (other than the Issuing
Bank) and a Letter of Credit, the extension of credit represented by the participation of such Lender hereunder in the liability of the Issuing Bank in respect of a Letter of Credit and any Reimbursement Obligation arising with respect thereto issued by the Issuing Bank in accordance with the terms hereof.

     "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

     "Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of BREED or any of its ERISA Affiliates or is assumed by BREED or any of its ERISA Affiliates in connection with any Acquisition or
(ii) has at any time been maintained for the employees of BREED or any current or former ERISA Affiliate.

     "Permitted  Indebtedness"  has the meaning assigned to such term in Section
9.4 hereof.

     "Permitted Liens" has the meaning assigned to such term in Section 9.3 hereof.

     "Person" means an individual, partnership, corporation, trust, limited liability company, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

     "Pledge Agreement" means , collectively or individually as the context may indicate (i) that certain Stock Pledge Agreement dated as of the Closing Date between BREED and the Agent substantially in the form of Exhibit P-1 hereto,
(ii) that certain Stock Pledge Agreement dated as of the Closing Date between certain Domestic Subsidiaries and the Agent substantially in the form of Exhibit P-2 hereto, (iii) that certain Stock Pledge Agreement dated as of the Closing Date among Allen K. Breed, Johnnie C. Breed, A. Breed, Ltd., a Texas limited partnership, J. Breed, Ltd., a Texas limited partnership and the Agent substantially in the form of Exhibit P-3 hereto, (iv) any Pledge Agreement, Share Charge, Debenture or similar instrument whereby a Borrower or Domestic Subsidiary creates a security interest in favor of the Agent of not less than 65% of the outstanding capital stock of a Direct Foreign Subsidiary, and (v) any additional Pledge Agreement delivered to the Agent pursuant to Section 8.19, as any of the foregoing may be hereafter amended, supplemented or restated from time to time.

     "Pledged Stock" has the meaning given to such term in any Pledge Agreement.

     "Pounds Sterling" means the official currency of the United Kingdom.

     "Pre-Refunded Municipal Obligations" means obligations of any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated, based on the escrow, in the highest investment rating category by both S&P and Moody's and which have been irrevocably called for redemption and advance refunded through the deposit in escrow of Government Securities or other debt securities which are (i) not callable at the option of the issuer thereof prior to maturity, (ii) irrevocably pledged solely to the payment of all principal and interest on such obligations as the same becomes due, and (iii) in a principal amount and bear such rate or rates of interest as shall be sufficient to pay in full all principal of, interest, and premium, if any, on such obligations as the same becomes due as verified by a nationally recognized firm of certified public accountants.

     "Prime Rate" means the per annum rate of interest established from time to time by NationsBank as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank to its customers.

     "Principal Office" means the principal office of NationsBank, presently located at, Independence Center, 15th Floor, NC1 001-15-04, Charlotte, North Carolina 28255, Attention: Agency Services.

     "Prudential" means Prudential Securities Credit Corp.

     "Prudential Stock Purchase" means the purchase by Prudential of the Series B Preference Shares pursuant to the Prudential Stock Purchase Agreement.

     "Prudential Stock Purchase Agreement" means that certain Preferred Stock Purchase Agreement dated as of October 30, 1997 between Prudential and BREED, pursuant to which Prudential has agreed to purchase 4,000,000 shares of Series B Preference Shares of BREED for an aggregate purchase price of $200,000,000.

     "Prudential Stock Purchase Documents" means the Prudential Stock Purchase Agreement, the Certificate of Designation (as defined in the Prudential Stock Purchase Agreement) and all registration rights agreements, opinions and other material principal documents entered into in connection with the transaction contemplated thereby.

     "Rate Hedging Obligations" means any and all obligations of BREED or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

     "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

     "Reimbursement Obligation" shall mean at any time, the obligation of one or more of the Borrowers with respect to any Letter of Credit to reimburse the Issuing Bank and the Lenders to the extent of their respective Participations (including by the receipt by the Issuing Bank of proceeds of Loans pursuant to Section 3.2) for amounts theretofore paid by the Issuing Bank pursuant to a drawing under such Letter of Credit.

     "Repurchase Agreement" means a repurchase agreement entered into with any financial institution whose debt obligations or commercial paper are rated "A" by either of S&P or Moody's or "A-1" by S&P or "P- 1" by Moody's.

     "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating in excess of 50% of the aggregate Credit Exposures of all Lenders on such date; provided, however, that to the extent NationsBank has more than fifty percent (50%) of the aggregate Credit Exposures, Required Lenders means Lenders on such date having Credit Exposures of 66 2/3% of the aggregate Credit Exposures of all Lenders. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal to the aggregate principal amount of the Revolving Loans owing to such Lender plus the aggregate unutilized amounts of such Lender's Revolving Credit Commitment plus the amount of such Lender's Applicable Commitment Percentage of Letter of Credit Outstandings plus the amount of such Lender's Applicable Commitment Percentage of the Term Loan Outstandings; provided that, (i) if any Lender with a Revolving Credit Commitment shall have failed to pay to the Issuing Bank its Applicable Commitment Percentage of any drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation, such Lender's Credit Exposure attributable to Letters of Credit and Reimbursement Obligations shall be deemed to be held by the Issuing Bank for purposes of this definition.

     "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against in the case of Eurodollar Rate Loans, "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

     "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or equity securities of BREED (including the Convertible Debentures) or any of its Subsidiaries (other than those payable or distributable solely to BREED or by a Subsidiary to its parent) now or hereafter outstanding, except a dividend payable solely in shares of a class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of BREED or any of its Subsidiaries or other equity securities of BREED (other than those payable or distributable solely to BREED) now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of BREED or any of its Subsidiaries or other equity securities of BREED now or hereafter outstanding; and (d) any issuance and sale of capital stock of any Subsidiary of BREED (or any option, warrant or right to acquire such stock or other equity securities of BREED) other than to BREED or a Domestic Subsidiary or Guarantor.

     "Revolving Credit Commitment" means, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrowers up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Revolving Credit Commitment.

     "Revolving Credit Facility" means the facility described in Section 2.1(a) hereof providing for Loans to the Borrowers by the Lenders in the aggregate principal amount of the Total Revolving Credit Commitment.

     "Revolving Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all Revolving Loans then outstanding and all interest accrued thereon.

     "Revolving Credit Termination Date" means (i) the Stated Termination Date or (ii) such earlier date of termination of Lenders' obligations pursuant to
Section 10.1 upon the occurrence of an Event of Default, or (iii) such date as the Borrowers may voluntarily and permanently terminate the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings and Letter of Credit Outstandings, termination of the Revolving Credit Commitment and the Letter of Credit Commitment and cancellation (or, pursuant to the terms of the LC Account Agreement, the cash collateralization) of all Letters of Credit.

     "Revolving Loan" means any borrowing pursuant to an Advance under the Revolving Credit Facility.

     "Revolving Notes" means, collectively, the promissory notes of the Borrowers evidencing Revolving Loans executed and delivered to the Lenders as provided in Section 2.5(b) substantially in the form of Exhibit O-1, with appropriate insertions as to amounts, dates, and names of Lenders.

     "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

     "Security Agreement" means, collectively (or individually as the context may indicate), (i) the Security Agreement dated as of the date hereof among Borrowers, the Guarantors and the Agent, and (ii) any additional Security Agreement delivered to the Agent pursuant to Section 8.19(a) hereof, in each case, substantially in the form attached hereto as Exhibit R, as such Security Agreement may be amended, supplemented or restated from time to time.

     "Security Instruments" means the Security Agreement, the Intellectual Property Security Agreement, the Pledge Agreement, the Collateral Assignment of Partnership Interests, the Collateral Assignment of Trademark License Agreement, the Mortgages, the Intercompany Note Pledge Agreement, the Lease Assignments, the Landlord Waivers, the Intellectual Property Assignment, the Intercompany Note Subordination Agreement, the LC Account Agreement and all other documents and agreements executed and delivered in connection herewith granting to the Lenders Liens on any assets of the Borrowers, any Guarantor, or any other Person collaterally to secure payment and performance of the Obligations and the Guarantors' Obligations under the Guaranty.

     "Segment" means a portion of the Term Loan (or all thereof) with respect to which a particular interest rate is (or is proposed to be) applicable.

     "Series A Preference Shares" means BREED's 1997 Series A Convertible Non-Voting Preferred Shares, par value $.001 per share.

     "Series B Preference Shares" means BREED's 1997 Series B Convertible Preferred Stock, par value $.001 per share.

     "Siemens" means Siemens Aktiengesell-Schaft, a German company.

     "Siemens Stock Purchase" means the purchase by Siemens of the Series A Preference Shares pursuant to the Siemens Stock Purchase Agreement.

     "Siemens Stock Purchase Agreement" means that certain Stock Purchase Agreement dated as of October 14, 1997 between Siemens and BREED, pursuant to which Siemens has agreed to purchase 4,883,227 shares of Series A Preference Shares of BREED for an aggregate purchase price of $115,000,000.

     "Siemens Stock Purchase Documents" means the Siemens Stock Purchase Agreement and all shareholder agreements, make-whole agreements, registration rights agreements, opinions and other material principal documents entered into in connection with the transaction contemplated thereby.

     "Single Employer Plan" means any employee pension benefit plan covered by Title IV of ERISA in respect of which BREED or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA and which is not a Multiemployer Plan.

     "Solvent" means, when used with respect to any Person, that at the time of determination:

     (i) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations; and

     (ii) it is then able and expects to be able to pay its debts as they mature; and

     (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

     "Spanish Pesetas" means the official currency of Spain.

     "Spot Rate of Exchange" means (i) in determining the Dollar Equivalent Amount of a specified Alternative Currency amount as of any date, the spot exchange rate determined by the Agent in accordance with its usual procedures for the purchase by the Agent of Dollars with such Alternative Currency at approximately 10:00 A.M. on the Business Day that is two (2) Business Days prior to such date, and (ii) in determining the Alternative Currency Equivalent Amount of a specified Dollar amount on any date, the spot exchange rate determined by the Agent in accordance with its usual procedures for the purchase by the Agent of such Alternative Currency with Dollars at approximately 10:00 A.M. on the Business Day that is two (2) Business Days prior to such date.

     "Stated Termination Date" means October 31, 1998.




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     "Stock Option Plans" means, collectively, the BREED Technologies, Inc. 1992
Stock Option Plan, the BREED Technologies, Inc 1992 Director Stock Option Plan, the BREED Technologies, Inc 1992 Employee Stock Purchase Plan and the BREED Technologies, Inc 1994 Stock Incentive Plan.

     "Subordinated Indebtedness" means all Indebtedness that is subordinated to the Revolving Credit Facility under its own terms or under any separate agreement of subordination, in each case upon terms satisfactory to the Agent.

     "Subsidiary" means any corporation or other entity in which 50% or more of its outstanding voting stock or 50% or more of all equity interests is owned directly or indirectly by BREED and/or by one or more of BREED's Subsidiaries or is otherwise required under GAAP to have its financial statements consolidated with those of BREED and its Subsidiaries.

     "Swap Agreement" means one or more agreements between the Borrowers and any Lender with respect to Indebtedness evidenced by any or all of the Notes, on terms mutually acceptable to Borrowers and such Lender, which agreements create Rate Hedging Obligations.

     "Term Loan" means the loan made pursuant to the Term Loan Facility.

     "Term Loan Commitment" means, with respect to each Lender, the obligation of such Lender to make the Term Loan to BREED in a principal amount equal to such Lender's Applicable Commitment Percentage of the Total Term Loan Commitment.

     "Term Loan Facility" means the facility described in Section 2.1(b) providing for a Term Loan to BREED by the Lenders in the original principal amount of the Total Term Loan Commitment.

     "Term Loan Outstandings" means, as of any date of determination, the aggregate principal amount of the Term Loan then outstanding and all interest accrued thereon.

     "Term Loan Termination Date" means (i) the Stated Termination Date or (ii) such earlier date of termination of Lenders' obligations pursuant to Section
10.1 upon the occurrence of an Event of Default, or (iii) such date as BREED may voluntarily and permanently terminate the Term Loan Facility by payment in full of all Obligations incurred in connection with the Term Loan.

     "Term Notes" means, collectively, the promissory notes of BREED evidencing Term Loans executed and delivered to the Lenders as provided in Section 2.5(a) substantially in the form of Exhibit O-2, with appropriate insertions as to amounts, dates and names of Lenders.

     "Termination Event" means: (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or (ii) the withdrawal of BREED or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of BREED or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA; or (x) any event or condition with respect to any Employee Benefit Plan which is regulated by any Foreign Benefit Law that results in such Employee Benefit Plan's termination or the revocation of the Employee Benefit Plan's authority to operate under the applicable Foreign Benefit Law.

     "Total Alternative Currency Sublimit" means $75,000,000.

     "Total Credit Commitment" means a principal amount equal to the Total Revolving Credit Commitment plus the Total Term Loan Commitment.

     "Total Letter of Credit Commitment" means an amount not to exceed $25,000,000.

     "Total Revolving Credit Commitment" means a principal amount equal to $300,000,000, as reduced from time to time in accordance with Section 2.7.

     "Total  Term  Loan   Commitment"   means  a  principal   amount   equal  to
$600,000,000.

     "Type" shall mean any type of Loan (i.e., a Base Rate Loan or a Eurodollar Rate Loan).

     "Voting Stock" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

     1.2. Rules of Interpretation. (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis.

     (b) Each term defined in Article 1 or 9 of the Florida Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

     (c) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

     (d) Except as otherwise expressly provided, references herein to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to this Agreement.

     (e) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

     (f) When used herein or in any other Loan Document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

     (g) References to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

     (h) All dates and times of day specified herein shall refer to such dates and times at Charlotte, North Carolina.

     (i) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

     (j) Any reference to an officer of BREED or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

     (k) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

     ARTICLE II

     The Credit Facilities

     2.1. Loans.

     (a) Revolving Loan. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances in Dollars or an Alternative Currency (as specified in the respective Borrowing Notice) to the applicable Borrower or Borrowers under the Revolving Credit Facility from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the applicable Borrower or Borrowers on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding a Dollar Value equal to the Revolving Credit Commitment of such Lender, provided, however, that the Lenders will not be required and shall have no obligation to make any such

     Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of any of the Notes as a result of an Event of Default; provided further, however, that immediately after giving effect to each such Advance, (u) the Dollar Value of the principal amount of Revolving Credit Outstandings plus Letter of Credit Outstandings shall not exceed the Total Revolving Credit Commitment and (v) the Dollar Value of the principal amount of Loans in an Alternative Currency shall not exceed the Total Alternative Currency Sublimit. Within such limits, the Borrowers may borrow, repay and reborrow under the Revolving Credit Facility on a Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date; provided, however, that (w) no Eurodollar Rate Loan shall be made which has an Interest Period that extends beyond the Stated Termination Date and (x) each Eurodollar Rate Loan may, subject to the provisions of Section 2.7, be repaid only on the last day of the Interest Period with respect thereto unless such payment is accompanied by the additional payment, if any, required by Section 5.5. The Borrowers agree that (y) if at any time the Dollar Value of Revolving Credit Outstandings plus the Dollar Value of Letter of Credit Outstandings shall exceed the Total Revolving Credit Commitment, the Borrowers shall immediately reduce the outstanding principal amount of the Revolving Loans such that, as a result of such reduction, the Dollar Value of Revolving Credit Outstandings plus the Dollar Value of Letter of Credit Outstandings shall not exceed the Total Revolving Credit Commitment and
(z) if at any time the Dollar Value of Loans in an Alternative Currency exceed the Total Alternative Currency Sublimit by 105%, the Borrowers shall immediately make a Rate Adjustment Payment as set forth below in Section 2.1(c).

     (b) Term Loan. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make an Advance of the Term Loan in Dollars (as specified in the Borrowing Notice) to BREED under the Term Loan Facility on the Closing Date on a pro rata basis determined by its Applicable Commitment Percentage up to the Term Loan Commitment of such Lender. The Term Loan shall be available in a single draw on the Closing Date and shall be due and payable on the Stated Termination Date. The principal amount of each Segment of the Term Loan outstanding hereunder from time to time shall bear interest, at BREED's election, at an interest rate per annum equal to the Base Rate or the Eurodollar Rate; provided, that (x) no Eurodollar Rate Segment shall have an Interest Period that extends beyond the Stated Termination Date, and (y) each Eurodollar Rate Segment may, subject to the provisions of Section 2.7, be repaid only on the last day of the Interest Period with respect thereto unless such payment is accompanied by the additional payment, if any, required by Section 5.5. BREED agrees that if at any time the Term Loan Outstandings shall exceed the Total Term Loan Commitment, the Borrowers shall immediately reduce the outstanding principal amount of the Term Loans such that, as a result of such reduction, the Term Loan Outstandings shall not exceed the Total Term Loan Commitment.

     (c) Amounts. (i) Each request for an Advance in an Alternative Currency under a Borrowing Notice shall constitute the applicable Borrower's or
Borrowers' request for a Loan of the Dollar Value of the amount of the Alternative Currency specified in such Borrowing Notice and for such Loan to be made available by the Lenders to the applicable Borrower or Borrowers in the Alternative Currency Equivalent Amount of such Dollar Value (determined based on the Advance Date Exchange Rate applicable to such Advance). The principal amount outstanding on any Loan shall be recorded in the Agent's records in Dollars (in the case of an Advance in an Alternative Currency as if the Loan had initially been made in Dollars), based on the amount of any Loan in Dollars and on the Dollar Value of the initial Advance in an Alternative Currency, as reduced from time to time by the Dollar Equivalent Amount (based on the Advance Date Exchange Rate applicable to such Advance) of any principal payments with respect to such Advance. Loans in an Alternative Currency shall be limited to Revolving Loans which are Eurodollar Rate Loans. The Term Loan shall at all times be in Dollars.

     In the event a Eurodollar Rate Loan of an Alternative Currency is Continued, such election to Continue the Eurodollar Rate Loan shall be treated as an Advance and the Agent shall notify the applicable Borrower or Borrowers and the Lenders of the Advance Date Exchange Rate, Interest Period and the Eurodollar Rate for such Continued Eurodollar Rate Loan. In such event, the Lenders shall each be deemed to have made an Advance to the applicable Borrower or Borrowers of its Applicable Commitment Percentage of such Loan of an Alternative Currency and the Agent shall apply the Advance Date Exchange Rate for such new Interest Period to such Continued Alternative Currency Equivalent Amount to determine the new Dollar Value of such Eurodollar Rate Loan and shall adjust its books and the Outstandings. In the event that such adjustment with respect to a Continued Loan would cause the total Dollar Value of Revolving Credit Outstandings plus the Dollar Value of Letter of Credit Outstandings to exceed the Total Revolving Credit Commitment or the total Dollar Value of all Loans in an Alternative Currency to exceed the Total Alternative Currency Sublimit by 105%, the Borrowers shall, immediately on the effective date of such Continuation, repay (a "Rate Adjustment Payment") the portion of such Continued Loan (applying the new Advance Date Exchange Rate) necessary to ensure that the total Dollar Value of all Revolving Credit Outstandings plus the Dollar Value of Letter of Credit Outstandings does not exceed the Total Revolving Credit Commitment and the total Dollar Value of Loans in an Alternative Currency does not exceed the Total Alternative Currency Sublimit by 105%. Such Rate Adjustment Payments shall be accompanied by payment of all amounts due pursuant to Section
5.5 hereof as a result of such Rate Adjustment Payment. For the purposes of determining the maximum amount of Revolving Credit Outstandings and Letter of Credit Outstandings and compliance with the Total Alternative Currency Sublimit hereunder, it is intended by the parties that all Loans shall be the functional equivalent of Loans made and repaid (based on the applicable Advance Date Exchange Rate for each Advance) in Dollars. It is recognized that one or more Lenders may elect to record Loans in Alternative Currencies. The Agent shall maintain records sufficient to identify at any time, (A) the Advance Date Exchange Rate with respect to each Advance and (B) the portion of the Revolving Credit Outstandings attributable to each Advance.

     (ii) The aggregate unpaid principal amount (including with respect to Loans of Alternative Currencies the total Dollar Value) of (A) the Revolving Credit Outstandings plus Letter of Credit Outstandings shall not exceed at any time the Total Revolving Credit Commitment, (B) the Term Loan Outstandings shall not exceed at any time the Total Term Loan Commitment, and (C) Loans in an Alternative Currencies shall not exceed the Total Alternative Currency Sublimit by 105%, and, in the event there shall be outstanding any such excess in any of the foregoing instances, the Borrowers shall immediately make such payments and prepayments as shall be necessary to comply with this restriction. Each Loan hereunder, other than Base Rate Refunding Loans, and each Conversion under
Section 2.8, shall be (A) in the case of Loans made in Dollars, in an amount of at least $5,000,000, and, if greater than $5,000,000, an integral multiple of $1,000,000, and (B) in the case of Loans made in an Alternative Currency, in an amount of at least $5,000,000 (or the Alternative Currency Equivalent Amount thereof), and, if greater than $5,000,000, an integral multiple of $1,000,000 (or the Alternative Currency Equivalent Amount thereof).

     (d) Advances and Rate Selection. (i) An Authorized Representative shall give the Agent (A) at least three (3) Business Days' irrevocable written notice by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Eurodollar Rate Loan (whether representing an additional borrowing hereunder or the Conversion of a borrowing hereunder) prior to 11:00 A.M. and
(B) irrevocable written notice by telefacsimile transmission of a

     Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Loan (other than Base Rate Refunding Loans to the extent the same are effected without notice pursuant to Section 2.1(d)(iv)) that is a Base Rate Loan (whether representing an additional borrowing hereunder or the Conversion of borrowing hereunder) prior to 11:00 A.M. on the day of such proposed Base Rate Loan. Each such notice shall specify the amount of the borrowing, whether Dollar or Alternative Currency (in the case of a Revolving Loan), the Type of Loan (Base Rate or Eurodollar Rate), the date of borrowing and, if a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with the amount of each Lender's portion of an Advance or Segment requested, Continued, or Converted thereunder, shall be promptly provided by the Agent to each Lender by telefacsimile transmission, but (provided the Agent shall have received such notice by 11:00 A.M.) not later than 1:00 P.M. on the same day as the Agent's receipt of such notice. At approximately 10:00 A.M. two (2) Business Days preceding the date specified for an Advance, Continuation or Conversion of an Alternative Currency, the Agent shall determine the Advance Date Exchange Rate and the applicable Eurodollar Rate. Not later than 10:45 A.M. two (2) Business Days preceding the date specified for each Advance, Continuation or Conversion of an Alternative Currency, the Agent shall provide the applicable Borrower or Borrowers and each Lender notice by telefacsimile transmission of the Advance Date Exchange Rate applicable to such Advance, Continuation or Conversion and the applicable Alternative Currency Equivalent Amount of the Revolving Loan or Loans required to be made by each Lender on such date, and the Dollar Value of such Revolving Loan or Loans and the applicable Eurodollar Rate.

     (ii) (A) In the case of Advances in Dollars, not later than 2:00 P.M. on the date specified for each borrowing under this Section 2.1, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance or Advances to be made by it on such day available by wire transfer to the Agent in the amount of its pro rata share, determined according to such Lender's Applicable Commitment Percentage of the Loan or Loans to be made on such day. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the applicable Borrower or Borrowers by delivery of the proceeds thereof to the Borrowers' Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative and reasonably acceptable to the Agent.

     (B) In the case of Advances of an Alternative Currency, not later than 10:00 A.M. on the date specified for each Advance, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Revolving Loan or Loans to be made by it on such day available to the applicable Borrower or Borrowers at the Funding Bank, to the account of the Agent with the Funding Bank. The amount so received by the Funding Bank shall, subject to the terms and conditions of the Loan Documents and upon instruction from the Agent to the Funding Bank on the same day or immediately preceding day but no later than 10:00 A.M., be made available to the applicable Borrower or Borrowers by delivery of the Alternative Currency Equivalent Amount to the Borrowers' account with the Funding Bank.

     (iii) The Borrowers shall have the option to elect the duration of the initial and any subsequent Interest Periods and to Continue or Convert the Loans in accordance with Section 2.8. Eurodollar Rate Loans and Base Rate Loans may be outstanding at the same time, provided, however, there shall not be outstanding at any one time Eurodollar Rate Loans having more than ten (10) different Interest Periods. If the Agent does not receive a Borrowing Notice or an Interest Rate Selection Notice giving notice of election of the duration of an

     Interest Period or of Conversion of any Loan to or Continuation of a Loan as a Eurodollar Rate Loan by the time prescribed by Section 2.1(d) or 2.8, the applicable Borrower or Borrowers shall be deemed to have elected to Convert such Loans to (or continue such Loan as) a Base Rate Loan until the applicable Borrower or Borrowers notifies the Agent in accordance with Section 2.8.

     (iv) Notwithstanding the foregoing, if a drawing is made under any Letter of Credit, such drawing is honored by the Issuing Bank prior to the Stated Termination Date, and the applicable Borrower or Borrowers shall not immediately fully reimburse the Issuing Bank in respect of such drawing, (A) provided that the conditions to making a Revolving Loan as herein provided shall then be satisfied, the Reimbursement Obligation arising from such drawing shall be paid to the Issuing Bank by the Agent without the requirement of notice to or from the applicable Borrower or Borrowers from immediately available funds which shall be advanced as a Base Rate Refunding Loan by each Lender under the Revolving Credit Facility in an amount equal to such Lender's Applicable Commitment Percentage of such Reimbursement Obligation, and (B) if the conditions to making a Revolving Loan as herein provided shall not then be satisfied, each of the Lenders shall fund by payment to the Agent (for the benefit of the Issuing Bank) in immediately available funds the purchase from the Issuing Bank of their respective Participations in the related Reimbursement Obligation based on their respective Applicable Commitment Percentages of the Total Letter of Credit Commitment. If a drawing is presented under any Letter of Credit in accordance with the terms thereof and the Borrowers shall not immediately reimburse the Issuing Bank in respect thereof, then notice of such drawing or payment shall be provided promptly by the Issuing Bank to the Agent and the Agent shall promptly provide notice to each Lender by telephone or telefacsimile transmission. If notice to the Lenders of a drawing under any Letter of Credit is given by the Agent at or before 1:00 any Business Day, each Lender shall, pursuant to the conditions specified in this Section 2.1(d)(iv), either make a Base Rate Refunding Loan or fund the purchase of its Participation in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 2:00 P.M. on the same Business Day. If notice to the Lenders of a drawing under a Letter of Credit is given by the Agent after 1:00 on any Business Day, each Lender shall, pursuant to the conditions specified in this Section 2.1(d)(iv), either make a Base Rate Refunding Loan or fund the purchase of its Participation in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 12:00 noon on the next following Business Day. Any such Base Rate Refunding Loan shall be advanced as, and shall continue as, a Base Rate Loan unless and until the applicable Borrower or Borrowers Converts such Base Rate Loan in accordance with the terms of Section 2.8.

     (e)  Notwithstanding  any  other  provision  of this  Agreement,  except as hereinafter provided, each Borrower shall be jointly and severally liable as primary obligor and not merely as surety for repayment of all Obligations arising under the Loan Documents. Such joint and several liability shall apply to each Borrower regardless of whether (i) any Loan was only requested by or made to another Borrower or the proceeds of any Loan were used only by another Borrower, (ii) any Letter of Credit was issued on the application of another Borrower, (iii) any interest rate election was made only by another Borrower, or
(iv) any indemnification obligation or any other obligation arose only as a result of the actions of another Borrower; provided the liability of each of the Borrowers other than BREED under this Agreement, the Notes and the other Loan Documents shall be limited to the maximum amount of the Obligations under the Revolving Credit Facility for which such other Borrower may be liable without violating any applicable fraudulent conveyance, fraudulent transfer or comparable laws. Each Borrower shall retain any right of contribution arising under applicable law against the other Borrowers as the result of the satisfaction of any Obligations; provided, no Borrower shall assert such right of contribution against any other Borrower until the Obligations shall have been paid in full. Notwithstanding anything herein to the contrary, a Borrowing Subsidiary which is a Foreign Subsidiary shall be liable hereunder only for Advances, Loans and Reimbursement Obligations made by it or on its behalf hereunder together with interest relating thereto and fees and expenses arising hereunder.

     Without limiting the foregoing provisions of this Section 2.1(e), each of the Borrowers, other than a Borrowing Subsidiary which is a Foreign Subsidiary, hereby irrevocably, absolutely and unconditionally guarantees the full and punctual payment or performance when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of each other Borrower whether owing to the Agent or any Lender. This guarantee constitutes a guaranty of payment and not of collection. The liability of each of the Borrowers other than BREED and a Borrowing Subsidiary which is a Foreign Subsidiary under the immediately preceding two sentences shall be limited to the maximum amount for which such Borrower may be liable without violating any applicable fraudulent conveyance, fraudulent transfer or comparable laws.

     It is the intention of the parties that with respect to each Borrower its obligations hereunder and under the other Loan Documents shall be absolute, unconditional and irrevocable irrespective of:

     (i) any lack of validity, legality or enforceability of this Agreement, any Note, any other Loan Document as to any other Borrowers;

     (ii) the failure of the Agent or any Lender:

     (A) to enforce any right or remedy against any other Borrower or any other Person under the provisions of this Agreement, any Note, any other Loan Document or otherwise, or

     (B) to exercise any right or remedy against any guarantor of, or collateral securing, any Obligations;

     (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other extension, compromise or renewal of any Obligations with respect to any other Borrower;

     (iv) any reduction, limitation, impairment or termination of any Obligations with respect to any other Borrower or any other Person for any reason including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Borrower hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise or unenforceability of, or any other event or occurrence affecting, any Obligations with respect to any other Borrower;

     (v) any addition, exchange, release, surrender or nonperfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from , any guaranty, held by the Agent, any Lender or any holder of any Note securing any of the Obligations; or

     (vi) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any other Borrower, any surety or any guarantor.

     Each   Borrower   (except   Borrowing   Subsidiaries   which  are   Foreign
Subsidiaries) agrees that its joint and several liability hereunder shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must be restored by the Agent, any Lender or any holder of any Note, upon the insolvency, bankruptcy or reorganization of any other Borrower as though such payment had not been made.

     Each Borrower hereby expressly waives: (a) notice of the Lenders' acceptance of this Agreement; (b) notice of the existence or creation or non-payment of all or any of the Obligations; (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever other than notices expressly provided for in this Agreement or by applicable law and (d) all diligence in collection or protection of or realization upon the Obligations or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

     No delay on any of the Lenders' or the Agent's part in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by any of the Lenders or the Agent of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. No action of the Agent or any of the Lenders permitted hereunder shall in any way affect or impair any of their rights or any of their obligations to any of the Borrowers under this Agreement (except as otherwise waived, modified, or amended).

     2.2. Payment of Interest. (a) The applicable Borrower or Borrowers shall pay interest to the Agent for the account of each Lender on the outstanding and unpaid principal amount of each Loan made by such Lender for the period commencing on the date of such Loan until such Loan shall be due (i) in the case of Loans made in Dollars, at the then applicable Base Rate for Base Rate Loans or applicable Eurodollar Rate for Eurodollar Rate Loans, as designated by the Authorized Representative pursuant to Section 2.1, such payments to be made in Dollars, and (ii) in the case of Loans made in Alternative Currencies, at the applicable Eurodollar Rate, such payments to be made in the appropriate Alternative Currency; provided, however, that if any amount shall not be paid when due (at maturity, by acceleration or otherwise), all amounts outstanding hereunder shall bear interest thereafter at the Default Rate.

     (b) Interest on each Loan shall be computed on the basis of a year of 360 days and calculated in each case for the actual number of days elapsed. Interest on each Loan shall be paid (i) quarterly in arrears on the last Business Day of each March, June, September and December, commencing December 31, 1997 for each Base Rate Loan, (ii) on the last day of the applicable Interest Period for each Eurodollar Rate Loan and (iii) upon payment in full of the principal amount of such Loan.

     2.3. Payment of Principal.

     (a) Manner of Payment. The principal amount of the Revolving Credit Outstandings shall be due and payable to the Agent for the benefit of each Lender in full on the Revolving Credit Termination Date, or earlier as specifically provided herein. The principal amount of the Term Loan Outstandings shall be due and payable to the Agent for the benefit of each Lender in full on the Stated Termination Date, or earlier as specifically provided herein. The principal amount of all Outstandings shall be recorded in Dollars as set forth in Section 2.1. The repayment of such principal amount shall be made in the appropriate Alternative Currency as follows: the portion of the Outstandings attributable to each specified Advance (or the Continuation or Conversion thereof) (as determined from the Agent's records) shall be repaid in the same Alternative Currency as such Advance. The principal amount of any Base Rate Loan may be prepaid in Dollars in whole or in part at any time. Other than prepayments made pursuant to Section 2.3(b), the principal amount of any Eurodollar Rate Loan may be prepaid only at the end of the applicable Interest Period unless the applicable Borrower or Borrowers shall pay to the Agent for the account of the Lenders the additional amount, if any, required under Section
5.5. All prepayments of Loans made by the Borrowers shall be in the amount of $1,000,000 (or the Alternative Currency Equivalent Amount thereof) or such greater amount which is an integral multiple of $1,000,000 (or the Alternative Currency Equivalent Amount thereof), or the amount equal to all Outstandings, or such other amount as necessary to comply with Section 2.1(c) or Section 2.8.

     (b) Mandatory Prepayments. The Borrowers shall make the following required prepayments, each such payment to be made to the Agent for the benefit of the Lenders within the time period specified below and with respect to any Loan in an Alternative Currency, in the Alternative Currency Equivalent Amount of the amount due:

     (i) Equity Offerings. BREED shall make, or shall cause each applicable Subsidiary to make, a prepayment from the Net Proceeds of any Equity Offering in an amount equal to one hundred percent (100%) of such Net Proceeds. Each such prepayment shall be made within five (5) Business Days of receipt of such Net Proceeds and upon not less than three (3) Business' Days written notice to the Agent, and shall include within one (1) Business Day of repayment a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of the Net Proceeds.

     (ii) Debt Offerings. BREED shall make, or shall cause each applicable Subsidiary to make, a prepayment from the Net Proceeds of any Debt Offering in an amount equal to one hundred percent (100%) of such Net Proceeds. Each such prepayment shall be made within five (5) Business Days of receipt of such Net Proceeds and upon not less than three (3) Business' Days written notice to the Agent, and shall include within one (1) Business Day of repayment a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of the Net Proceeds.

     (iii) Asset Dispositions. BREED shall make, or shall cause each applicable Subsidiary to make, a prepayment from the Net Proceeds of any Asset Disposition in an amount equal to one hundred percent (100%) of such Net Proceeds. Each such prepayment shall be made within five (5) Business Days of receipt of such Net Proceeds and upon not less than three (3) Business' Days written notice to the Agent, which notice shall include a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of the Net Proceeds. Notwithstanding the foregoing, however, an aggregate amount of up to $10,000,000 of the Net Proceeds from the sale of nonproductive foreign assets may be excluded from the payment required under this Section 2.3(b)(iii) to the extent that such amount is used for severance payments to former employees of such foreign assets who were released from employment in connection with such sale; provided, that upon receipt of the Operating Plan, the Agent may, but in no event shall be required to, in its sole discretion, increase the aggregate amount so excluded as appropriate; provided, further, that any amount so excluded shall be included in the calculations required by the preceding sentence.

     (iv) Operating Plan. From and after the date of approval of the Operating Plan, BREED shall be entitled to retain an aggregate of $20,000,000 of Net Proceeds resulting from Asset Dispositions received by it or its Subsidiaries subsequent to such date of approval.

     All mandatory prepayments made pursuant to this Section 2.3(b) shall be applied first to repay all Term Loans until the Term Loan Outstandings have been paid in full and then to permanently reduce the Total Revolving Credit Commitment. Any prepayment of an Eurodollar Rate Loan pursuant to this Section 2.3(b) other than on the last day of an Interest Period shall be accompanied by the additional payment, if any, required by Section 5.5 hereof.

     2.4. Non-Conforming Payments. (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid to the Lenders with respect to the Loans, shall be made to the Agent at the Principal Office, for the account of each Lender, in Dollars in the case of Loans made in Dollars and in the same Alternative Currency in the case of Loans made in Alternative Currencies, in immediately available funds before 12:30 P.M. on the date such payment is due. The applicable Borrower or Borrowers shall give the Agent one (1) Business Days' prior written notice of any payment of principal, such notice to be given prior to 11:00 A.M. and to specify (i) the date the payment will be made and (ii) the Loan to which payment relates. The Agent may, at the election of the applicable Borrower or Borrowers, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account, if any, of the Borrowers with the Agent.

     (b) The Agent shall deem any payment made by or on behalf of the Borrowers hereunder that is not made both (i) in Dollars in the case of Loans made in Dollars and in the required Alternative Currency in the case of Loans made in Alternative Currencies in immediately available funds and (ii) prior to 12:30 P.M. on the date payment is due to be a non-conforming payment. Any such payment shall not be deemed to be received by the Agent until the later of (i)the time such funds become available funds and (ii)the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default at the determination of the Agent. The Agent shall give prompt telephonic or telefacsimile notice to the applicable Borrower or Borrowers if a non-conforming payment constitutes a Default or an Event of Default. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of (x) the date such funds become available funds or (y) the next Business Day at the Default Rate from the date such amount was due and payable.

     (c) In the event that any payment hereunder or under the Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under clause (ii) of the definition of "Interest Period"; provided that interest shall continue to accrue during the period of any such extension and provided further, that in no event shall any such due date be extended beyond the Stated Termination Date.

     2.5. Notes. (a) Term Loans made by each Lender shall be evidenced by a Note in substantially the form set forth as Exhibit O-1 payable to the order of such Lender in the respective amount of its Applicable Commitment Percentage of the Total Term Loan Commitment, which Note shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by BREED.

     (b) Revolving Loans made by each Lender shall be evidenced by a Note in substantially the form of Exhibit O-2 payable to the order of such Lender in the respective amount of its Applicable Commitment

     Percentage of the Total Revolving Credit Commitment, which Note shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrowers.

     2.6. Pro Rata Payments. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Loans and the fees described in Section 2.10 shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) all payments to be made by the Borrowers for the account of each of the Lenders on account of principal, interest and fees, shall be made without diminution, setoff, recoupment or counterclaim, and (c) the Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrowers.

     2.7. Voluntary Commitment Reductions. The Borrowers shall, by notice from an Authorized Representative, have the right from time to time but not more frequently than once each calendar month, upon not less than three (3) Business Days' written notice to the Agent, effective upon receipt, to repay Term Loans or reduce the Total Revolving Credit Commitment. The Agent shall give each Lender, within one (1) Business Day of receipt of such notice, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of $5,000,000 (or the Alternative Currency Equivalent Amount thereof in the case of a Revolving Loan) or such greater amount which is in an integral multiple of $5,000,000 (or the Alternative Currency Equivalent Amount thereof in the case of a Revolving Loan), or the entire remaining Total Revolving Credit Commitment, and shall permanently reduce the Total Revolving Credit Commitment. Each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the Loans to the extent that the principal amount of Revolving Credit Outstandings plus Letter of Credit Outstandings exceeds the Total Revolving Credit Commitment after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid. No such repayment or reduction shall result in the payment of any Eurodollar Rate Loan other than on the last day of the Interest Period of such Eurodollar Rate Loan unless such prepayment is accompanied by amounts due, if any, under Section 5.5.

     2.8. Conversions and Elections of Subsequent Interest Periods. Subject to the limitations set forth below and in Article V, the applicable Borrower or Borrowers may:

     (a) upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 11:00 A.M. on any Business Day, Convert all or a part of Eurodollar Rate Loans to Base Rate Loans on the last day of the Interest Period for such Eurodollar Rate Loans; and

     (b) provided that no Default or Event of Default shall have occurred and be continuing, upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 11:00 A.M. three (3) Business Days' prior to the date of such election or Conversion:

     (i) elect a subsequent Interest Period for all or a portion of Eurodollar Rate Loans to begin on the last day of the then current Interest Period for such Eurodollar Rate Loans; and

     (ii) Convert Base Rate Loans to Eurodollar Rate Loans on any Business Day;

     (iii) elect that any Eurodollar Rate Loan be converted from an Alternative Currency into another Alternative Currency on the last day of the Interest Period for any Eurodollar Rate Loan.

     Each election and Conversion pursuant to this Section 2.8 shall be subject to the limitations on Eurodollar Rate Loans set forth in the definition of "Interest Period" herein and in Sections 2.1, 2.3 and Article V. The Agent shall give written notice to each Lender of such notice of election or Conversion prior to 3:00 P.M. on the day such notice of election or Conversion is received. All such Continuations or Conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

     2.9. Increase and Decrease in Amounts. The amount of the Total Revolving Credit Commitment which shall be available to the Borrowers as Advances shall be reduced by the aggregate amount of Letters of Credit Outstandings.

     2.10. Commitment Fee. For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date, the Borrowers agree to pay to the Agent, for the prorata benefit of the Lenders based on their Applicable Commitment Percentages, an unused fee equal to the Commitment Fee multiplied by the average daily amount by which the Total Revolving Credit Commitment exceeds the sum of (i) Revolving Credit Outstandings plus (ii) Letter of Credit Outstandings. Such fees shall be due in arrears on the last Business Day of each March,June, September and December commencing December 31,1997 to the Revolving Credit Termination Date (but excluding such day for the purpose of computing such fee). Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion. Such fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

     2.11. Deficiency Advances. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan or fund its purchase of any Participation hereunder nor shall the Revolving Credit Commitment or Term Loan Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender shall fail to advance funds to the applicable Borrower or Borrowers as herein provided, the Agent may in its discretion, but shall not be obligated to, advance under the Note in its favor as a Lender all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such advance under its Note; provided that, upon payment to the Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by the applicable Borrower or Borrowers on each Loan comprising the deficiency advance at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank, then such payment shall be credited against the applicable Note of the Agent in full payment of such deficiency advance and the applicable Borrower or Borrowers shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the applicable Borrower or Borrowers thereon.

     2.12. Use of Proceeds. The proceeds of the Loans made pursuant to the Revolving Credit Facility hereunder shall be used by the Borrowers (i) to purchase the Acquired Business pursuant to the Asset Purchase Agreement, (ii) to refinance existing Indebtedness and the fees and expenses related to such refinancing, and

     (iii) for general working capital needs and other corporate purposes.

     2.13. Designation of Borrowing Subsidiaries. With the consent of the Agent, BREED may from time to time designate any Foreign Subsidiary of BREED which has not joined in the execution of this Agreement as a "Borrowing Subsidiary" hereunder under the Revolving Credit Facility by causing such Foreign Subsidiary to execute and deliver a duly completed Assumption Letter in the form attached hereto as Exhibit U to the Agent, with the written consent of BREED and the Agent at the foot thereof. Upon such execution, delivery and consent such Foreign Subsidiary shall for all purposes be a party hereto as a Borrowing Subsidiary as fully as if it had executed and delivered this Agreement. So long as all Obligations of any Borrowing Subsidiary under this Agreement shall have been paid in full, such Borrowing Subsidiary may, by not less than five (5) Business Days' prior notice to the Agent (which shall promptly notify the Lenders thereof), terminate its status as a "Borrowing Subsidiary" hereunder.

     ARTICLE III

     Letters of Credit

     3.1. Letters of Credit. (a) The Issuing Bank agrees, subject to the terms and conditions of this Agreement, upon request of a Borrower or Borrowers to issue from time to time for the account of the Borrower or Borrowers Letters of Credit upon delivery to the Issuing Bank of an Application and Agreement for Letter of Credit relating thereto in form and content acceptable to the Issuing Bank; provided, that (i) the Letter of Credit Outstandings shall not exceed the Total Letter of Credit Commitment and (ii) no Letter of Credit shall be issued if, after giving effect thereto, Letter of Credit Outstandings plus the Revolving Credit Outstandings shall exceed the Total Revolving Credit Commitment. No Letter of Credit shall have an expiry date (including all rights of a Borrower or any beneficiary named in such Letter of Credit to require renewal) or payment date occurring later than the earlier to occur of one year after the date of its issuance or the fifth Business Day prior to the Stated Termination Date.

     (b) Upon completion of a proper Application and Agreement for Letter of Credit, NationsBank may issue upon request and for the account of an applicable Borrower or Borrowers Letters of Credit payable in an Alternative Currency. For purposes of determining Outstanding Letters of Credit, any Letter of Credit issued in an Alternative Currency shall be recorded in the Agent's account in Dollars based on the Alternative Currency Equivalent Amount on the date of issuance of such Letter of Credit; provided, however, that the Agent shall determine the Dollar Equivalent Amount of any Letter of Credit issued in an Alternative Currency on the date of any Advance or Conversion for the purpose of determining the amount of Revolving Credit Outstandings and compliance with the Total Alternative Currency Sublimit. Any draw on a Letter of Credit issued in an Alternative Currency shall be repaid in the same Alternative Currency Equivalent Amount (determined based on the Spot Rate of Exchange on the date of drawing under the Letter of Credit). In the event that the Agent shall determine at any time that (i) the Dollar Value of outstanding Loans and Outstanding Letters of Credit, in each case determined on the date of each Advance or issuance of a Letter of Credit, made or issued in Alternative Currencies exceeds the Total Alternative Currency Sublimit or (ii) that the sum of the Dollar Value described in subclause (i) plus outstanding Revolving Loans and Outstanding Letters of Credit made or issued in Dollars exceeds the Total Revolving Credit Commitment, then the Borrowers shall immediately repay Revolving Loans so that after giving effect to such payment the outstanding Revolving Loans plus Outstanding Letters of Credit do not exceed the Total Revolving Credit Commitment and the Loans advanced in an Alternative Currency plus

     Outstanding Letters of Credit issued in and Alternative Currency do not exceed the Total Alternative Currency Sublimit.

     3.2. Reimbursement.

     (a) The applicable Borrower or Borrowers hereby unconditionally agrees to pay to the Issuing Bank immediately on demand at the Principal Office all amounts required to pay all drafts drawn or purporting to be drawn under the Letters of Credit and all reasonable expenses incurred by the Issuing Bank in connection with the Letters of Credit, and in any event and without demand to place in possession of the Issuing Bank (which shall include Advances under the Revolving Credit Facility if permitted by Section 2.1(a)) sufficient funds to pay all debts and liabilities arising under any Letter of Credit. The Issuing Bank agrees to give the applicable Borrower or Borrowers prompt notice of any request for a draw under a Letter of Credit. The Issuing Bank may, at the request of the applicable Borrower or Borrowers, charge any account the applicable Borrower or Borrowers may have with it for any and all amounts the Issuing Bank pays under a Letter of Credit, plus charges and reasonable expenses as from time to time agreed to by the Issuing Bank and the applicable Borrower or Borrowers; provided that to the extent permitted by Section 2.1(d)(iv), amounts shall be paid pursuant to Advances under the Revolving Credit Facility. The Borrowers agree to pay the Issuing Bank interest on any Reimbursement Obligations not paid when due hereunder at the Base Rate plus two percent (2.0%), or the maximum rate permitted by applicable law, if lower, such rate to be calculated on the basis of a year of 360 days for actual days elapsed.

     (b) In accordance with the provisions of Section 2.1(d), the Issuing Bank shall notify the Agent of any drawing under any Letter of Credit promptly following the receipt by the Issuing Bank of such drawing.

     (c) Each Lender (other than the Issuing Bank) shall automatically acquire on the date of issuance thereof, a Participation in the liability of the Issuing Bank in respect of each Letter of Credit in an amount equal to such Lender's Applicable Commitment Percentage (determined based on the Spot Rate of Exchange on the date of drawing under the Letter of Credit) of such liability, and to the extent that the applicable Borrower or Borrowers are obligated to pay the Issuing Bank under Section 3.2(a), each Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to the Issuing Bank as hereinafter described, its Applicable Commitment Percentage of the liability of the Issuing Bank under such Letter of Credit.

     (i) Each Lender (including the Issuing Bank in its capacity as a Lender) shall, subject to the terms and conditions of Article II, pay to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds, an amount equal to its Applicable Commitment Percentage of any drawing under a Letter of Credit, such funds to be provided in the manner described in Section 2.1(d)(iv).

     (ii) Simultaneously with the making of each payment by a Lender to the Issuing Bank pursuant to Section 2.1(d)(iv)(B), such Lender shall, automatically and without any further action on the part of the Issuing Bank or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest accrued prior to the date the Lender made its payment) in the related Reimbursement Obligation of the applicable Borrower or Borrowers. The Reimbursement Obligations of the Borrowers shall be immediately due and payable whether by Advances made in accordance with Section 2.1(d)(iv), or otherwise.

     (iii) Each Lender's obligation to make payment to the Agent for the account of the Issuing Bank pursuant to Section 2.1(d)(iv) and this Section 3.2(c), and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever. If any Lender is obligated to pay but does not pay amounts to the Agent for the account of the Issuing Bank in full upon such request as required by Section 2.1(d)(iv) or this Section 3.2(c), such Lender shall, on demand, pay to the Agent for the account of the Issuing Bank interest on the unpaid amount for each day during the period commencing on the date of notice given to such Lender pursuant to
Section 2.1(d) until such Lender pays such amount to the Agent for the account of the Issuing Bank in full at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank.

     (iv) In the event the Lenders have purchased Participations in any Reimbursement Obligation as set forth in clause (ii) above, then at any time payment (in fully collected, immediately available funds) of such Reimbursement Obligation, in whole or in part, is received by the Issuing Bank from the applicable Borrower or Borrowers, the Issuing Bank shall promptly pay to each Lender an amount equal to its Applicable Commitment Percentage of such payment from the applicable Borrower or Borrowers.

     (d) Promptly following the end of each calendar quarter, the Issuing Bank shall deliver to the Agent a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such quarter. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to the Agent, and the Agent shall deliver to such Lender, any other information reasonably requested by such Lender with respect to each outstanding Letter of Credit.

     (e) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article VI, be subject to the conditions that such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank consistent with the then current practices and procedures of the Issuing Bank with respect to similar letters of credit, and the applicable Borrower or Borrowers shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as the Issuing Bank shall have reasonably requested consistent with such practices and procedures and shall not be in conflict with any of the express terms herein contained. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500 and all subsequent amendments and revisions thereto.

     (f) The Borrowers agree that the Issuing Bank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents.

     (g) Without limiting the generality of the provisions of Section 12.9, the Borrowers hereby agree to indemnify and hold harmless the Issuing Bank, each other Lender and the Agent from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which the Issuing Bank, such other Lender or the Agent may incur (or which may be claimed against the Issuing Bank, such other Lender or the Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrowers shall not be required to indemnify the Issuing Bank, any other Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the party to be indemnified or (ii) caused by the failure of the Issuing Bank to pay under any Letter of Credit after the presentation to it of a request for payment strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree. The indemnification and hold harmless provisions of this Section 3.2(g) shall survive repayment of the Obligations, occurrence of the Revolving Credit Termination Date and expiration or termination of this Agreement.

     (h) Without limiting the Borrowers' rights as set forth in Section 3.2(g), the obligation of the Borrowers to immediately reimburse the Issuing Bank for drawings made under Letters of Credit and the Issuing Bank's right to receive such payment shall be absolute, unconditional and irrevocable, and such obligations of the Borrowers shall be performed strictly in accordance with the terms of this Agreement (as waived, modified or amended) and such Letters of Credit and the related Applications and Agreement for any Letter of Credit, under all circumstances whatsoever, including the following circumstances:

     (i) any lack of validity or enforceability of the Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related LC Documents");

     (ii) any amendment or waiver of or any consent to or departure from all or any of the Related LC Documents;

     (iii) the existence of any claim, setoff, defense (other than the defense of payment in accordance with the terms of this Agreement) or other rights which the Borrowers may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person, whether in connection with the Loan Documents, the Related LC Documents or any unrelated transaction;

     (iv) any breach of contract or other dispute between the Borrowers and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person;

     (v) any draft, statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

     (iv) any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by the Agent, with or without notice to or approval by the Borrowers in respect of any of the Borrowers' Obligations under this Agreement.

     Nothing contained in this clause (h) shall relieve the Issuing Bank of liability for its gross negligence or willful misconduct or breach of contract.

     3.3.  Letter of Credit Facility Fees. The Borrowers shall pay to the Agent,
(i) for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a fee on the aggregate amount available to be drawn on each outstanding Letter of Credit at a rate equal to the Applicable Margin for Eurodollar Rate Loans, and (ii) for the Issuing Bank, when there is more than one Lender, 0.125% based on the aggregate amount available to be drawn on each outstanding Letter of Credit. Such fees shall be due with respect to each Letter of Credit quarterly in arrears on the last day of each March, June, September and December, the first such payment to be made on the date of issuance of a Letter of Credit. The fees described in this Section 3.3 shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

     ARTICLE IV

     Security

     4.1. Guaranty. To guarantee the full and timely payment and performance of all Obligations now existing or hereafter arising, the Borrowers shall cause the Guaranty to be delivered by each Domestic Subsidiary that is not a Borrowing Subsidiary in the form and substance reasonably acceptable to the Agent, on or before the Closing Date. The Borrowers hereby agree to cause a Guaranty to be delivered by any hereafter acquired or created Domestic Subsidiary pursuant to the terms of Section 8.19 hereof. Notwithstanding the foregoing, a Domestic Subsidiary formed to issue Convertible Preferred Securities (and whose only asset is the Convertible Debentures or amounts received thereon) shall not be required to become a Guarantor.

     4.2. Stock Pledge. (a) As security for the full and timely payment and performance of (i) all Obligations now existing or hereafter arising and (ii) if applicable, its obligations as a Guarantor under the Guaranty Agreement, the Borrowers and each Person owning any Pledged Stock shall on or before the Closing Date deliver to the Agent, in form and substance reasonably acceptable to the Agent, a Pledge Agreement together with certificates representing such Pledged Stock with stock powers duly executed in blank which Pledge Agreements shall pledge to the Agent for the benefit of the Lenders (w) 100% of the capital stock and related interests and rights of any Domestic Subsidiary and any Subsidiary of a Borrowing Subsidiary and (x) not less than 65% of the Voting Stock and 100% of the non-voting common stock and related interests and rights of any Direct Foreign Subsidiary in accordance with the terms hereof and thereof.

     (b) BREED and each Subsidiary hereby agree to pledge to the Agent for the benefit of the Lenders (y) 100% of the capital stock and related interests and rights of any Domestic Subsidiary and any Subsidiary of a Borrowing Subsidiary hereafter acquired or created and owned directly or indirectly by BREED and (z) not less than 65% of the Voting Stock and 100% of the non-voting common stock and related interests and rights of any Direct Foreign Subsidiary hereafter acquired or created and, in each case, to deliver to the Agent a Pledge Agreement substantially in the form of Exhibit P-1 or P-2, as applicable within thirty (30) days after the acquisition or creation of such Domestic Subsidiary or Direct Foreign Subsidiary, as the case may be, pursuant to the terms of
Section 8.19, hereof; provided, however, in the event the laws or practices of any foreign jurisdiction preclude or prevent the completion or delivery of the Pledge Agreement as provided herein, the Direct Foreign Subsidiary shall have an additional forty-five (45) days to deliver such Pledge Agreement.

     4.3. Security Interests. As security for the full and timely payment and performance of (i) all Obligations now existing or hereafter arising and (ii) if applicable, its obligations as a Guarantor under the Guaranty Agreement, BREED shall, and shall cause each Domestic Subsidiary to, on or before the Closing Date deliver to the Agent, in form and substance reasonably acceptable to the Agent, the Security Agreement, the Uniform Commercial Code financing statements, and each other Security Instrument sufficient to grant to the Agent a valid, duly perfected security interest in the Collateral described therein, subject to no prior Liens other than Permitted Liens, and with respect to the Mortgages, no prior Liens other than the Permitted Encumbrances as defined therein, and do all things necessary in the opinion of the Agent and its counsel to grant to the Agent for the benefit of the Lenders a first priority security interest, duly perfected with respect to Collateral governed by the UCC, in all Collateral subject to no prior Lien or other encumbrance or restriction on transfer (other than restrictions on transfer imposed by applicable securities laws and Permitted Liens). BREED hereby agrees to cause the Security Instruments to be delivered by any hereafter acquired or created Domestic Subsidiary or, to the extent applicable under foreign law or practice, Direct Foreign Subsidiary pursuant to the terms of Section 8.19 hereof.

     4.4. Lease Assignments. As security for the full and timely payment and performance of (i) all Obligations now existing or hereafter arising and (ii) if applicable, the Guarantors' Obligations under the Guaranty Agreement, BREED shall, and shall cause each Domestic Subsidiary to, on or before the Closing Date deliver to the Agent, in form and substance reasonably acceptable to the Agent, the Lease Assignments. The Lease Assignments shall be delivered on or before the Closing Date and thereafter as any new or additional facility is leased by BREED or any existing or hereafter acquired or created Domestic Subsidiary.

     4.5. Mortgages. As security for the full and timely payment and performance of (i) all Obligations now existing or hereafter arising and (ii) if applicable, the Guarantors' Obligations under the Guaranty Agreement, BREED shall, and shall cause each Domestic Subsidiary to, on or before the Closing Date deliver to the Agent, in form and substance reasonably acceptable to the Agent, the Mortgages. The Mortgages shall be delivered on or before the Closing Date and thereafter as any new or additional real property is acquired by BREED or any existing or hereafter acquired or created Domestic Subsidiary.

     4.6. Landlord Waivers. As security for the full and timely payment and performance of (i) all Obligations now existing or hereafter arising and (ii) if applicable, the Guarantors' Obligations under the Guaranty Agreement, BREED shall, and shall cause each Domestic Subsidiary to, on or before the Closing Date deliver to the Agent, in form and substance reasonably acceptable to the Agent, to the extent available, the Landlord Waivers. The Landlord Waivers shall be delivered on or before the Closing Date and thereafter as new or additional facility is leased by BREED or any existing or hereafter acquired or created Domestic Subsidiary.

     4.7. Intellectual Property. As security for the full and timely payment and performance of (i) all Obligations now existing or hereafter arising and (ii) certain of the Guarantors' Obligations under the Guaranty Agreement, BREED shall, and shall cause each Domestic Subsidiary to, on or before the Closing Date deliver to the Agent, in form and substance reasonably acceptable to the Agent, the Intellectual Property Security Agreement and the Intellectual Property Assignment. BREED hereby agrees to pledge, or cause to be pledged, all intellectual property interests and licenses hereafter acquired or created and owned by BREED and any Domestic Subsidiary within thirty (30) days of the acquisition or creation of such intellectual property or license, pursuant to the terms of Section 8.19; provided, however, that should any Intellectual Property Agreement require the consent of any third party, BREED and its Domestic Subsidiaries shall use its best efforts to supply such Assignment;
provided further that in the event the execution of an Assignment or the assignment of the Intellectual Property shall result in a forfeiture of such Intellectual Property this provision shall not apply to such Intellectual Property.

     4.8. Pledge and Subordination of Intercompany Notes. As security for the full and timely payment and performance of (i) all Obligations now existing or hereafter arising and (ii) certain of the Guarantors' Obligations under the Guaranty Agreement, BREED shall cause the Intercompany Note Holders to deliver the Intercompany Note Pledge Agreement to the Agent for the benefit of the Lenders. BREED hereby agrees to cause the Intercompany Note Holders now existing or hereafter acquired or created to pledge, grant a Lien and collaterally assign to the Agent for the benefit of the Lenders all Intercompany Notes now existing or hereafter arising.

     4.9. Pledge of Partnership Interests. (a) As security for the full and timely payment and performance of (i) all Obligations now existing or hereafter arising and (ii) if applicable, the Guarantors' Obligations under the Guaranty Agreement, BREED and each Person owning any Assigned Interests shall on or before the Closing Date deliver to the Agent, in form and substance reasonably acceptable to the Agent, a Collateral Assignment of Partnership Interests together with a Receipt and Certificate of Registrar as may be required by the Agent, which Collateral Assignment of Partnership Interests shall pledge to the Agent for the benefit of the Lenders 100% of the ownership interests and rights in limited partnerships in accordance with the terms hereof and thereof and, to the extent hereafter required by the Agent, any joint venture interests.

     (b) BREED and each Subsidiary hereby agree to collaterally assign to the Agent for the benefit of the Lenders 100% of the ownership interests and rights in limited partnership and joint ventures hereafter acquired or created, other than the joint venture described in Section 9.6(h), and to deliver to the Agent a Collateral Assignment of Partnership Interests substantially in the form and content acceptable to the Agent within thirty (30) days of the acquisition or creation of such Subsidiary pursuant to the terms of Section 8.19.

     4.10. Collateral Assignment of Trademark License Agreement. As security for the full and timely payment and performance of (i) all Obligations now existing or hereafter arising and (ii) if applicable, the Guarantors' Obligations under the Guaranty Agreement, BREED shall cause the Collateral Assignment of Trademark License Agreement to be delivered to the Agent for the benefit of the Lenders on or before the Closing Date.

     4.11. Further Assurances. At the request of the Agent, BREED will, and will cause each Subsidiary to, execute by its duly authorized officers, alone or with the Agent, any certificate, instrument, statement or document and will procure any such certificate, instrument, statement or document (and pay all connected costs) which the Agent reasonably deems necessary to create or preserve the Liens (and the perfection and priority thereof) of the Agent for the benefit of the Lenders contemplated hereby and by the other Loan Documents.

     ARTICLE V

     Change in Circumstances

     5.1. Increased Cost and Reduced Return. (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

     (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Rate Loans, its Note, or its obligation to make Eurodollar Rate Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Rate Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office and franchise taxes);

     (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Total Credit Commitment of such Lender hereunder; or

     (iii) shall impose on such Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

     and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into,
Continuing, or maintaining any Eurodollar Rate Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Note with respect to any Eurodollar Rate Loans, then the Borrowers shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrowers under this Section 5.1(a), the Borrowers may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 5.4 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

     (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

     (c) Each Lender shall promptly notify the Borrowers and the Agent of any event of which it has actual knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to the

     Borrowers and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     5.2. Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Rate Loan:

     (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

     (b) the Required Lenders determine (which determination shall be conclusive) and notify the Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Loans for such Interest Period;

     then the Agent shall give the Borrowers prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and the applicable Borrower or Borrowers shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

     5.3. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Loans hereunder, then such Lender shall promptly notify the applicable Borrower or Borrowers thereof and such Lender's obligation to make or Continue Eurodollar Rate Loans and to Convert other Types of Loans into Eurodollar Rate Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Loans (in which case the provisions of Section 5.4 shall be applicable).

     5.4. Treatment of Affected Loans. If the obligation of any Lender to make a particular Type of Eurodollar Rate Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to
Section 5.1 or 5.3 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 5.3 hereof, on such earlier date as such Lender may specify to the Borrowers with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.1 or 5.3 hereof that gave rise to such Conversion no longer exist:

     (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

     (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate

Loans.

     If such Lender gives notice to the applicable Borrower or Borrowers (with a copy to the Agent) that the circumstances specified in Section 5.1 or 5.3 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section 5.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Revolving Credit Commitments and Term Loan Commitments.

     5.5. Compensation. Upon the request of any Lender, the Borrowers shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

     (a) any payment, prepayment, or Conversion of a Eurodollar Rate Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9.1) on a date other than the last day of the Interest Period for such Loan; or

     (b) any failure by the Borrowers for any reason (including, without limitation, the failure of any condition precedent specified in Article VI to be satisfied) to borrow (other than by reason of the failure of a Lender or Lenders to make funds available without cause), Convert, Continue, or prepay a Eurodollar Rate Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

     Any Lender claiming compensation under this Section 5.5 shall furnish the Borrowers and the Agent a statement setting forth in reasonable detail the amounts to be paid to it hereunder and the determination thereof shall be conclusive absent manifest error.

     5.6. Taxes. (a) Any and all payments by the Borrowers to or for the account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof, except withholding taxes applicable to a Lender, (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrowers or the Lender shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.6) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions, (iii) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrowers shall furnish to the Agent, at its address referred to in Section 11.2, the original or a certified copy of a receipt evidencing payment thereof.

     (b) In addition, the Borrowers agree to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

     (c) The Borrowers agree to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 5.6) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

     (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrowers or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrowers and the Agent with (a) if such Lender is a "bank" within the meaning of Section 881(c)(3)(A) of the Code (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents or, (b) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and which intends to claim exemption from U.S. Federal withholding tax under Section 871(h) of 881(c) of the Code with respect to payments of "portfolio interest", a form W-8, or any subsequent versions thereof or successors thereto (and, if such Lender delivers a Form W-8, a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code of any of the Borrowers and is not a controlled foreign corporation related to any of the Borrowers (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Lender claiming complete exemption from, or a reduced rate of, U.S. Federal withholding tax on payments of interest by the Borrower under this Agreement and the other Loan Documents.

     (e) For any period with respect to which a Lender has failed to provide the Borrowers and the Agent with the appropriate form pursuant to Section 5.6(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 5.6(a) or 5.6(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes at such Lender's expense.

     (f) If the Borrowers are required to pay additional amounts to or for the account of any Lender pursuant to this Section 5.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

     (g) Within thirty (30) days after the date of any payment of Taxes, the Borrowers shall furnish to the Agent evidence of such payment and the Agent shall provide a copy of such evidence to the applicable Lender.

     (h) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 5.6 shall survive the termination of the Revolving Credit Commitments and Term Loan Commitments and the payment in full of the Notes.

     5.7. Lending Office. Without affecting its rights under this Article V or any other provision of this Agreement, each Lender agrees that if there is any increase in cost to or reduction in an amount receivable by such Lender with respect to which the Borrowers would be obligated to compensate such Lender pursuant to this Article V, such Lender shall use reasonable efforts to elect an alternative lending office (to the extent such Lender has available to it such an office) which would not result in any such increase in any cost to or reduction in any amount receivable by such Lender; provided, however, that no Lender shall be obligated to select an alternative lending office if such Lender determines, in its sole discretion, that (i) as a result of such selection such Lender would be in violation of any applicable law, regulation, treaty, or guideline, or would incur additional costs or expenses or (ii) such selection would be inadvisable for regulatory reasons or would impose an unreasonable burden or additional costs on such Lender.

     5.8. Syndication Costs. If during Phase I, II, or III (as set forth in the definition of Applicable Margin), the Agent incurs any breakage costs, charges or fees incurred with respect to Eurodollar Rate Loans on account of the syndication of the Revolving Credit Facility and Term Loan Facility, the Borrowers shall immediately reimburse the Agent for any such costs, charges or fees. Such right of reimbursement is in addition to, and not in limitation of, the other provisions of this Article V. In addition, the Borrowers agree that the incurrence of such costs and expenses shall not be the basis for the Borrowers withholding its consent or approval of any Person as an Eligible Assignee.

     5.9. Replacement Banks. BREED may, on ten (10) Business Days' prior written notice to the Agent and a Lender, cause a Lender who has incurred increased costs or is unable to make Eurodollar Rate Loans to (and such Lender shall) assign, pursuant to Section 12.1, all of its rights and obligations under this Agreement to an Eligible Assignee designated by BREED which is willing to become a Lender for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans, any accrued but unpaid fees with respect to such Lender's Revolving Credit Commitment and any other amount payable to such Lender under this Agreement; provided, however, that any expenses or other amounts which would be owing to such Lender pursuant to any indemnification provision hereof (including, if applicable, Section 5.5) shall be payable by BREED as if BREED had prepaid the Loans of such Lender rather than such Lender having assigned its interest hereunder. BREED or the assignee shall pay the applicable processing fee under
Section 12.1.

     ARTICLE VI

     Conditions to Making Loans and Issuing Letters of Credit

     6.1. Conditions of Term Loan and Initial Advance. The obligation of the Lenders to make the Term Loan and the initial Advance under the Revolving Credit Facility, and of the Issuing Bank to issue any Letter of Credit, is subject to the conditions precedent that:

     (a) the Agent shall have received on the Closing Date, in form and substance satisfactory to the Agent and Lenders, the following:

     (i) executed originals of each of this Agreement, the Notes, the initial Guaranties, the Security Instruments, the LC Account Agreement, and the other Loan Documents, together with all schedules and exhibits thereto;

     (ii) the favorable written opinion or opinions with respect to the Loan Documents and the transactions contemplated thereby of special counsel to the Loan Parties dated the Closing Date (including opinions of local U.S. counsel, local counsel to Direct Foreign Subsidiaries, special U.S. intellectual property counsel as to issues relating to Collateral, and special tax counsel as to the deductibility of interest payments on the Convertible Preferred Securities), addressed to the Agent and the Lenders and satisfactory to Smith Helms Mulliss & Moore, L.L.P., special counsel to the Agent, substantially in the forms of Exhibit S-1, S-2, and S-3 hereto;

     (iii) resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof) of each of the Loan Parties certified by its secretary or assistant secretary as of the Closing Date, approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

     (iv) specimen signatures of officers of each of the Loan Parties executing the Loan Documents on behalf of such Person, certified by the secretary or assistant secretary of such Person;

     (v) the Organizational Documents of each of the Loan Parties certified as of a recent date by the Secretary of State of its state of organization;

     (vi) the Operating Documents of each of the Loan Parties certified as of the Closing Date as true and correct by its secretary or assistant secretary;

     (vii) certificates issued as of a recent date by the Secretaries of State of the respective jurisdictions of formation of each of the Credit Parties as to the due existence and good standing of such Person or the equivalent, if any, in foreign jurisdictions;

     (viii) appropriate certificates of qualification to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of each of the Credit Parties as of a recent date by the Secretary of State or comparable official of each jurisdiction, if any, in which the failure to be qualified to do business or authorized so to conduct business could have a Material Adverse Effect;

     (ix) stock certificates representing all of the shares of Pledged Stock with undated stock powers executed in blank for each certificate;

     (x) copies of all partnership and joint venture agreements certified as true and complete by the Secretary or Assistant Secretary of the Loan Party party thereto;

     (xi) Certificate and Receipt of Registrar of all of the Assigned Interests;

     (xii) Intercompany Notes existing as of the Closing Date together with endorsements or instruments of assignment executed in blank and attached thereto;

     (xiii) consent by makers of Intercompany Notes to pledge under Intercompany Note Assignment;

     (xiv) copies of the Organizational Documents and Operating Documents for A. Breed, Ltd. and J. Breed, Ltd.

     (xv) commitments for policies insuring title to the Mortgaged Properties acceptable in form and substance to the Agent;

     (xvi) copies of title exceptions with respect to the Mortgaged Properties, acceptable in form and substance to the Agent;

     (xvii) to the extent they currently exist, surveys for the owned real property of BREED and its Subsidiareis;

     (xviii) insurance report for certain owned and leased real property of BREED and its Subsidiaries as reasonably required by the Agent;

     (xix) flood certificates and evidence of flood insurance for any Mortgaged Property in a federally designated flood zone;

     (xx) owner's affidavit for each of the Mortgaged Properties;

     (xxi) to the extent available to BREED, the environmental audit with respect to the owned and leased real property of BREED and its Subsidiaries and other environmental information as reasonably requested by the Agent and with results satisfactory to the Agent;

     (xxii) to the extent consented to by the respective landlords, Landlord Waivers and Lease Assignments for each of BREED's or any Domestic Subsidiary's leased facilities;

     (xxiii) to the extent  available,  consents to the Lease  Assignments  from
each   landlord  for  the  leased  real  property  of  BREED  and  its  Domestic
Subsidiaries;

     (xxiv) an executed copy of the sublease from AlliedSignal to BREED of the Greenville,

     Alabama property; and a copy of the opinion required under the lease between AlliedSignal and the Industrial Development Board of the City of Greenville dated May 1, 1992 as a condition to AlliedSignal subleasing such property to BREED; and consents from The Bank of New York, the Indenture Trustee and the Industrial Development Board of the City of Greenville, in form and substance satisfactory to the Agent, consenting to the assignment of the sublease to the Agent;

     (xxv) certified copy of the Trademark License Agreement;

     (xxvi) UCC-1 Financing Statements, including without limitation fixture filings, duly executed by the Borrowers and each of the Guarantors and in proper form for filing, for all locations required by applicable law to perfect the lien of the Agent and the Lenders under the Security Agreement as a first priority Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements;

     (xxvii) a copy of BREED's employment agreement with each of the Managers, certified as true and complete by the Secretary or Assistant Secretary of BREED;

     (xxviii)receipt and satisfactory review of (A) audited consolidated financial statements of BREED and its Subsidiaries as of June 30, 1997, (B) consolidated interim financial statements of BREED and its Subsidiaries as of July 31, 1997, and (C) operating statements of the Acquired Business as of August 31, 1997;

     (xxix) receipt and satisfactory review of a pro forma consolidated balance sheet, income statement and statement of cash flows of BREED as of June 30, 1997, adjusted to give effect to the Allied Acquisition and the financings contemplated in this Agreement reviewed by certified public accountants acceptable to the Agent;

     (xxx) notice of appointment of the initial Authorized Representative(s);

     (xxxi) all schedules to the Credit Agreement and the other Loan Documents which shall be reviewed by and satisfactory to the Agent;

     (xxxii) evidence of the insurance program to be maintained by BREED and its
Subsidiaries  after  the  Allied  Acquisition,   which  such  program  shall  be
reasonably satisfactory to the Agent;

     (xxxiii)executed copies, certified as true and correct by the Secretary of BREED, of the Siemens Stock Purchase Documents and the Prudential Stock Purchase Documents together with evidence of receipt of at least $300,000,000 in the aggregate from the Siemens Stock Purchase and the Prudential Stock Purchase;

     (xxxiv)certificate of the President or Chief Financial Officer of BREED that (A) all conditions precedent to the consummation of the Siemens Stock Purchase and the Prudential Stock Purchase have been satisfied, (B) all conditions precedent to the consummation of the Allied Acquisition as set forth in the Asset Purchase Agreement and other Acquisition Documents have been satisfied and not waived without the approval of the Agent including all required consents set forth on Schedule 9.3 of the Asset Purchase Agreement and all Required Consents (as defined in the Asset Purchase Agreement) of third parties, (C) upon the tendering of the cash proceeds from the Revolving Credit Facility and Term Loan Facility, the Allied Acquisition shall be effective, and (D) no event has occurred or condition exists that could reasonably be expected to have a material adverse effect on the ability of BREED or any other party thereto to consummate the Convertible Preferred Securities Issuance;

     (xxxv) evidence satisfactory to the Agent that after payment of the purchase price for the Allied Acquisition, repayment of existing Indebtedness and all related fees and expenses, and after deducting all Letter of Credit Outstandings, there shall be available to the Borrowers for working capital at least $75,000,000;

     (xxxvi)a schedule of the corporate and capital ownership structure of BREED and its Subsidiaries immediately after giving effect to the Allied Acquisition which shall be reviewed by and be satisfactory to the Agent;

     (xxxvii)evidence that all fees payable by BREED to the Agent, NMSI and the Lenders have been paid in full;

     (xxxviii)an initial Borrowing Notice, if any;

     (xxxix)payoff letters from the holders of existing Indebtedness to be refinanced with the Revolving Credit Facility;

     (xl) such other documents, instruments, certificates and opinions as the Agent or any Lender may reasonably request in connection with the consummation of the transactions contemplated hereby, including the due perfection of a first priority security interest in all Collateral.

     (b) In the good faith judgment of the Agent and the Lenders:

     (i) there shall not have occurred or become known to the Agent or the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning BREED and its Subsidiaries delivered to the Agent prior to the making of the initial Loan that has had or could reasonably be expected to result in a Material Adverse Effect;

     (ii) no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened that purports to affect BREED or its Subsidiaries, or the Acquired Business or that could have a material adverse effect on BREED or its Subsidiaries, the Acquired Business, the Allied Acquisition or any other transaction contemplated hereby or on the ability of BREED and the other Loan Parties to perform their obligations under the Loan Documents and the early termination or expiration of any applicable waiting period imposed by law or regulation with respect the Allied Acquisition without notice of intent to challenge or a request for additional information, and no injunction shall have been issued enjoining BREED from purchasing the Acquired Business;

     (iii) the Loan Parties shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the Allied Acquisition and the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or

     (B) any agreement, document or instrument to which any of the Loan Parties is a party or by which any of them or their properties is bound;

     (iv) BREED and its Subsidiaries shall be in compliance with all existing material financial obligations;

     (v) there shall not have been any material amendment, modification or waiver of any of the terms or conditions of the Asset Purchase Agreement without consent of the Agent; and

     (vi) immediately after giving effect to the Allied Acquisition, there shall be not less than $75,000,000 under the terms of the Revolving Credit Facility available for working capital purposes, excluding Letters of Credit issued pursuant to Article III.

     6.2. Conditions of all Loans and Letters of Credit. The obligations of the Lenders to make any Loans, and the Issuing Bank to issue Letters of Credit, hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

     (a) the Agent shall have received a Borrowing Notice if required by Article II;

     (b) the  representations  and  warranties  of the Loan Parties set forth in
Article VII and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance or Letter of Credit issuance or renewal, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section 7.6(a) shall be deemed to be those financial statements most recently delivered to the Agent and the Lenders pursuant to Section 8.1 and except as otherwise permitted hereunder from the date financial statements are delivered to the Agent and the Lenders in accordance with such Section;

     (c) in the case of the issuance of a Letter of Credit, the applicable Borrower or Borrowers shall have executed and delivered to the Issuing Bank an Application and Agreement for Letter of Credit in form and content acceptable to the Issuing Bank together with such other instruments and documents as it shall request;

     (d) at the time of (and after giving effect to) each Advance or the issuance of a Letter of Credit, no Default or Event of Default specified in
Article X shall have occurred and be continuing; and

     (e) immediately after giving effect to:

     (i) a Loan, the aggregate principal balance of all outstanding Loans, Participations and Reimbursement Obligations for each Lender shall not exceed such Lender's Revolving Credit Commitment;

     (ii) a Letter of Credit or renewal thereof, the aggregate principal balance of all outstanding Participations in Letters of Credit and Reimbursement Obligations (or in the case of the Issuing Bank, its remaining interest after deduction of all Participations in Letters of Credit and Reimbursement Obligations of other Lenders) for each Lender and in the aggregate shall not exceed, respectively, (X) such Lender's Letter of Credit Commitment or (Y) the Total Letter of Credit Commitment;

     (iii) a Loan or Letter of Credit issued in an Alternative Currency, the Dollar Value of Loans in Alternative Currencies shall not exceed the Total Alternative Currency Sublimit; and

     (iv) a Loan or a Letter of Credit or renewal thereof, the sum of Letter of Credit Outstandings plus Revolving Credit Outstandings shall not exceed the Total Revolving Credit Commitment.

     ARTICLE VII

     Representations and Warranties

     Each Borrower represents and warrants with respect to itself and to its Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans and the issuing of Letters of Credit), that:

     7.1. Organization and Authority.

     (a) BREED and each Subsidiary is a corporation or partnership duly organized and validly existing under the laws of the jurisdiction of its formation;

     (b) BREED and each Subsidiary (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which the conduct of its business or ownership of its assets requires it to be so qualified;

     (c) BREED has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

     (d) Each Guarantor has the power and authority to execute, deliver and perform the Guaranty and each of the other Loan Documents to which it is a party; and

     (e) When executed and delivered, each of the Loan Documents to which any Loan Party is a party will be the legal, valid and binding obligation or agreement of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity);

     7.2. Loan Documents. The execution, delivery and performance by each Loan Party of each of the Loan Documents to which it is a party:

     (a) have been duly authorized by all requisite Organizational Action (including any required shareholder or partner approval) of such Loan Party required for the lawful execution, delivery and performance thereof;

     (b) do not violate any provisions of (i) applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on such Loan Party or its properties, or
(iii) the Organizational Documents or Operating Documents of such Loan Party;

     (c) does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to which such Loan Party is a party, or by which the properties or assets of such Loan Party are bound; and

     (d) except as provided in the Security Instruments, does not and will not result in the creation or imposition of any Lien upon any of the properties or assets of such Loan Party or any Subsidiary;

     7.3. Solvency. Each Loan Party is Solvent after giving effect to the transactions contemplated by the Loan Documents;

     7.4. Subsidiaries and Stockholders. BREED has no Subsidiaries other than those Persons listed as Subsidiaries in Schedule 7.4 and additional Subsidiaries created or acquired after the Closing Date in compliance with Section 8.19;
Schedule 7.4 states as of the date hereof the organizational form of each entity, the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or other equity interest owned by BREED or by any such Subsidiary; the outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and BREED and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in Schedule 7.4, free and clear of any Lien;

     7.5. Ownership Interests. BREED owns no interest in any Person other than the Persons listed in Schedule

     7.4, Integrated Sensor Solutions, Inc. and the joint ventures described in the agreements provided to the Agent pursuant to Section 6.1(a)(x), equity investments in Persons not constituting Subsidiaries permitted under Section 9.6 and additional Subsidiaries created or acquired after the Closing Date in compliance with Section 8.19;

     7.6. Financial Condition.

     (a) BREED has heretofore furnished to each Lender (i) an audited consolidated balance sheet of BREED and its Subsidiaries as at June 30, 1997 and the notes thereto and the related consolidated statements of income, stockholders' equity and cash flows for the Fiscal Year then ended as examined and certified by Ernst & Young, LLP and (ii) an unaudited consolidated interim statement of income of BREED and its Subsidiaries as of July 31, 1997. Except as set forth therein, such financial statements (including the notes thereto in the case of the audited statements) present fairly the financial condition of BREED and its Subsidiaries as of the end of such Fiscal Year and one month period and results of their operations for the Fiscal Year and interim period then ended and the changes in its stockholders' equity for the Fiscal Year then ended, all in conformity with GAAP applied on a Consistent Basis, subject however, in the case of unaudited interim statements to year end audit adjustments;

     (b) since June 30, 1997 there has been no material adverse change in the condition, financial or otherwise, of BREED or any of its Subsidiaries or in the businesses, properties, performance, prospects or operations of BREED or its Subsidiaries, nor have such businesses or properties been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God; and

     (c) except as set forth in the financial statements referred to in Section 7.6(a) or in Schedule 7.6 or permitted by Section 9.4, neither BREED nor any Subsidiary has incurred, other than in the ordinary course of business, any Indebtedness, or other commitment or liability which remains outstanding or unsatisfied;

     7.7. Title to Properties. BREED and each of its Subsidiaries has title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind, except with respect to the real property subject to the Mortgages, the Permitted Encumbrances as defined in each of the Mortgages, and with respect to the other real and personal properties, the transfer restrictions and Liens described in Schedule 7.7 and Liens permitted by Section 9.3;

     7.8. Taxes. BREED and each of its Subsidiaries has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves reflected in the financial statements described in Section 7.6(a) and satisfactory to BREED's independent certified public accountants have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due and the failure of which would reasonably be expected to have a Material Adverse Effect;

     7.9. Other Agreements. No Loan Party nor any Subsidiary is

     (a) a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect;

     (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument (including the Asset Purchase Agreement) to which BREED or any Subsidiary is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect; or

     (c) a party to or bound by any agreement with any other Person (other than the Agent and the Lenders pursuant to this Agreement or any other Loan Document) which prohibits, limits or restricts the ability of any Subsidiary to make any payments, directly or indirectly, to BREED by way of dividends, advances, repayments of loans or advances, or other returns on investments, or by any other agreement or arrangement which restricts the ability of any Subsidiary to make any payment, directly or indirectly, to BREED.

     7.10. Litigation. Except as set forth in Schedule 7.10, there is no action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the best knowledge of the Borrowers, threatened by or against BREED or any Subsidiary or affecting BREED or any Subsidiary or any properties or rights of BREED or any Subsidiary, which could reasonably be expected to have a Material Adverse Effect;

     7.11. Margin Stock. The proceeds of the borrowings made hereunder will be used by the Borrowers only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. Neither the Borrowers nor any agent acting in their behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof;

     7.12. Investment Company. No Loan Party is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss. 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Borrowers and the performance by the Loan Parties of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof;

     7.13. Patents, Etc. BREED and each Subsidiary owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to or used in the conduct of its businesses as now conducted and as contemplated by the Loan Documents, in all cases without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, other proprietary right of any other Person, which conflict is reasonably likely to have a Material Adverse Effect;

     7.14. No Untrue Statement. Neither (a) this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of BREED or any Subsidiary in accordance with or pursuant to any Loan Document nor
(b) any statement, representation, or warranty provided to the Agent in connection with the negotiation or preparation of the Loan Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading;

     7.15. No Consents, Etc. Neither the respective businesses or properties of the Loan Parties or any Subsidiary, nor any relationship among the Loan Parties or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of any Loan Party or any Subsidiary as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan Documents, including, without limitation, the Allied Acquisition (other than the consents identified in the Asset Purchase Agreement), or if so, such consent (and in the case of the Allied Acquisition the Required Consents, as defined in the Asset Purchase Agreement), approval, authorization, filing, registration or qualification has been duly obtained or effected, or shall have been obtained or effected prior to the Closing Date, as the case may be;

     7.16. Employee Benefit Plans.

     (a) BREED, each ERISA Affiliate and each Subsidiary is in compliance with all applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder and in compliance with all Foreign Benefit Laws and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under
Section 401(a) of the Code has been determined or BREED or its Subsidiaries is in the process of obtaining a determination by the Internal Revenue Service to be so qualified, each trust related to such plan has been determined to be exempt under Section 501(a) of the Code, and each Employee Benefit Plan subject to any Foreign Benefit Law has received the required approvals by any Governmental Authority regulating such Employee Benefit Plan. No material liability has been incurred by BREED or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

     (b) Neither BREED, any ERISA Affiliate nor any Subsidiary has (i) engaged in a nonexempt prohibited transaction described in Section 4975 of the Code or
Section 406 of ERISA affecting any of the Employee Benefit Plans or the trusts created thereunder which could subject any such Employee Benefit Plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA, (ii) incurred any accumulated funding deficiency with respect to any Employee Benefit Plan, whether or not waived, or any other material liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, (iv) failed to make a required installment or other required payment under Section 412 of the Code, Section 302 of ERISA or the terms of such Employee Benefit Plan, or (v) failed to make a required contribution or payment, or otherwise failed to operate in compliance with any Foreign Benefit Law regulating any Employee Benefit Plan;

     (c) No Termination Event has occurred or is reasonably expected to occur with respect to any Employee Benefit Plan except for the hourly represented retirement plans of BREED's Grabill, Indiana and Niles, Michigan facilities, and neither BREED nor any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan;

     (d) The present value of all vested accrued benefits under each Employee Benefit Plan which is subject to Title IV of ERISA or whose funding is regulated by any Foreign Benefit Law, did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such Employee Benefit Plan allocable to such benefits;

     (e) To the best of BREED's knowledge, each Employee Benefit Plan subject to Title IV of ERISA or the funding of which is regulated by any Foreign Benefit Law, maintained by BREED, any ERISA Affiliate or any Subsidiary, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA, all Foreign Benefit Laws, and other applicable laws, regulations and rules;

     (f) The consummation of the Loans and the issuance of the Letters of Credit provided for herein will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption; and

     (g) No material proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of BREED after due inquiry, is threatened concerning or involving any Employee Benefit Plan;

     7.17. No Default. As of the date hereof, there does not exist any Default or Event of Default hereunder;

     7.18. Environmental Matters. BREED and each Subsidiary is in compliance with all applicable Environmental Laws in all material respects and has been issued and currently maintains or is pursuing all required federal, state, local and foreign permits, licenses, certificates and approvals. Neither BREED nor any Subsidiary has been notified of any pending or threatened action, suit, proceeding or investigation which, and neither BREED nor any Subsidiary is aware of any facts which, (i) calls into question, or could reasonably be expected to call into question, compliance by BREED or any Subsidiary with any Environmental Laws, (ii) which seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Material or the operation of BREED's or any Subsidiary's business or facility, or (iii) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of BREED or any Subsidiary to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law, which in any of the foregoing instances would reasonably be expected to have a Material Adverse Effect;

     7.19. Employment Matters. (a) Except as set forth in Schedule 7.19, none of the employees of BREED or any Subsidiary is subject to any collective bargaining agreement and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending or, to the best knowledge of BREED, threatened against BREED or any Subsidiary or between BREED or any Subsidiary and any of its employees, other than (in each of the foregoing cases) employee grievances arising in the ordinary course of business which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

     (b) Except to the extent a failure to maintain compliance would not have a Material Adverse Effect, BREED and each Subsidiary is in compliance in all material respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is neither pending or, to the knowledge of BREED, threatened any litigation, administrative proceeding nor, to the knowledge of BREED, any investigation, in respect of such matters which, if decided adversely, could reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect;

     7.20. RICO. Neither BREED nor any Subsidiary is engaged in or has engaged in any course of conduct that could subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws;

     7.21. Allied Acquisition Representations. On the Closing Date, each of the representations and warranties contained in Article 6 of the Asset Purchase Agreement, including all Exhibits and Schedules referenced therein and all definitions of defined terms referenced therein and all disclosures of Allied contained therein, are incorporated herein by reference and given by BREED as of the Closing Date;

     7.22. Allied Acquisition. All conditions precedent to the consummation of the Allied Acquisition as set forth in the Asset Purchase Agreement and other Acquisition Documents have been satisfied and not waived without the approval of the Agent (which approval shall not be unreasonably withheld) including all Required Consents (as defined in the Asset Purchase Agreement) and approvals of third parties and upon the tendering of the cash proceeds from the Revolving Credit Facility, the Allied Acquisition shall be effective;

     7.23. Perfected Security Instruments. (a) At all times after execution and delivery of each Pledge Agreement by the Pledgor thereunder and satisfaction of the conditions set forth in Section 6.1, the security interests created in favor of the Agent for the benefit of the Lenders under the Pledge Agreements will constitute valid, perfected security interests in the Pledged Stock and Assigned Interests, subject to no other Liens;

     (b) At all times after execution and delivery of each Security Instrument (other than the Pledge Agreements) by the parties thereto and completion of the filings and recordings listed on Schedule 7.23 hereto, the security interests created in favor of the Agent for the benefit of the Lenders under the Security Instruments (other than the Pledge Agreements) will constitute valid, perfected security interests in the Collateral described therein, subject to no other Liens whatsoever, except for Permitted Liens, and with respect to the Mortgages, subject to no other Liens whatsoever, except for the Permitted Encumbrances as defined in each of the Mortgages.

     ARTICLE VIII

     Affirmative Covenants

     Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, BREED will, and where applicable will cause each Subsidiary to:

     8.1. Financial Reports, Etc. (a) As soon as practical and in any event within 90 days after the end of each Fiscal Year of BREED, deliver or cause to be delivered to the Agent, together with sufficient copies for each Lender (i) consolidated and consolidating (by major lines of business) balance sheets of BREED and its Subsidiaries as at the end of such Fiscal Year, and the notes thereto, and the related consolidated and consolidating statements of income, stockholders' equity and cash flows, and the respective notes thereto, for such Fiscal Year, setting forth comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis and containing opinions (in the case of the consolidated statements) of Ernst & Young LLP, or other such independent certified public accountants selected by BREED and approved by the Agent, which are unqualified as to the scope of the audit performed and as to the "going concern" status of BREED and its Subsidiaries and without any exception not acceptable to the Required Lenders, and (ii) a certificate of an Authorized Representative demonstrating compliance with Sections 9.1(a) through 9.1(c), which certificate shall be in the form of Exhibit T;

     (b) as soon as practical and in any event within 45 days after the end of each fiscal quarter (except the last fiscal quarter of the Fiscal Year), deliver to the Agent together with sufficient copies for each Lender, (i) consolidated and consolidating (by major line of business) balance sheets of BREED and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income and cash flows for such fiscal quarter and for the period from the beginning of the then current Fiscal Year through the end of such reporting period, and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of BREED and its Subsidiaries as of the end of such fiscal period and the results of their operations and the changes in their financial position for such fiscal period, in conformity with the standards set forth in Section 7.6(a) with respect to interim financial statements, and (ii) a certificate of an Authorized Representative containing computations for such quarter comparable to that required pursuant to Section 8.1(a)(ii);

     (c) as soon as practical and in any event within 30 days after the end of each calendar month (except the last month of a fiscal quarter or Fiscal Year), deliver to the Agent consolidated and consolidating (by major line of business) balance sheets of BREED and its Subsidiaries as at the end of such calendar month, and the related consolidated and consolidating statements of income and cash flows for such calendar month and for the period from the beginning of the then current Fiscal Year through the end of such month, and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the results of operations of BREED and its Subsidiaries as of the end of such calendar month and for such calendar month, respectively, and the changes in their financial position for such period, in conformity with the standards set forth in Section 7.6(a) with respect to interim financial statements;

     (d) together  with each delivery of the  financial  statements  required by
Section 8.1(a)(i), deliver to the Agent and each Lender a letter from BREED's accountants specified in Section 8.1(a)(i) stating that in performing the audit necessary to render an opinion on the financial statements delivered under
Section 8.1(a)(i), they obtained no knowledge of any Default or Event of Default by the Borrowers in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof; (e) promptly upon their becoming available to BREED, BREED shall deliver to the Agent, together with sufficient copies for each Lender, a copy of (i) all regular or special reports or effective registration statements which BREED or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by BREED or any Subsidiary to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to BREED or any Subsidiary by independent accountants in connection with any annual, interim or special audit of BREED or any Subsidiary;

     (f) promptly deliver or cause to be delivered to the Agent, written notice of any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which BREED or any of its Subsidiaries is a party or by which BREED or any Subsidiary thereof or any of their respective properties may be bound;

     (g) promptly, from time to time, deliver or cause to be delivered to the Agent such other information regarding BREED's and any Subsidiary's operations, business affairs and financial condition as the Agent may reasonably request;

     Subject to Section 12.1(f), the Agent and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Agent, to any Governmental Authority having jurisdiction over the Agent or any of the Lenders pursuant to any written request therefor or in the ordinary course of examination of loan files, or to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement provided that notice is given to BREED if such information is delivered to a Person not enumerated herein;

     8.2. Maintain Properties. Maintain all properties necessary to its operations in good working order and condition, ordinary wear and tear excepted, make all needed repairs, replacements and renewals to such properties, and maintain free from Liens all trademarks, trade names, patents, copyrights, trade secrets, know- how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices;

     8.3. Existence, Qualification, Etc. Except as otherwise expressly permitted under Section 9.7, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, and, except to the extent conveyed in connection with a transaction permitted under Section 9.5 hereof, maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary;

     8.4. Regulations and Taxes. Comply in all material respects with or contest in good faith all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien against any of its properties except liabilities being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves acceptable to BREED's independent certified public accountants have been established unless and until any Lien resulting therefrom attaches to any of its property and becomes enforceable against the Lenders;

     8.5. Insurance. (a) Keep all of its insurable properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards, including containing provisions required by the Security Instruments, (b) maintain general public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property and (c) maintain insurance under all applicable workers'
compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes) and against loss by reason of business interruption such policies of insurance to have such limits, deductibles, exclusions, co-insurance and other provisions providing no less coverages than that specified in Schedule 8.5. Each of the policies of insurance described in this Section 8.5 shall comply in all respects with the terms of the Security Instruments;

     8.6. True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements;

     8.7. Right of Inspection. Permit any representative designated by the Agent or any Lender, to visit and inspect any of the properties, corporate books and financial reports of BREED or any Subsidiary and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice and permit any Lender to discuss BREED's affairs, finances and accounts with its principal officers and its independent accountants all at reasonable times, at reasonable intervals and with reasonable prior notice;

     8.8. Observe all Laws. Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business;

     8.9. Governmental Licenses. Obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and as contemplated by the Loan Documents;

     8.10. Covenants Extending to Other Persons. Cause each of its Subsidiaries to do with respect to itself, its business and its assets, each of the things required of BREED in Sections 8.2 through 8.9, and 8.18 inclusive;

     8.11. Officer's Knowledge of Default. Upon any Authorized Representative or the General Counsel of BREED obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of BREED or any Subsidiary to any Lender, or any event, development or occurrence which could reasonably be expected to have a Material Adverse Effect, cause such officer or an Authorized Representative to promptly notify the Agent of the nature thereof, the period of existence thereof, and what action BREED or such Subsidiary proposes to take with respect thereto;

     8.12. Suits or Other Proceedings. Upon any Authorized Representative or the General Counsel of BREED obtaining knowledge of any litigation or other proceedings being instituted against BREED or any Subsidiary or any attachment, levy, execution or other process being instituted against any assets of BREED or any Subsidiary making a claim or claims which is likely to result in damages in an aggregate amount greater than $10,000,000 not otherwise covered by insurance, or could reasonably be expected to have a Material Adverse Effect, promptly deliver to the Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process;

     8.13. Notice of Environmental Complaint or Condition. Promptly provide to the Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims, or citations received by BREED or any Subsidiary relating to any (a) violation or alleged violation by BREED or any Subsidiary of any applicable Environmental Law; (b) release or threatened release by BREED or any Subsidiary, or at any facility or property owned or leased or operated by BREED or any Subsidiary or by any Person handling, transporting, or disposing of any Hazardous Material on behalf of BREED or any Subsidiary, of any Hazardous Material, except where occurring legally; or (c) liability or alleged liability of BREED or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, which in any of the foregoing instances would reasonably be expected to have a Material Adverse Effect;

     8.14. Environmental Compliance. If BREED or any Subsidiary shall receive any letter, notice, complaint, order, directive, claim or citation alleging that BREED or and Subsidiary has violated any Environmental Law, has released any Hazardous Material or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, which in any of the foregoing instances would reasonably be expected to have a Material Adverse Effect, BREED shall, within the time period permitted by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, either (i) remove or remedy, or cause the applicable
Subsidiary to remove or remedy, such violation or release or satisfy such liability or (ii) contest in good faith such violation so long as no remedial action shall be required to be taken during the period of such contest;

     8.15.  Indemnification.  Without  limiting the generality or application of
Section 12.9, BREED hereby agrees to indemnify and hold the Agent, the Lenders and NMSI, and their respective officers, directors, employees and agents, harmless from and against any and all claims, losses, penalties, liabilities, damages and expenses (including assessment and cleanup costs and reasonable attorneys' fees and disbursements) arising directly or indirectly from, out of or by reason of (a) the violation of any Environmental Law by BREED or any Subsidiary or with respect to any property owned, operated or leased by BREED or any Subsidiary or (b) the handling, storage, treatment, emission or disposal of any Hazardous Materials by or on behalf of BREED or any Subsidiary or on or with respect to property owned or leased or operated by BREED or any Subsidiary. The provisions of this Section 8.15 shall survive the Facility Termination Date and expiration or termination of this Agreement;

     8.16. Further Assurances. At the Borrowers' cost and expense, upon request of the Agent, duly execute and deliver or cause to be duly executed and delivered, to the Agent such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents;

     8.17 Employee Benefit Plans.

     (a) With reasonable promptness, and in any event within thirty (30) days thereof, give notice to the Agent of (a) the establishment of any new Employee Benefit Plan (which notice shall include a summary of such plan), (b) the commencement of contributions to any Employee Benefit Plan to which BREED, any of its ERISA Affiliates or any of its Subsidiaries was not previously contributing, (c) any material increase in the benefits of any existing Employee Benefit Plan, (d) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by BREED, any ERISA Affiliate or any Subsidiary with respect to such request and (e) the failure of BREED or any ERISA Affiliate or any Subsidiary to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code (in the case of Employee Benefit Plans regulated by the Code or ERISA) or any Foreign Benefit Law (in the case of any Employee Benefit Plan regulated by any Foreign Benefit
Law) by the due date;

     (b) Promptly and in any event within fifteen (15) days of becoming aware of the occurrence or forthcoming occurrence of any (a) Termination Event or (b) nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, deliver to the Agent a notice specifying the nature thereof, what action BREED, any ERISA Affiliate or any Subsidiary has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor, the PBGC or any other Governmental Authority with respect thereto; and

     (c) With reasonable promptness but in any event within fifteen (15) days for purposes of clauses (a), (b) and (c), deliver to the Agent copies of (a) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code, (b) all notices received by BREED or any ERISA Affiliate or any Subsidiary of the PBGC's or any Governmental Authority's intent to terminate any Employee Benefit Plan or to have a trustee appointed to administer any Pension Plan, (c) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by BREED or any ERISA Affiliate with the Internal Revenue Service with respect to each Employee Benefit Plan and (d) all notices received by BREED or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. BREED will notify the Agent in writing within five (5) Business Days of BREED or any ERISA Affiliate obtaining knowledge or reason to know that BREED or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA;

     8.18. Continued Operations. Except as permitted under Section 9.12, continue at all times to conduct its business and engage principally in the same or complementary line or lines of business substantially as heretofore conducted;

     8.19 Additional Support Documents. Within thirty (30) days (or such additional amount of time as is reasonably necessary in the case of a Foreign Subsidiary but in no event more than ninety (90) days) of the acquisition or creation of any Domestic Subsidiary or Direct Foreign Subsidiary or any Subsidiary of a Borrowing Subsidiary cause to be delivered to the Agent for the benefit of the Lenders each of the following:

     (a) in the case of a Domestic Subsidiary,

     (i) a Guaranty executed by such Domestic Subsidiary substantially in the form of Exhibit G hereto;

     (ii)  a  Security   Agreement   executed   by  such   Domestic   Subsidiary
substantially in the form of Exhibit R hereto;

     (iii) if applicable, to the extent consented to by any necessary third party, Landlord Waivers (in the form of Exhibit L), Lease Assignments (in the form of Exhibit N), Mortgages, an Intellectual Property Security Agreement (in the form of Exhibit H), and an Intercompany Note Pledge Agreement (in the form of Exhibit Q);

     (b) (i) in the case that such Subsidiary is directly owned by BREED or a Domestic Subsidiary or a Borrowing Subsidiary which has previously delivered a Pledge Agreement, Exhibit A and a revised Schedule I to the Pledge Agreement dated the date hereof together with (x) stock certificates or other appropriate evidence of ownership representing 100% of the capital stock and related interests and rights of a Domestic Subsidiary and a Subsidiary of a Borrowing
Subsidiary or (y) not less than 65% of the Voting Stock and 100% of the non-voting common stock and related interests and rights of any Direct Foreign Subsidiary and (z) duly executed stock powers or powers of assignment in blank affixed thereto;

     (ii) in the case that  such  Subsidiary  is  directly  owned by a  Domestic
Subsidiary which has not previously delivered a Pledge Agreement, a Pledge Agreement substantially similar in form and content to that executed and delivered by certain Domestic Subsidiaries on the Closing Date, with appropriate revisions as to the identity of the pledgor and as required by applicable law, if such Subsidiary is a Foreign Subsidiary, and securing Obligations of such Pledgor under its Guaranty, together with (x) stock certificates or other appropriate evidence of ownership representing 100% of the capital stock and related interests and rights of a Domestic Subsidiary or (y) not less than 65% of the Voting Stock and 100% of the non-voting common stock and related interests and rights of any Direct Foreign Subsidiary (z) duly executed stock powers or powers of assignment in blank affixed thereto or a Certificate and Receipt of Registrar; or

     (c) in the case that such Subsidiary is a partnership that has not issued certificates evidencing ownership of such partnership or joint venture, the Collateral Assignment of Partnership Interests and Certificate and Receipt of Registrar of such partnership or such joint venture with respect to the registration of the Lien on Assigned Interests so long as such assignment is not prohibited by the Governing Documents of such partnership or joint venture;

     (d) an opinion of counsel to the Subsidiary dated as of the date of delivery of the Guaranty and other Loan Documents provided for in this Section 8.19and addressed to the Agent and the Lenders, in form and substance substantially identical to the opinion of counsel delivered pursuant to Section 6.1(a)(ii) hereof on the Closing Date with respect to each Loan Party which is party to any Loan Document which such newly acquired or created Subsidiary is required to deliver or cause to be delivered pursuant to subparagraphs (a), (b), or (c) above.

     (e) current copies of the Organizational Documents and Operating Documents of such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such Organizational Documents or Operating Documents, of the shareholders) of such Subsidiary authorizing the actions and the execution and delivery of documents described in this Section 8.19.

     8.20. Operating Plan. As soon as practical and in any event within 90 days after the Closing Date, BREED shall deliver to the Agent a copy of the Operating Plan; provided, however, that if at any time before the Facility Termination Date, management of BREED determines that the forecasts of the Operating Plan no longer accurately reflect the current projected financial results of BREED and its Subsidiaries, as promptly as practicable after such determination date and in any event within 30 days of the end of the fiscal quarter for which such determination was made, BREED shall deliver to the Agent a revised Operating Plan;

     8.21. Allied Acquisition Audit. As soon as practical and in any event within 45 days after the Closing Date, BREED shall deliver to the Agent a copy of an audit of the Acquired Business for the three (3) years ending December 31, 1996 conducted by Price Waterhouse, LLP and unaudited financial statements as of September 30, 1997; and within 95 days after the initial Advance, unaudited financial statements as of the date of the initial Advance. Notwithstanding the foregoing, AlliedSignal's failure to provide such statements, without fault of BREED, shall not constitute an Event of Default;

     8.22. Diligent Pursuit of Waiver. BREED shall use its best efforts to obtain a waiver of the limitations set forth in the letter dated August 26, 1996 to BREED from the Securities and Exchange Commission;

     8.23. Swap Agreements. Not later than thirty (30) days following the Closing Date, the Borrowers shall enter into interest rate protection agreements containing terms and conditions acceptable to BREED and the Agent providing Rate Hedging Obligations which limit the risk of interest rate fluctuations in a notional amount of not less than (i) $300,000,000 or (ii) in the event that Outstandings are less than $300,000,000, fifty percent (50%) of all Outstandings;

     8.24. Subsidiary Support of Permitted Indebtedness. So long as not prohibited by law, BREED and each Subsidiary shall cause each of their Subsidiaries to make cash payments, directly or indirectly, to the Borrowers by way of dividends, advances, repayments of loans or advances, or other returns on investments, or by way of any other arrangement such that the Borrowers shall have the ability to satisfy all interest and principal payments required under the terms of this Agreement or any other Loan Document and under the terms of any other Permitted Indebtedness.

     8.25. Convertible Debentures.

     (a) The Convertible Preferred Securities Issuance shall have occurred within 180 days of the Closing Date.

     (b) In the event any distribution with respect to the Convertible Debentures would give rise to an Event of Default, promptly give the BTI Trust notice of the election by BREED to defer such distribution until payment in full of the Obligations.

     8.26 Management. Cause the Person occupying the office of (i) Vice Chairman of the Board of Directors, (ii) President and Chief Operating Officer, and (iii) Executive Vice President of Operations Worldwide to remain in such office, except for reason of death or disability.

     ARTICLE IX

     Negative Covenants

     Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, BREED will not, nor will it permit any Subsidiary to:

     9.1. Financial Covenants.

     (a) Consolidated Shareholder's Equity. Permit Consolidated Shareholder's Equity to be less than the following: (i) ninety percent (90%) of the pro-forma Consolidated Shareholders' Equity of BREED and its Subsidiaries and the Acquired Business as set forth in the Form 8-K filed with the Securities and Exchange Commission as a result of the completion of the Allied Acquisition, less

     (ii) the sum of:

     (A) All after tax charges related to the restructure plan announced in the second quarter of Fiscal Year 1998, as approved by the Agent, plus

     (B) All after tax charges for disruption costs directly related to the aforementioned restructure plan, as approved by the Agent, plus

     (C) All after tax fees and expenses, including financing fees, that are related to the Allied Acquisition, as approved by the Agent, plus

     (D) After tax charges for the write off of in process R&D of the Acquired Business, as approved by the Agent, plus

     (E) Cash Dividends on either the Convertible Preferred Securities or the Series B Preference Shares so long as the Convertible Preferred Securities have not been issued, plus

     (F) Cash dividends paid to common stockholders on or about November 4, 1997;

     plus

     (iii) the sum of:

     (A) Ninety percent (90%) of Consolidated Net Income (with no reduction for losses), plus

     (B) One hundred percent (100%) of the Net Proceeds of any Equity Offering.

     (iv) The foregoing calculation, (i) - (ii) + (iii) shall be exclusive of the effects of any foreign currency translation amounts after September 30, 1997.

     (b) Consolidated EBITDA. Permit at any time during the respective periods set forth below Consolidated EBITDA (less those items described in Section 9.1
(a)(ii)(A)(B) and (D)) to be less than that set forth opposite each such period:


                     Period                                      Amount
Three months ending December 31, 1997                           $25,000,000
Six months ending March 31, 1997                                $64,000,000
Nine months ending June 30, 1998                               $107,000,000

     (c) Limitation on Capital Expenditures. Make Capital Expenditures which exceed during the respective periods set forth below (on a cumulative basis) the amount set forth opposite each such period:


                     Period                                           Amount
Three months ending December 31, 1997                               $17,000,000
Six months ending March 31, 1998                                    $37,000,000
Nine months ending June 30, 1998                                    $57,000,000


     9.2. Acquisitions. Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition.

     9.3. Liens. Incur, create or permit to exist any Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by BREED or any Subsidiary, other than Liens created in favor of the Agent and the Lenders under the Loan Documents and the following (collectively, the "Permitted Liens"):

     (a) Liens existing as of the date hereof and as set forth in Schedule 7.7;

     (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP.

     (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 90 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

     (d) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

     (e) purchase money Liens to secure Indebtedness permitted under Section 9.4(e) and incurred to purchase fixed assets, provided such Indebtedness represents not less than 75% and not more than 100% of the purchase price of such assets as of the date of purchase thereof and no property other than the assets so purchased secured such Indebtedness;

     (f) Liens arising in connection with Capital Leases permitted under Section 9.4(f) provided that no such Lien shall extend to any Collateral or to any other property other than the assets subject to such Capital Leases;

     (g) easements (including reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of BREED or any Subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to BREED or any Subsidiary;

     9.4.   Indebtedness.   Incur,  create,   assume  or  permit  to  exist  any
Indebtedness, howsoever evidenced, except the following (collectively the "Permitted Indebtedness"):

     (a) Indebtedness existing as of the Closing Date as set forth in Schedule 7.6; provided the outstanding amount of such Indebtedness shall not at any time exceed $100,000,000 in the aggregate; provided, further, none of the instruments and agreements evidencing or governing such Indebtedness shall be amended, modified or supplemented after the Closing Date to change any terms of subordination, repayment or rights of conversion, put, exchange or other rights from such terms and rights as in effect on the Closing Date;

     (b) Indebtedness owing to the Agent or any Lender in connection with this Agreement, any Note or other Loan Document;

     (c) Indebtedness required under Section 8.23;

     (d) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

     (e) purchase money Indebtedness in an aggregate amount not to exceed $10,000,000 at any time;

     (f) Capital Leases (i) with respect to the construction and equipping of the VT1 FAB2 Facility in Finland in an aggregate amount not to exceed $10,000,000 at any time and (ii) other than described in clause (i) above in an aggregate principal amount not to exceed $10,000,000 at any time;

     (g) Intercompany Advances; and

     (h) Guaranties of Indebtedness permitted hereunder of Guarantors and Direct Foreign Subsidiaries., and the limited guaranty of the Convertible Preferred Securities.

     9.5. Transfer of Assets. Sell, lease, transfer or otherwise dispose of any assets of BREED or any Subsidiary other than:

     (a) dispositions of assets in the ordinary course of business; (b) dispositions of property that is substantially worn, damaged, obsolete or, in the judgment of BREED, no longer best used or useful in its business (including Gallino Plasturgia S.r.l.) or that of any Subsidiary;

     (c) transfers of assets necessary to give effect to investment or merger or consolidation transactions permitted by Sections 9.6 and 9.7.

     (d) after the Agent has approved the Operating Plan, dispositions described therein.

     9.6. Investments. Purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person, except that BREED and its Subsidiaries may maintain investments or invest in:

     (a) any Person acquired in an Acquisition permitted hereunder;

     (b) Eligible Securities;

     (c) investments, including joint ventures, existing as of the date hereof and as set forth in Schedule 7.4 and the Siemens joint venture referred to in
Section 9.6(h);

     (d) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss;

     (e) Intercompany Advances;

     (f) investments in Guarantors formed for the purpose of an Equity Offering or a Debt Offering;

     (g) loans and advances to employees in the ordinary course of business in an aggregate amount not to exceed $4,000,000;

     (h) non-cash investments in a joint venture with Siemens AG or a subsidiary thereof not to exceed in the aggregate $20,000,000;

     (i) other investments in joint ventures, the BTI Trust and minority interest investments in an aggregate amount not to exceed $1,000,000;

     (j) advances to Foreign Subsidiaries who are not Borrowing Subsidiaries nor Direct Foreign Subsidiaries in
     an aggregate amount not to exceed $1,000,000; and

     (k) investments in BTI Trust of up to 3% of the principal amount of the Convertible Preferred Securities.

     9.7. Merger or Consolidation. (a) Consolidate with or merge into any other Person, or (b) permit any other Person to merge into it; provided, however, (i) any Subsidiary of BREED may merge or transfer all or substantially all of its assets into or consolidate with its parent, a Guarantor, a Borrowing Subsidiary, or BREED, and (ii) any other Person may merge into or consolidate with BREED or any wholly-owned Subsidiary and any Subsidiary may merge into or consolidate with any other Person in order to consummate an Acquisition permitted by Section 9.2, provided further, that any resulting or surviving entity shall execute and deliver such agreements and other documents, including a Guaranty, and take such other action as the Agent may require to evidence or confirm its express assumption of the obligations and liabilities of its predecessor entities under the Loan Documents;

     9.8 Restricted Payments. Make any Restricted Payment or apply or set apart any of their assets therefor or agree to do any of the foregoing except (a) a one time cash dividend of approximately $2,200,000 payable to the holders of BREED common stock on or before November4, 1997, (b) BREED may make Restricted Payments (i) prior to the issuance of the Convertible Preferred Securities on the Series B Preference Shares required pursuant to the Prudential Stock Purchase Documents and (ii) after the issuance of the Convertible Preferred Securities to the BTI Trust on the Convertible Debentures (and the BTI Trust may make distributions on the Convertible Preferred Securities) so long as both before and after giving effect thereto, no Default or Event of Default exists, and (c) the redemption of the Series B Preference Shares with Net Proceeds received from the sale of the Convertible Preferred Securities or such other equity or equity linked securities as approved by the Required Lenders.

     9.9. Transactions with Affiliates. Other than transactions permitted under Sections 9.5, 9.6, 9.7 and 9.8, and transactions with the BTI Trust (to the extent necessary for BREED to perform its obligations with respect to the Convertible Preferred Securities), Guarantors, Borrowing Subsidiaries or Direct Foreign Subsidiaries, enter into any transaction after the Closing Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of BREED, except (a)that such Persons may render services to BREED or its Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services,
(b)that BREED or any Subsidiary may render services to such Persons for compensation at the same rates generally charged by BREED or such Subsidiary and
(c) in either case in the ordinary course of business and pursuant to the reasonable requirements of BREED's (or any Subsidiary's) business consistent with past practice of BREED and its Subsidiaries and upon fair and reasonable terms no less favorable to BREED (or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate;

     9.10. Compliance with ERISA, the Code and Foreign Benefit Laws. With respect to any Pension Plan, Employee Benefit Plan or Multiemployer Plan:

     (a) permit the occurrence of any Termination Event which would result in a liability on the part of BREED, any ERISA Affiliate, or any Subsidiary to the PBGC or any Governmental Authority; or

     (b) permit the present value of all benefit liabilities under all Employee Benefit Plans to exceed the current value of the assets of such Employee Benefit Plans allocable to such benefit liabilities; or

     (c) permit any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived; or

     (d) fail to make any contribution or payment to any Multiemployer Plan which BREED or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

     (e) engage, or permit BREED or any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for which a civil penalty pursuant to Section 502(I) of ERISA or a tax pursuant to Section 4975 of the Code may be imposed; or

     (f) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to BREED or any ERISA Affiliate or any Subsidiary or increase the obligation of BREED or any ERISA Affiliate or any Subsidiary to a Multiemployer Plan other than those to be established for certain employees acquired as part of the Allied Acquisition; or

     (g) fail, or permit BREED or any ERISA Affiliate or any Subsidiary to fail to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and interpretations thereof;

     9.11. Accounting Changes. Change its Fiscal Year or make any change in its accounting treatment and reporting practices except as required by GAAP;

     9.12. Dissolution, etc. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except for the dissolution of Gallino Plasturgia S.r.l. and Akebono Vaitec and in connection with a merger or consolidation permitted pursuant to Section 9.7 or as provided in the Operating Plan;

     9.13. Limitations on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by BREED or any Subsidiary of real or personal property, whether now owned or hereafter acquired in a related transaction or series of related transactions, which has been or is to be sold or transferred by BREED or any Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of BREED or any Subsidiary;

     9.14. Change in Control. Cause, suffer or permit to exist or occur any Change of Control;

     9.15. Limitation on Guaranties. Enter into or cause, suffer or permit to exist any Guaranties except as permitted in Section 9.4.

     9.16. Negative Pledge Clauses. Enter into or cause, suffer or permit to exist any agreement with any Person other than the Agent and the Lenders pursuant to this Agreement or any other Loan Documents which prohibits or limits the ability of any of BREED or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, in favor of the Agent and the Lenders under the Loan Documents; provided that BREED and any Subsidiary may enter into such an agreement in connection with, and limited solely to, property acquired with the proceeds of purchase money Indebtedness permitted hereunder;

     9.17. Prepayments, Etc. of Indebtedness. (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness; or

     (b) amend, modify or change in any manner any term or condition of any Indebtedness described in Section 9.4(a) or any lease so that the terms and conditions thereof are less favorable to the Agent and the Lenders than the terms of such Indebtedness or leases as of the Closing Date;

     9.18. Restrictive Agreements. Enter into or cause, suffer or permit to exist any agreement with any other Person (other than the Agent and the Lenders pursuant to this Agreement or any other Loan Document) which prohibits, limits or restricts the ability of any Subsidiary to make any payments, directly or indirectly, to BREED by way of dividends, advances, repayments of loans or advances, or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to BREED.

     ARTICLE X

     Events of Default and Acceleration

     10.1. Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

     (a) if default shall be made in the due and punctual payment of the principal of any Loan, Reimbursement Obligation or other Obligation, when and as the same shall be due and payable whether pursuant to any provision of Article II or Article III, at maturity, by acceleration or otherwise and; or

     (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan, Reimbursement Obligation or other Obligation or of any fees or other amounts payable to any of the Lenders or the Agent on the date on which the same shall be due and payable; or

     (c) if default shall be made in the performance or observance of any covenant set forth in Section 2.3(b), 2.12, 8.7, 8.11, 8.12, 8.19, 8.20, 8.25(a)
or 8.26 (and such Default in the case of Section 8.26 shall continue for 15 days) or Article IX;

     (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a), (b) or (c) above) and such default shall continue for thirty (30) or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Agent or an Authorized Representative of BREED becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) ( including without limitation failure of any Guarantor to pay the Agent all of the Guaranteed Obligations in accordance with, and as defined in, the Guaranty on the Business Day on which the Agent has demanded such payment in accordance with the terms of the Guaranty ) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Agent or any of the Lenders or delivered to the Agent or any of the Lenders in connection with or pursuant to this Agreement or any of the Obligations, or if any Loan Document ceases to be in full force and effect (other than by reason of any action by the Agent or any Lender), or if without the written consent of the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Lenders or the Agent); or

     (e) if there shall occur (i) a default, which is not waived, in the payment of any principal, interest, premium or other amount with respect to any Indebtedness or Rate Hedging Obligation (other than the Loans and other Obligations) of BREED or any Subsidiary in an amount not less than $2,000,000 in the aggregate outstanding, or (ii) a default, which is not waived, in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness or Rate Hedging Obligation referred to in clause (i) may have been issued, created, assumed, guaranteed or secured by BREED or any Subsidiary, or (iii) any other event of default as specified in any agreement or instrument under or pursuant to which any such Indebtedness or Rate

     Hedging Obligation may have been issued, created, assumed, guaranteed or secured by BREED or any Subsidiary, and any such default or event of default specified in clauses (i), (ii) or (iii) shall continue for more than the period of grace, if any, therein specified, or such default or event of default shall permit the holder of any such Indebtedness or Rate Hedging Obligation (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; or

     (f) if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent or any Lender by or on behalf of the Borrowers pursuant to or in connection with any Loan Document, or otherwise, shall be false or misleading in any material respect when given; or

     (g) if BREED or any Subsidiary shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

     (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of BREED or any Subsidiary or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against BREED or any Subsidiary seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of BREED or any Subsidiary or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against BREED or any Subsidiary any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if BREED or any Subsidiary takes any action to indicate its consent to or approval of any such proceeding or petition; or

     (i) if (i) one or more judgments or orders where the amount not covered by insurance (or the amount as to which the insurer is found not to be liable for) is in excess of $1,000,000 is rendered against BREED or any Subsidiary, or (ii) there is any attachment, injunction or execution against any of BREED's or Subsidiaries' properties for any amount in excess of $1,000,000 in the aggregate; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty
(30) days; or

     (j) if BREED or any Subsidiary shall, other than in the ordinary course of business (as determined by past practices or as set forth in the Operating
Plan), suspend all or any part of its operations material to the conduct of the business of BREED or such Subsidiary for a period of more than sixty (60) days; or (k) any material uninsured damage to or loss, theft or destruction of any of the Collateral shall occur;

     (l) any actual or asserted invalidity (other than by the Agent or Lenders) of the Loan Documents; or

     (m) if there shall occur any Termination Event; or

     (n) there shall occur any Change in Control; or

     (o) the occurrence of any Indenture Event of Default or the failure to register securities of the Borrower or BTI Trust as required by any agreement or instrument to which either of them is a party;

     then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

     (A) either or both of the following actions may be taken: (i) the Agent, with the consent of the Required Lenders, may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders and the Issuing Bank to make further Loans or to issue additional Letters of Credit terminated, whereupon the obligation of each Lender to make further Loans and of the Issuing Bank to issue additional Letters of Credit, hereunder shall terminate immediately, and (ii) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrowers any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrowers to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice by or to the Agent or the Lenders;

     (B) The Borrowers shall, upon demand of the Agent or the Required Lenders, deposit cash with the Agent in an amount equal to the amount of any Letter of Credit Outstandings, as collateral security for the repayment of any future drawings or payments under such Letters of Credit, and such amounts shall be held by the Agent pursuant to the terms of the LC Account Agreement; and

     (C) the Agent and each of the Lenders shall have all of the rights and remedies available under the Loan Documents or under any applicable law.

     10.2. Agent to Act. In case any one or more Events of Default shall occur and not have been waived or cured, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

     10.3. Cumulative Rights. No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

     10.4. No Waiver. No course of dealing between the Borrowers and any Lender or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

     10.5. Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to
Article X hereof, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrowers hereunder, shall be applied by the Agent in the following order:

     (a) amounts due to the Lenders pursuant to Sections 2.10, 3.3 and 12.5;

     (b) payments of interest on Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders;

     (c) payments of principal of Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders;

     (d) payments of cash amounts to the Agent in respect of outstanding Letters of Credit pursuant to Section 10.1(B);

     (e) amounts due to the Lenders pursuant to Sections 3.2(g), 8.15 and 12.9;

     (f) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders;

     (g) amounts due to any of the Lenders in respect of Obligations consisting of liabilities under any Swap Agreement with any of the Lenders on a pro rata basis according to the amounts owed; and

     (h) any surplus remaining after application as provided for herein, to the Borrowers or otherwise as may be required by applicable law.

     10.6. Judgment Currency. The Borrowers, the Agent and each Lender hereby agree that if, in the event that a judgment is given in relation to any sum due to the Agent or any Lender hereunder, such judgment is given in a currency (the "Judgment Currency") other than that in which such sum was originally denominated (the "Original Currency"), the Borrowers agree to indemnify the agent or such Lender, as the case may be, to the extent that the amount of the Original Currency which could have been purchased by the Agent in accordance with normal banking procedures on the Business Day following receipt of such sum is less than the sum which could have been so purchased by the Agent had such purchase been made on the day on which such judgment was given or, if such day is not a Business Day, on the Business Day immediately preceding the giving of such judgment, and if the amount so purchased exceeds the amount which could have been so purchased by the Agent had such purchase been made on the day on which such judgment was given or, if such day is not a Business Day, on the Business Day immediately preceding such judgment, the Agent or the applicable Lenders agrees to remit such excess to the Borrowers. The agreements in this Section shall survive payment of all Obligations.

     ARTICLE XI

     The Agent

     11.1. Appointment, Powers, and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.5 and the first sentence of Section 11.6 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Loan Party or any other Person to perform any of its obligations thereunder;
(c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Loan Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Loan Party or any of its Subsidiaries or affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and (e) shall not be responsible to any Lender for any action taken or omitted to be taken by it under or in connection with any Loan

     Document, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in- fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Each Lender hereby irrevocably designates and appoints NationsBank as the Agent for the Lenders under this Agreement, and each of the Lenders hereby irrevocably authorizes NationsBank as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any of the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

     11.2. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telefacsimile) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Loan Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with
Section 12.1 hereof. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

     11.3. Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or the Borrowers specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 11.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

     11.4. Rights as Lender. With respect to its Revolving Credit Commitment and Term Loan Commitment and the Loans made by it, NationsBank (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. NationsBank (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Loan Party or any of its Subsidiaries or affiliates as if it were not acting as Agent, and NationsBank (and any successor acting as Agent) and its affiliates may accept fees and other consideration from any Loan Party or any of its Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

     11.5 Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 12.9 hereof, but without limiting the obligations of the Borrowers under such Section) ratably in accordance with their respective Total Credit Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Loan Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrowers under Section 12.5, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrowers. The agreements contained in this Section shall survive payment in full of the Loans and all other amounts payable under this Agreement.

     11.6. Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Loan Parties and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Loan Party or any of its Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.

     11.7. Resignation of Agent. The Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent meeting the requirements set forth herein. The Borrowers shall have the right to approve such Agent so long as no Default or Event of Default exist. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     11.8. Fees. When and if there shall be more than one Lender under this Agreement, the Borrowers agree to pay to the Agent, for its individual account, an Agent's fee as from time to time agreed to by the Borrowers and Agent in writing.

     ARTICLE XII

     Miscellaneous

     12.1. Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Notes, its Revolving Credit Commitment, and its Term Loan Commitment); provided, however, that

     (i) each such assignment shall be to an Eligible Assignee;

     (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment made prior to November 5, 1997 shall be in an amount at least equal to $1,000,000 or an integral multiple of $1,000,000 and after November 4, 1997 shall be in an amount at least equal to $5,000,000 or an integral multiple of $5,000,000 (or if less, the entire remaining amount of such Lender's Revolving Credit Commitment or Term Loan Commitment) in excess thereof;

     (iii) each such assignment by a Lender with respect to the Revolving Credit Facility shall be of a constant, and not varying, percentage of all of its rights and obligations under the Revolving Credit Facility and Letter of Credit Facility and the Revolving Note;

     (iv) each such assignment by a Lender with respect to the Term Loan Facility shall be of a constant, and not varying, percentage of all of its rights and obligations under the Term Loan Facility and the Term Note; and

     (v) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit B hereto, together with any Note subject to such assignment and a processing fee of $3,500; provided, that in the case of contemporaneous assignments by a Lender to more than one fund managed by or advised by the same investment advisor (which funds are not then Lenders hereunder), only a single $3,500 fee shall be payable for all such contemporaneous assignments.

     Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrowers and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 5.6.

     (b) The Agent shall maintain at its address referred to in Section 12.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment and Term Loan Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

     (d) Each Lender may sell participations at its expense to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, or extending its Revolving Credit Commitment) and (iv) the sale of any such participation which requires BREED to file a registration statement with federal or state regulatory authorities shall not be permitted.

     (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

     (f) Any Lender may furnish any information concerning BREED or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) so long as such Lender shall require in writing (which writing names the Borrowers as a third party beneficiary thereof) any such assignee or participant or perspective assignee or participant to maintain the confidentiality of any information delivered to it which is not publicly available.

     (g) The Borrowers may not assign, nor shall they cause, suffer or permit any Guarantor to assign any rights, powers, duties or obligations under this Agreement of the other Loan Documents without the prior written consent of all the Lenders.

     12.2. Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of receipt at such address, telefacsimile number or telex number as may from time to time be specified by such party in written notice to the other parties hereto or otherwise received), in the case of notice by telegram or telefacsimile, respectively (where the receipt of such message is verified by return), or (iii) on the fifth Business Day after the day on which mailed, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

         (a)      if to the Borrowers:

                  BREED Technologies, Inc.
                  5300 Old Tampa Highway
                  Lakeland, Florida 33811
                  Attention:
                  Telephone:
                  Telefacsimile:

         (b)      if to the Agent:

                  NationsBank, National Association
                  Independence Center, 15th Floor
                  NC1-001-15-04
                  Charlotte, North Carolina  28255
                  Attention: Agency Services
                  Telephone:        (704) 388-2374
                  Telefacsimile:            (704) 386-9923

                  with a copy to:

                  NationsBank, National Association
                  400 N. Ashley Drive, 2nd Floor
                  Tampa, Florida 33602
                  Attention: Global Finance
                  Telephone:        (813) 224-5194
                  Telefacsimile:            (813) 224-5948

         (c)      if to the Lenders:

     At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance;

     (d) if to any Guarantor, at the address set forth on the signature page of the Guaranty or other Loan Document executed by such Guarantor, as the case may be.

     12.3. Right of Set-off; Adjustments. (a) Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its affiliates) to or for the credit or the account of the Borrowers against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although the payment of such obligations may not have been accelerated. Each Lender agrees promptly to notify the Borrowers after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

     (b) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrowers agree that any Lender so purchasing a participation from a Lender pursuant to this Section 12.3 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of the Borrowers in the amount of such participation.

     12.4. Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any commitment hereunder or the Borrowers have continuing obligations hereunder unless otherwise provided herein. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrowers which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.

     12.5. Expenses. The Borrowers agree to pay on demand all reasonable costs and expenses of the Agent in connection with the syndication, preparation, execution, and delivery of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees (not to exceed $500,000) and expenses of Smith Helms Mulliss & Moore, L.L.P., counsel for the Agent, with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents. The Borrowers further agree to pay on demand all reasonable costs and expenses of the Agent, including, without limitation, the reasonable fees and expenses of counsel for the Agent, in connection with any future modification or amendment of this Agreement, the other Loan Documents, and the other documents delivered hereunder. The Borrowers further agree to pay on demand all reasonable costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

     12.6. Amendments and Waivers. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and the Required Lenders (and, if Article XI or the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase the Revolving Credit Commitments or Term Loan Commitments of the Lenders, (ii) reduce the principal of or rate of interest on any Loan or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees or other amounts payable hereunder or for termination of any Revolving Credit Commitment or Term Loan Commitment, (iv) change the percentage of the Revolving Credit Commitments or Term Loan Commitments or of the unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement or (v) release any Guarantor or Pledged Stock or a material portion of the other Collateral except pursuant to any sale, merger or consolidation permitted hereunder; and provided, further, that no such amendment or waiver which affects the rights, privileges, or obligations of NationsBank as issuer of Letters of Credit, shall be effective unless signed in writing by NationsBank.

     Notwithstanding any provision of the other Loan Documents to the contrary, as between the Agent and the Lenders, execution by the Agent shall not be deemed conclusive evidence that the Agent has obtained the written consent of the Required Lenders. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

     12.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

     12.8. Termination. The termination of this Agreement shall not affect any rights of the Borrowers, the Lenders or the Agent or any obligation of the Borrowers, the Lenders or the Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Agent for the benefit of the Lenders under the Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, which shall continue) or the Borrowers have furnished the Lenders and the Agent with an indemnification satisfactory to the Agent and each Lender with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrowers shall be liable to, and shall indemnify and hold the Agent or such Lender harmless for, the amount of such payment surrendered until the Agent or such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent or the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

     12.9. Indemnification. (a) The Borrowers agree to indemnify and hold harmless the Agent and each Lender and each of their affiliates and their respective officers, directors and employees (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is finally judicially determined to have directly and primarily resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 12.9(a) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrowers, their directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

     (b) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 12.9 shall survive the payment in full of the Loans and all other amounts payable under this Agreement and the Notes.

     12.10. Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

     12.11. Entire Agreement. This Agreement, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto.

     12.12. Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

     12.13 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrowers shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrowers to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrowers. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

     12.14. Governing Law; Waiver of Jury Trial.

     (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN CERTAIN PLEDGE AGREEMENTS COVERING SHARES OF DIRECT FOREIGN SUBSIDIARIES) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE NOTWITHSTANDING ITS EXECUTION AND DELIVERY OUTSIDE SUCH STATE.

     (b) THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY AGREE AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF HILLSBOROUGH, STATE OF FLORIDA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWERS EXPRESSLY WAIVE ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE BORROWERS HEREBY IRREVOCABLY SUBMIT GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

     (c) THE BORROWERS AGREE THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWERS PROVIDED IN SECTION 12.2, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF FLORIDA.

     (d) NOTHING CONTAINED IN SUBSECTIONS (a) OR (b) HEREOF SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE THE BORROWERS OR ANY OF THE BORROWERS' PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE BORROWERS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVE, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER THEM AND THEIR PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

     (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE BORROWERS, THE AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

     12.15. Recovery Under Florida Mortgage. The recovery of the Agent under the Mortgage executed by BREED Automotive of Florida, Inc. to secure the Obligations as defined therein encumbering approximately 430 acres of real property as described therein and to be recorded in the Clerk of Circuit Court of Polk County, Florida (the "Florida

     Mortgage") shall be limited to the principal amount of $50,000,000 together with accrued interest on such amount and other costs and fees as provided in such Florida Mortgage. The Florida Mortgage secures the first amounts advanced and the last amounts repaid to the Lenders.


                                                [Signatures on following pages]

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

                                              BREED TECHNOLOGIES, INC.
WITNESS:
   /s/ R. Malloy McKeithen                           By:/s/ Lizanne Guptill
                                                     Name:   Lizanne Guptill
   /s/ Joseph J. Troy                                Title:     Secretary

                                              BREED AUTOMOTIVE SAFETY SYSTEMS SL
WITNESS:
 /s/ R. Malloy McKeithen                             By: /s/ Lizanne Guptill
                                                     Name: Lizanne Guptill
 /s/ Joseph J. Troy                                  Title:

                                              BREED ITALIAN HOLDINGS, SRL
WITNESS:
 /s/ R. Malloy McKeithen                             By:/s/ Lizanne Guptill
                                                     Name: Lizanne Guptill
 /s/ Joseph J. Troy                                  Title:

                                              BREED UK LIMITED
WITNESS:
 /s/ R. Malloy McKeithen                             By:/s/ Lizanne Guptill
                                                     Name:Lizanne Guptill
 /s/ Joseph J. Troy                                  Title:

                                              ICSRD R.F., GMBH
WITNESS:
 /s/ R. Malloy McKeithen                             By:/s/ Lizanne Guptill
                                                     Name: Lizanne Guptill
 /s/ Joseph J. Troy                                  Title:

                                              NATIONSBANK, NATIONAL ASSOCIATION,
                                                  as Agent for the Lenders

                                                     By:/s/ Miles C. Dearden III
                                                     Name: Miles C. Dearden III
                                                     Title:Senior Vice President

                                              NATIONSBANK, NATIONAL ASSOCIATION

                                                     By:/s/ Miles C. Dearden III
                                                     Name:Miles C. Dearden III
                                                     Title:Senior Vice President

                                                     Domestic Lending Office:
                                               NationsBank, National Association
                                                 Independence Center, 15th Floor
                                                     NC1-001-15-04

                                                Charlotte, North Carolina  28255
                                                     Attention: Jamie McCotter
                                                Telephone:        (704) 388-2374
                                                Telefacsimile:    (704) 386-9923

                                                     Wire Transfer Instructions:
                                               NationsBank, National Association
                                                     ABA# _________ Account No.:
                                             Reference: BREED Technologies, Inc.
                                                     Attention: Agency Services

                                                     BHF-BANK AKRIENGESELLSCHAFT

                              By:/s/ Linda Pace                   Anthony Heyman
                                Name:Linda Pace                   Anthony Heyman
                                   Title: V.P.                              A.T.

                                                     Domestic Lending Office:
                                                     BHF-BANK
                                                     590 Madison Avenue
                                                     New York, New York 10022
                                                     Attention: John Sykes
                                                Telephone:        (212) 756-5939
                                                Telefacsimile:    (212) 756-5536
                                                     Wire Transfer Instructions:
                                                     Bank of New York
                                                     New York, New York
                                                     ABA No.: 021000018
                                                     Account No.: 8023014646
                                                     Reference: BHF-BANK/Breed

                                             THE LONG-TERM CREDIT BANK OF JAPAN,
                                                     LIMITED

                                                     By:/s/ Satoru Otsubo
                                                     Name:Satoru Otsubo
                                                    Title: Joint General Manager

                                                     Domestic Lending Office:
                                     The Long-Term Credit Bank of Japan, Limited
                                                     165 Broadway
                                                     New York, New York 10006

                                                     Wire Transfer Instructions:
                                                     The Chase Manhattan Bank
                                                     ABA No.: 021 000 021
                                                     Account No.: 544-7-75066
                                  Reference: The Long-Term Credit Bank of Japan,
                                                     New York Branch

                                                     THE BANK OF NOVA SCOTIA

                                                     By:/s/ W.J. Brown
                                                     Name: W.J. Brown
                                                     Title:Vice President

                                                     Domestic Lending Office:
                                                     The Bank of Nova Scotia
                                          600 Peachtree Street, N.E., Suite 2700
                                                     Atlanta, Georgia 30308
                                                     Attention: Frank Sandler
                                                Telephone:        (404) 877-1505
                                                Telefacsimile:    (704) 888-8998

                                                     Wire Transfer Instructions:
                                                     The Bank of Nova Scotia
                                                     New York, New York
                                                     ABA No.: 026002532
                                                     Credit: ScotiaBanc Inc.
                                                     Account No.: 0735639
                                             Reference: BREED Technologies, Inc.
                                                     Attention: Phyllis Walker

                                                     VAN KAMPEN AMERICAN CAPITAL

                                                     By:/s/ Jeffrey W. Maillet
                                                     Name:Jeffrey W. Maillet
                                       Title: Senior Vice President and Director

                                                     Domestic Lending Office:
                                                     Van Kampen American Capital
                                                  One Parkview Plaza - 5th Floor
                                                Oakbrook Terrace, Illinois 60181

                                                     Wire Transfer Instructions:
                                                     State Street Bank & Trust
                                                     ABA#011000028
                                                     Account No.: 99001265
                                       Reference: VKAC PRIT (Breed Technologies)
                                                     Attention: Mr. Sean Emerson
                                                    Telecopier No.: 617-664-5366
                                                     Telephone No.: 617-664-5481

     EXHIBIT A

     Applicable Commitment Percentages

     I. Revolving Credit Facility

Lender                                      Revolving              Applicable
                                            Credit                 Commitment
                                            Commitment             Percentage

NationsBank, National
Association                                $ 225,000,000           75.000000000%

The Long-Term Credit Bank
of Japan, Limited                          $   25,000,000           8.333333333%

BHF-Bank Akriengesellschaft                $   25,000,000           8.333333333%

The Bank of Nova Scotia                    $   25,000,000           8.333333333%

                                           $   300,000,000              100%


     II. Term Loan Facility

Lender                                      Term                   Applicable
                                            Loan                   Commitment
                                            Commitment             Percentage

NationsBank, National
Association                                $ 375,000,000           62.500000000%

The Long-Term Credit Bank
of Japan, Limited                          $   50,000,000           8.333333333%

BHF-Bank Akriengesellschaft                $   50,000,000           8.333333333%

The Bank of Nova Scotia                    $   50,000,000           8.333333333%

Van Kampen American Capital                $  75,000,000           12.500000000%
                                           $ 600,000,000               100%

     EXHIBIT B-1

     Form of Assignment and Acceptance

     DATED ,

     Reference is made to the Credit Agreement dated as of October 30, 1997 (the "Agreement") among BREED TECHNOLOGIES, INC., a Delaware corporation (the
"Borrower"), the Lenders (as defined in the Agreement), and NationsBank, National Association , as Agent for the Lenders ("Agent"). Unless otherwise defined herein, terms defined in the Agreement are used herein with the same meanings.

     The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, WITHOUT RECOURSE and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the date hereof equal to the percentage interest in either the Revolving Credit Commitment or the Term Loan Commitment, or both, specified on Schedule 1. After giving effect to such sale and assignment, the Assignee's Revolving Credit Commitment and Term Loan Commitment and the amount of the Loans owing to the Assignee will be as set forth on Schedule 1.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by the Assignor and requests that the Agent exchange such Note or Notes for new Notes payable to the order of the Assignee in an amount equal to the Revolving Credit Commitment or Term Loan Commitment, or both, assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Revolving Credit Commitment or Term Loan Commitment, or both, retained by the Assignor, if any, as specified on Schedule 1.

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 8.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section 5.6.

     4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on Schedule 1.

     5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Florida.

     8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telefacsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                             SCHEDULE 1
                                to
                       ASSIGNMENT AND ACCEPTANCE

         Percentage interest assigned:                                 ________%

           (a)  Revolving Credit Commitment                            ________%
           (b)  Term Loan Commitment                                   ________%

         Assignee's Revolving Credit Commitment:                       $_______
         Aggregate outstanding principal amount
           of Revolving Loans assigned:                                $_______

         Principal amount of Revolving Note payable
           to Assignee:                                                $_______

         Principal amount of Revolving Note payable
           to Assignor:                                                $_______

         Assignee's Term Loan Commitment:                              $_______

         Aggregate outstanding principal amount
           of Term Loans assigned:                                     $_______

         Principal amount of Term Note payable
            to Assignee:                                               $_______

         Principal amount of Term Note payable
            to Assignor:                                               $_______

         Effective Date (if other than date
               of acceptance by Agent):                           _______, 19__

                                                 [NAME OF ASSIGNOR], as Assignor


                                                     By:
                                                     Title:

                                                     Dated:              , 19 _



                                                 [NAME OF ASSIGNEE], as Assignee


                                                     By:
                                                     Title:

                                                     Lending Office:


Accepted [and Approved] *
this ___ day of ___________, 19 _

NATIONSBANK NATIONAL ASSOCIATION

By:
Title:


[Approved this ____ day
of ____________, 19__

BREED TECHNOLOGIES, INC.

By:                         ]*
Title:

     * Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee".

     EXHIBIT C

     Notice of Appointment (or Revocation) of Authorized Representative

     Reference is hereby made to the Credit Agreement dated as of October 30, 1997 (the "Agreement") among BREED TECHNOLOGIES, INC., a Delaware corporation ("BREED"), and certain Subsidiaries of BREED designated as Borrowers therein (BREED and such Subsidiaries being collectively called the "Borrowers"), the Lenders (as defined in the Agreement), and NationsBank, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

     The Borrower hereby nominates, constitutes and appoints each individual named below as an Authorized Representative under the Loan Documents, and hereby represents and warrants that (i) set forth opposite each such individual's name is a true and correct statement of such individual's office (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual and an address for the giving of notice, and (ii) each such individual has been duly authorized by the Borrower to act as Authorized Representative under the Loan Documents:

Name and Address                   Office                     Specimen Signature










     Borrower hereby revokes (effective upon receipt hereof by the Agent) the prior appointment of ________________ as an Authorized Representative.

         This the ___ day of __________________, 19__.


                                                     BREED TECHNOLOGIES, INC.


                                                     By:
                                                     Name:
                                                     Title:

     EXHIBIT D

     Form of Borrowing Notice

To:      NationsBank, National Association,
         as Agent
         Independence Center, 15th Floor
         NC1-001-15-04
         Charlotte, North Carolina  28255
         Attention: Agency Services
         Telefacsimile:  (704)386-9923

     Reference is hereby made to the Credit Agreement dated as of October 30, 1997 (the "Agreement") among BREED TECHNOLOGIES, INC., a Delaware corporation ("BREED"), and certain Subsidiaries of BREED designated as Borrowers therein (BREED and such Subsidiaries being collectively called the "Borrowers"), the Lenders (as defined in the Agreement), and NationsBank, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

     The Borrower through its Authorized Representative hereby gives notice to the Agent that Loans of the type and amount set forth below be made on the date indicated:

Type of Loan             Interest             Aggregate
(check one)              Period(1)            Amount(2)          Date of Loan(3)

Revolving Loan
Base Rate Loan           ______               _________             ____________

Eurodollar Rate Loan     ______               _________             ____________

Alternative Currency(4)  ______               _________             ____________

Term Loan Segment
Base Rate Loan           ______               _________             ____________

Eurodollar Rate Loan     ______               _________             ____________

Alternative Currency(4)  ______               _________             ____________
--------------------------------------------------

(1)      For any Eurodollar Rate Loan, one, two, or three months.
(2)      Must be $5,000,000 or if greater an integral multiple of $1,000,000, unless a Base Rate Refunding Loan.
(3)      At least three (3) Business Days later if a Eurodollar Rate Loan;
(4)      Specify Pounds Sterling, Italian Lire, French Francs, Deutsch Marks,
           or Spanish Pesetas.

     The Borrower hereby requests that the proceeds of Loans described in this Borrowing Notice be made available to the Borrower as follows: [insert transmittal instructions] .

     The undersigned hereby certifies that:
    1. No Default or Event of Defaultexists either now or after giving effect to the borrowing described herein; and

     2. All the representations and warranties set forth in Article VII of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct in all material respects as of the date hereof except that the reference to the financial statements in Section 7.6(a) of the Agreement are to those financial statements most recently delivered to you pursuant to Section 8.1 of the Agreement (it being understood that any financial statements delivered pursuant to Section 8.1(b) or (c) have not been certified by independent public accountants) and attached hereto are any changes to the Schedules referred to in connection with such representations and warranties.

     3. All conditions contained in the Agreement to the making of any Loan requested hereby have been met or satisfied in full .

                                                     BREED TECHNOLOGIES, INC.


                                                     BY:
                                                     Authorized Representative

                                                     DATE:

     EXHIBIT E

     Form of Collateral Assignment of Trademark License Agreement

     [See Attached]

     EXHIBIT F

     Form of Collateral Assignment of Partnership Interests

     [See Attached]

     EXHIBIT G

     Form of Guaranty

     [See Attached]

     EXHIBIT H

     Form of Intellectual Property Security Agreement

     [See Attached]

     EXHIBIT I

     Form of Intercompany Notes

     ASSIGNMENT

     KNOW ALL MEN by these presents that the undersigned is the owner and holder of that certain promissory note dated ________ payable by ________________ to the undersigned in the original principal amount of $________ the ("Promissory Note") and has sold, assigned, transferred, endorsed and set over, and by this assignment does sell, assign, transfer, endorse and set over to ______________________________________________ all of its right title and interest in the Promissory Note, and the obligations described therein and the monies due and to become due thereunder.

     TO HAVE  AND TO HOLD  the  same  unto  ______________________________,  its successors and assigns forever.

     IN WITNESS WHEREOF, the undersigned has caused this Assignment to be executed on the __ day of __________, _____.


                                               ---------------------------------

                                               By:______________________________
                                                Name:___________________________
                                              Title:____________________________

     Certificate No. 1

     INTERCOMPANY NOTE



     Dated: [Insert Date]

     FOR VALUE RECEIVED, the undersigned, [Insert name of Intercompany Note Maker], a ______ corporation (the "Payor"), hereby promises to pay to the order of [Insert name of Intercompany Note Holder], a __________ corporation (the
"Payee"), UPON DEMAND, at [Insert address of Intercompany Note Holder], in lawful money of the United States of America and in immediately available funds, the aggregate amount of all loans and advances by the Payee to the Payor remaining outstanding at such time, such loans and advances constituting Intercompany Advances in accordance with Section 9.4(g) of the Credit Agreement dated as of October 30, 1997 (as amended, supplemented or restated from time to time, the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined) among BREED Technologies, Inc. ("BREED") and certain Subsidiaries of BREED designated as Borrowers therein, as Borrowers, NationsBank, National Association in its capacity as a Lender ("NationsBank") and each other financial institution executing and delivering a signature page to the Credit Agreement and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to the Credit Agreement (hereunder such financial institutions may be referred to individually as a "Lender" or collectively as the "Lenders"), and NationsBank in its capacity as the Agent for the Lenders (the "Agent"), provided that any and all amounts advanced by the Payor to the Payee at any time when amounts are outstanding hereunder shall be applied to the prepayment of such outstanding amounts, including any interest which constitutes part of such outstanding amounts.

     Interest shall be payable under this Intercompany Note on any and all principal amounts from time to time outstanding hereunder from and including the date of the initial advance by the Payee and the Payor until such principal amounts are paid in full, at a rate per annum equal to [___________________________________________________________]. Accrued interest shall be payable upon demand, or if no demand is made therefor, quarterly on the last day of each calendar quarter.

     This Intercompany Note may, at the option of the Payor, be prepaid at any time in whole or in part, without penalty or premium

     The Payee agrees that the accounts of the Payor shall be prima facie evidence of the amounts advanced by the Payee to the Payor and the amounts repaid by the Payor to the Payee. All advances made by the Payee to the Payor hereunder, and all payments made on account of principal hereof, shall be recorded by the Payor and, prior to any transfer hereof, endorsed on the grid attached hereto that is part of this Intercompany Note; provided that the failure to record any such advance or payment shall not affect the obligations of the Payor and the Payee with respect thereto.

     The indebtedness evidenced by this Intercompany Note (the "Subordinated Indebtedness") is and shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all obligations of the Payor now or hereafter existing under or in respect of
(a) the Loan Documents, whether for principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any Proceeding (as defined below), whether or not such interest accrues after the filing of such petition for purposes of Chapter 11 of Title 11 of the United States Code or is an allowed claim in such Proceeding), fees, commissions, expenses or otherwise; and

     (b) any and all amendments, modifications, extensions, refinancing, renewals and refunding of the obligations referred to in clause (a) of this paragraph that are made in accordance with the applicable terms thereof (all such obligations under clauses
(a) and (b) of this paragraph being, collectively, the "Senior Indebtedness").

     For the purposes of the provisions hereof, the Senior Indebtedness shall not be deemed to have been paid in full until the Facility Termination Date; provided, however, that on such date neither the Agent nor any other Lender shall have made any claim against the Payee or any other Loan Party under any provision of any of the Loan Documents that has not been cash collateralized by an amount sufficient in the reasonable judgment of the Agent, to secure such claim.

     So long as the Senior Indebtedness shall not have been paid in full, the Payee shall not (a) ask, demand, sue for, take or receive from the Payor (except, so long as no Default or Event of Default shall have occurred and be continuing, in the ordinary course of business of the Payor and the Payee, directly or indirectly, in cash or other property or by setoff or in any manner (including, without limitation, from or by way of Collateral), payment of all or any of the Subordinated Indebtedness or (b) commence, or join with any creditor other than the Agent or any Lender in commencing, or directly or indirectly cause the Payor to commence, or assist the Payor in commencing, any Proceeding.

     Upon the occurrence and during the continuance of a Default or an Event of Default, no payment or distribution of any assets of the Payor of any kind or character (including, without limitation, any payment that may be payable by reason of any other Indebtedness of the Payor being subordinated to payment of the Subordinated Indebtedness) shall be made by or on behalf of the Payor for or on account of any Subordinated Indebtedness, and the Payee shall not ask, demand, sue for, take or receive from the Payor, directly or indirectly, in cash or other property or by setoff or in any other manner (including, without limitation, from or by way of Collateral), payment of all or any of the Subordinated Indebtedness, unless and until such Default or Event of Default shall have been cured or waived in writing or such Senior Indebtedness shall have been paid in full, after which the Payor may resume making any and all required payments in respect of the Subordinated Indebtedness (including any missed payments).

     In the event of any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of the Payor or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar case or proceeding under any federal or state bankruptcy or similar law or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Payor or otherwise (each, a "Proceeding"), the Agent, for its benefit and for the ratable benefit of the Lenders, shall be entitled to receive payment in full of all of the Senior Indebtedness before the Payee is entitled to receive any payment or distribution of any kind or character on account of all or any of the Subordinated Indebtedness, and, to that end, any payment or distribution of any kind (whether in cash, property or securities) that otherwise would be payable or deliverable upon or with respect to the Subordinated Indebtedness in any such Proceeding (including, without limitation, any payment that may be payable by reason of any other Indebtedness of the Payor being subordinated to payment of the Subordinated Indebtedness) shall be paid or delivered directly to the Agent, for its benefit and for the ratable benefit of the Lenders for application (in the case of cash) to, or as collateral (in the case of noncash property or securities) for, the payment or prepayment of the Senior Indebtedness until all of the Senior Indebtedness shall have been paid in full. In the event that any Subordinated Indebtedness is declared due and payable before its stated maturity, if any, the Agent, for its benefit and for the ratable benefit of the Lenders, shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all of the Senior Indebtedness before the Payee is entitled to receive any payment (including, without limitation, any payment that may be payable by reason of the payment of any other Indebtedness of the Payor being subordinated to the payment of the Subordinated Indebtedness) by the Payor on account of the Subordinated Indebtedness.

     Until such time as the Senior Indebtedness has been paid in full, if any Proceeding is commenced by or against the Payor,

     (a) the Agent is hereby irrevocably authorized and empowered (in its own name or in the name of the Payee or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to above and give acquittance therefor, and to file claims and proofs of claim and take such other action (including, without limitation, voting the Subordinated Indebtedness or enforcing any security interest or other lien securing payment of the Subordinated Indebtedness) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interest of the Agent and the Lenders hereunder; and

     (b) the Payee shall duly and promptly take such action as the Agent may request (i) to collect the Subordinated Indebtedness for the account of the Agent, for its benefit and for the ratable benefit of the Lenders, and to file appropriate claims or proofs of claim in respect of the Subordinated Indebtedness, (ii) to execute and deliver to the Agent such powers of attorney, assignments or other instruments as the Agent may request in order to enable to Agent to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Indebtedness, and (iii) to collect and receive any and all payments or distributions that may be payable or deliverable upon or with respect to the Subordinated Indebtedness.

     All payments or distributions upon or with respect to the Subordinated Indebtedness that are received by the Payee contrary to the provisions of this Agreement shall be received in trust for the benefit of the Agent, for its benefit and for the ratable benefit of the Lenders, shall be segregated from other property or funds held by the Payee and shall be forthwith paid over or delivered directly to the Agent, for its benefit and for the ratable benefit of the Lenders, in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to, or held as collateral (in the case of noncash property or securities) for, the payment or prepayment of the Senior Indebtedness in accordance with the terms of the Loan Documents.

     The Agent is hereby authorized to demand specific performance of these provisions, whether or not the Payor shall have complied with any of the provisions hereof applicable to it, at any time when the Payee shall have failed to comply with any of these provisions. The Payee hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance. The Payee will not:

     (a) (i) Cancel or otherwise discharge any of the Subordinated Indebtedness (except upon payment in full of the Senior Indebtedness); (ii) convert or exchange any of the Subordinated Indebtedness into or for any other Indebtedness or equity interest; or (iii) subordinate any of the Subordinated Indebtedness to any Indebtedness of the Payor other than the Senior Indebtedness;

     (b) Sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Indebtedness other than the pledge of the instruments evidencing the Subordinated Indebtedness to the Agent, on behalf of the Lenders, under the applicable Security Instruments; or

     (c) Permit the terms of any of the Subordinated Indebtedness to be changed in such a manner as to have an adverse effect upon the rights or interests of the Secured Parties hereunder.

     No payment or distribution to the Agent or any Lender pursuant to the provisions hereof shall entitle the Payee to exercise any rights of subrogation in respect thereof until the Facility Termination Date.

     The holders of the Senior Indebtedness may, at any time and from time to time, without any consent of or notice to the Payee or any other holder of the Subordinated Indebtedness and without impairing or releasing the obligations of the Payee hereunder:

     (a) change the manner, place or terms of payment, or change or extend the time of payment of, or renew payment or change or extend the time or payment of, or renew or alter, the Senior Indebtedness (including any change in the rate of interest thereon), or amend in any manner any agreement under which any of the Senior Indebtedness is outstanding;

     (b) sell, exchange, release, not perfect and otherwise deal with any property at any time pledged, assigned or mortgaged to secure the Senior Indebtedness;

     (c) release anyone liable in any manner under or in respect of the Senior Indebtedness;

     (d) exercise or refrain from exercising any rights against the Payor, any other Loan Party or any other Person; and

     (e) apply to the Senior Indebtedness any sums from time to time received.

     The foregoing provisions regarding subordination are and are intended solely for the purpose of defining the relative rights of the holders of the Senior Indebtedness on the one hand and the holders of the Subordinated
Indebtedness on the other hand. Such provisions are for the benefit of the holders of the Senior Indebtedness and shall inure to the benefit of, and shall be enforceable by, the Agent, on behalf of itself and the Lenders, directly against the holders of the Subordinated Indebtedness, and no holder of the Senior Indebtedness shall be prejudiced in its right to enforce subordination of any of the Subordinated Indebtedness by any act or failure to act by the Payor or anyone in custody of its property or assets. Nothing contained in the foregoing provisions is intended to or shall impair, as between the Payor and the holders of the Subordinated Indebtedness, the obligations of the Payor to such holders.

     The Payor agrees to pay on demand all costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Agent or any Lender in enforcing the provisions hereof

     The Payor hereby waives presentment for payment, demands, notice of dishonor and protest of this Intercompany Note and further agrees that none of the terms or provisions hereof may be waived, altered, modified or amended, except as the Payee may consent in a writing duly signed for and on its behalf.

     No amendment, waiver or modification of this Intercompany Note (including, without limitation, the subordination provisions hereof), and no consent to any departure here from, shall adversely affect the Agent or any other Lender in any manner unless the same shall be in writing and signed by the Agent and/or such Lender, and then such waiver, modification or consent shall be effective only in the specific instance and for the specific purpose for which given.

     No failure or delay on the part of the Payee in exercising any of its rights, powers or privileges hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

     This Intercompany Note shall be governed by and construed in accordance with the laws of the State of Florida.

                                                     By:

                                                     Title:

     ADVANCES AND PAYMENTS OF PRINCIPAL

                         Amount of
          Amount of      Principal Paid       Unpaid Principal          Notation
Date      Advance         or Prepaid             Balance                 Made By









     ENDORSEMENT


PAY TO THE ORDER OF


Dated:                             _____________________________________________


                                                     By:
                                                     Title:




     EXHIBIT J

     Form of Subordination Agreement

     [See Attached]

     EXHIBIT K Form of Interest Rate Selection Notice To: NationsBank, National Association, as Agent

         Independence Center, 15th Floor
         NC1-001-15-04
         Charlotte, North Carolina  28255
         Attention:  Agency Services
         Telefacsimile:  (704) 386-9923

     Reference is hereby made to the Credit Agreement dated as of October 30, 1997 (the "Agreement") among BREED TECHNOLOGIES, INC. , a Delaware corporation ("BREED"), and certain Subsidiaries of BREED designated as Borrowers therein (BREED and such Subsidiaries being collectively called the "Borrowers"), the Lenders (as defined in the Agreement), and NationsBank, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

The Borrower through its Authorized Representative hereby gives notice to the Agent of the following selection of a type of Loan and Interest Period:
Type of Loan                Interest           Aggregate
(check one)                 Period(1)          Amount(2)        Date of Loan(3)
Revolving Loan
Base Rate Loan              ______             _________            ____________
Eurodollar Rate Loan        ______             _________            ____________
Alternative Currency(4)     ______             _________            ____________

Term Loan Segment
Base Rate Loan             ______              _________            ____________
Eurodollar Rate Loan       ______              _________            ____________
Alternative Currency(4)    ______              _________            ____________
--------------------------------------------------

(1)      For any Eurodollar Rate Loan, one, two, or three months.
(2)      Must be $5,000,000 or if greater an integral multiple of $1,000,000, unless a Base Rate Refunding Loan.
(3)      At least three (3) Business Days later if a Eurodollar Rate Loan;
(4)      Specify Pounds Sterling, Italian Lire, French Francs, Deutsch Marks,
            or Spanish Pesetas.
                                                        BREED TECHNOLOGIES, INC.

                                          BY:___________________________________
                                                Authorized Representative
                                          DATE:_________________________________

     EXHIBIT L

     Form of Landlord Waiver

     [See Attached]

     EXHIBIT M

     Form of LC Account Agreement

     [See Attached]

     EXHIBIT N

     Form of Lease Assignment

     [See Attached]

     EXHIBIT O-1

     Form of Term Note

     Promissory Note (Term Loan)


$600,000,000                                           Charlotte, North Carolina

                                                                October 30, 1997


     FOR VALUE RECEIVED, BREED TECHNOLOGIES, INC., a Delaware corporation having its principal place of business located in Lakeland, Florida (the "Borrower"), hereby promises to pay to the order of NATIONSBANK, NATIONAL ASSOCIATION (the "Lender"), in its individual capacity, at the office of NATIONSBANK, NATIONAL ASSOCIATION, as agent for the Lenders (the "Agent"), located at One Independence Center, 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Agent may designate in writing) at the times set forth in the Credit Agreement dated as of ____________, 1997 among the Borrowers, the financial institutions party thereto (collectively, the "Lenders") and the Agent (as amended, supplemented or restated and in effect from time to time, the "Agreement"; all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America or in the applicable Alternative Currency, as the case may be, in immediately available funds, the principal amount of SIX HUNDRED MILLION DOLLARS ($600,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of the Term Loan made by the Lender to the Borrower pursuant to the Agreement on the Term Loan Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Article II of the Agreement. All or any portion of the principal amount of Term Loans may be prepaid as provided in the Agreement.

     If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the rates per annum set forth in the proviso to

     Section 2.2(a) of the Agreement or the maximum rate permitted under applicable law, if lower, until such principal and interest have been paid in full. Further, in the event of such acceleration, this Term Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Term Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees and disbursements, and interest due hereunder thereon at the rates set forth above.

     Interest hereunder shall be computed as provided in the Agreement.

     This Term Note is one of the Term Notes referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Term Loans evidenced hereby were or are made and are to be repaid. This Term Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

     All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issues against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, and also their right, if any, to require the holder hereof to hold as security for this Term Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, dishonor, demand or any other formality are hereby waived by all parties bound hereon.

     IN WITNESS WHEREOF, the Borrower has caused this Term Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

                                                     BREED TECHNOLOGIES, INC.
WITNESS:

                                                     By:
                                                     Name:
                                                     Title:

     EXHIBIT O-2

     Form of Revolving Note

     Promissory Note
     (Revolving Loan)



$300,000,000                                           Charlotte, North Carolina
                                                                October 30, 1997


     FOR VALUE RECEIVED, BREED TECHNOLOGIES, INC., a Delaware corporation having its principal place of business located in Lakeland, Florida ("BREED"), BREED AUTOMOTIVE SAFETY SYSTEMS, S.L., BREED ITALIAN HOLDINGS, S.R.L., BREED UK LIMITED, and ICSRD R.F., GMBH (each a "Borrower" and collectively with BREED the "Borrowers"), hereby promise to pay to the order of NATIONSBANK, NATIONAL ASSOCIATION (the "Lender"), in its individual capacity, at the office of NATIONSBANK, NATIONAL ASSOCIATION, as agent for the Lenders (the "Agent"), located at One Independence Center, 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Agent may designate in writing) at the times set forth in the Credit Agreement dated as of October 30, 1997 among the Borrowers, the financial institutions party thereto (collectively, the "Lenders") and the Agent (as amended, supplemented or restated and in effect from time to time, the "Agreement"; all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America or in the applicable Alternative Currency, as the case may be, in immediately available funds, the principal amount of THREE HUNDRED MILLION DOLLARS ($300,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrowers pursuant to the Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Article II of the Agreement. All or any portion of the principal amount of Revolving Loans may be prepaid or required to be prepaid as provided in the Agreement.

     Each Borrower shall be jointly and severally liable as a primary obligor; provided that a Borrower which is a Foreign Subsidiary shall be liable hereunder only for Obligations made by or on its behalf together with interest, fees and expenses relating thereto as provided in Section 2.1(e) of the Agreement.

     If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the rates per annum set forth in the proviso to Section 2.2(a) of the Agreement or the maximum rate permitted under applicable law, if lower, until such principal and interest have been paid in full. Further, in the event of such acceleration, this Revolving Note, and all other indebtedness of the Borrowers to the Lender shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrowers.

     In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrowers agree to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees and disbursements, and interest due hereunder thereon at the rates set forth above.

     Interest hereunder shall be computed as provided in the Agreement.

     This Revolving Note is one of the Revolving Notes referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Revolving Loans evidenced hereby were or are made and are to be repaid.

     This Revolving Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

     All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issues against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Revolving Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, dishonor, demand or any other formality are hereby waived by all parties bound hereon.

     IN WITNESS WHEREOF, the Borrowers have caused this Revolving Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

                                                     BREED TECHNOLOGIES, INC.

WITNESS:                                             By:
                                                     Name:
                                                     Title:

                                              BREED AUTOMOTIVE SAFETY SYSTEMS SL

WITNESS:                                             By:
                                                     Name:
                                                     Title:

                                                  BREED ITALIAN HOLDINGS, S.R.L.
WITNESS:
                                                     By:
                                                     Name:
                                                     Title:

                                                     BREED UK LIMITED
WITNESS:
                                                     By:
                                                     Name:
                                                     Title:

                                                     ICSRD R.F. GMBH
WITNESS:
                                                     By:
                                                     Name:
                                                     Title:

     EXHIBIT P-1

     Form of Stock Pledge Agreement (Borrower)

     [See Attached]

     EXHIBIT P-2

     Form of Stock Pledge Agreement (US Subsidiaries)

     [See Attached]

     EXHIBIT P-3

     Form of Stock Pledge Agreement (Breeds)

     [See Attached]

     EXHIBIT Q

     Form of Intercompany Note Pledge Agreement

     [See Attached]

     EXHIBIT R

     Form of Security Agreement

     [See Attached]

     EXHIBIT S-1

     Form of Opinion of US Counsel

     October 30, 1997

NationsBank, National Association, as Agent,
   and each of the Lenders Party to the
  Credit Agreement Referenced Below
NationsBank Corporate Center
Charlotte, North Carolina 28255-0065

     Re: $500,000,000 Term Loan Facility and $400,000,000 Revolving Credit and Letter of Credit Facility among NationsBank, National Association, as Agent, the Lenders party thereto, BREED Technologies, Inc. and certain Subsidiaries designated as Borrowers therein

     Ladies and Gentlemen:

     We have acted as counsel to BREED Technologies, Inc., a Delaware corporation ("BREED") and the Guarantors in connection with the term loan facility of $500,000,000 (the "Term Loan") and the revolving credit facility of up to $400,000,000 (the "Revolving Loan"), including the $25,000,000 sublimit for the Letter of Credit Facility constituting part of the Revolving Credit Facility (the "LC Facility") and the $75,000,000 sublimit for multi-currency borrowings, each being made available to BREED and certain Subsidiaries designated as Borrowers ("Borrowing Subsidiaries" and referred to collectively with BREED as the "Borrowers") on this date pursuant to the Credit Agreement of even date herewith among you, the Lenders, BREED and the Borrowing Subsidiaries (the "Credit Agreement"), and the other transactions contemplated under the Credit Agreement.

     This opinion is being delivered in accordance with the conditions set forth in Section 6.1 of the Credit Agreement. All capitalized terms not otherwise defined herein shall have the meanings provided therefor in the Credit Agreement.

     As such counsel, we have reviewed the following documents:

     1. the Credit Agreement;

     2. the Note;

     3. the Guaranty;

     4. the Security Instruments;

     5. the Financing Statements (as defined herein).

     The documents described in items 1 through 5 immediately above are referred to herein as the "Loan Documents".

     For purposes of the opinions expressed below, we have assumed that all natural persons executing the Loan Documents have legal capacity to do so; that all signatures (other than those of representatives of BREED and the Guarantors on the Loan Documents) on all documents submitted to us are genuine; that all documents submitted to us as originals (other than the Loan Documents) are authentic; and that all documents submitted to us as certified copies or photocopies conform to the originals of such documents, which themselves are authentic.

     In addition, for purposes of giving this opinion, we have examined such corporate records of BREED and the Guarantors, certificates of public officials, certificates of appropriate officials of BREED and the Guarantors, and such other documents, and have made such inquiries as we have deemed appropriate.

     Based upon and subject to the foregoing, it is our opinion that:

     1. BREED is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly qualified to transact business as a foreign corporation and is in good standing in all jurisdictions in which the nature of its business requires such qualification. BREED has full corporate power and authority to own its assets and conduct the businesses in which it is now engaged and as are expressly contemplated by the Loan Documents, and has full corporate power and authority to enter into each of the Loan Documents to which it is a party and to perform its obligations thereunder.

     2. Each of the Loan Documents to which BREED is a party has been duly authorized by the Board of Directors of BREED (and by any required shareholder action), has been duly executed and delivered by BREED, and constitutes the legal, valid and binding obligation, agreement, instrument or conveyance, as the case may be, of BREED, enforceable against BREED in accordance with its respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and other similar laws relating to or affecting creditors' rights generally and by the application of general equitable principles (whether considered in proceedings at law or in equity).

     3. Each Guarantor is a corporation or partnership, as the case may be duly organized, validly existing and in good standing under the laws of its respective state of its formation and is duly qualified to transact business as a foreign entity and is in good standing in all jurisdictions in which the nature of its business requires such qualification and in which the failure to be so qualified would reasonably be likely to result in a Material Adverse Effect. Each Guarantor has full corporate power and authority to own its assets and conduct the businesses in which it is now engaged and as expressly contemplated in the Loan Documents, and has full corporate power and authority to enter into each of the Loan

     Documents to which it is a party and to perform its obligations thereunder.

     4. Each of the Loan Documents to which each Guarantor is a party has been duly authorized by the Board of Directors or required partners of such Guarantor (and by any required shareholder or partnership action), has been duly executed and delivered by such Guarantor, and constitutes the legal, valid and binding obligation, agreement or instrument, as the case may be, of such Guarantor, enforceable against such Guarantor in accordance with its respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and other similar laws relating to or affecting creditors' rights generally and by the application of general equitable principles (whether considered in proceedings at law or in equity).

     5. Neither the execution or delivery of, nor performance by BREED or any Guarantor of its obligations under, the Loan Documents (a) does or will conflict with, violate or constitute a breach of (i) the Organizational Documents or Operating Documents of BREED or any Guarantor, (ii) any laws, rules or regulations applicable to BREED or any other Guarantor, or (iii) any contract, agreement, indenture, lease, instrument, other document, judgment, writ, determination, order, decree or arbitral award to which BREED or any Guarantor is a party or by which BREED or any Guarantor or any of their properties is bound, (b) requires the prior consent of, notice to, license from or filing with any Governmental Authority which has not been duly obtained or made on or prior to the date hereof, or (c) does or will result in the creation or imposition of any lien, pledge, charge or encumbrance of any nature upon or with respect to any of the properties of BREED or any Guarantor, except for the Liens in your favor expressly created pursuant to the Loan Documents.

     6. There is no pending or, to the best of our knowledge, threatened, action, suit, investigation or proceeding (including, without limitation, any action, suit, investigation, or proceeding under any environmental or labor law), nor is there any basis therefor, before or by any court, or governmental department, commission, board, bureau, instrumentality, agency or arbitral authority, (i) which calls into question the validity or enforceability of any of the Loan Documents, or the titles to their respective offices or authority of any officers of BREED or any Guarantor or (ii) an adverse result in which would reasonably be likely to have a Material Adverse Effect.

     7. To the best of our knowledge after due inquiry, neither BREED nor any Guarantor (i) is in default (which default has not been waived) under any agreement, document or instrument to which it is a party or by which it or any of its assets is bound or (ii) is in violation of any law, rule, regulation, judgment, writ, determination, order, decree or arbitral award to which BREED or any Guarantor is a party or by which BREED or any Guarantor or any of their respective properties is bound, which default or violation, as the case may be, would constitute a Default or Event of Default under the Credit Agreement or otherwise could reasonably be likely to have a Material Adverse Effect.

     8. None of the transactions contemplated by the Credit Agreement, including, without limitation, the use of the proceeds of the Loans provided for in the Loan Documents, will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, any regulations issued pursuant thereto, or regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

     9. None of the provisions of the Loan Documents violate any laws of the State of Florida relating to interest or usury.

     10. Once value has been given to BREED by the Lenders and assuming the Agent, for the benefit of the Lenders, has taken possession of the certificates representing all of the Pledged Stock, as more fully described in Schedule A hereto, and the stock powers related thereto, for value in good faith and without notice of an adverse claim, so long as the Agent, for the benefit of the Lenders, maintains continuous and uninterrupted possession of the certificates representing the Pledged Stock, the Pledge Agreement will create a valid and perfected security interest in favor of the Agent, for the benefit of the Lenders, in the Pledged Stock subject to no other security interest, lien, encumbrance or adverse claim (other than restrictions on transfer imposed by applicable securities laws) and no filings or recordation are necessary to perfect the security interests created by the Pledge Agreement in the Pledged Stock. Such security interest will have priority over any other consensual security interests in the Pledged Stock.

     11. All of the shares of Pledged Stock which are shares of the capital stock of any Domestic Subsidiary ("Pledged Domestic Subsidiary Stock") are duly authorized, validly issued, fully paid and nonassessable, and free of any preemptive rights. The Certificates listed on Schedule A hereto are now the sole evidence of the shares of Pledged Domestic Subsidiary Stock and all shares of Pledged Domestic Subsidiary Stock have been duly delivered to you with an appropriate stock power assignment sufficient to permit the sale or transfer of the shares of Pledged Domestic Subsidiary Stock by you in accordance with the terms of the Pledge Agreement, subject to applicable federal and state securities law. The delivery of physical possession of the Pledged Domestic Subsidiary Stock to the Agent and the execution and delivery of the stock powers with respect to the Pledged Domestic Subsidiary Stock have been duly authorized by the owner of such Pledged Domestic Subsidiary Stock.

     12. All of the shares of Pledged Stock which are shares of the capital stock of BREED ("Pledged BREED Stock") are duly authorized, validly issued, fully paid and nonassessable, and free of any preemptive rights. The Certificates listed on Schedule A hereto are now the sole evidence of the Pledged BREED Stock and all shares of Pledged BREED Stock have been delivered to you with an appropriate stock power assignment sufficient to permit the sale or transfer of the shares of Pledged BREED Stock by you in accordance with the terms of the Pledge Agreement, subject to applicable federal and state securities law. The delivery of physical possession of the Pledged BREED Stock to the Agent and the execution and delivery of the stock powers with respect to the Pledged BREED Stock have been duly authorized by Johnnie C. Breed, Allen K. Breed, A. BREED Ltd, a Texas limited partnership, J. BREED Ltd, a Texas limited partnership, BREED Charitable Foundation, and [five trusts of which Ms. Breed is trustee with shared voting and investment power].

     13. Once value has been given to BREED by the Lenders and the Receipt and Certificate of Registrar is executed, the Collateral Assignment of Partnership Interests will create a valid and perfected security interest in favor of the Agent, for the benefit of the Lenders, in the Assigned Interests subject to no other security interest, lien, encumbrance or adverse claim and no filings or recordations are necessary to perfect the security interests created by the Collateral Assignment of Partnership Interests in the Assigned Interests. Such security interest will have priority over any other consensual security interests in the Assigned Interests. All required consents to the assignment of the Assigned Interests have been obtained. All of the Assigned Interests are duly authorized, validly issued, fully paid and nonassessable, and free of any preemptive rights.

     14. The Security Agreement and the Collateral Assignment of Trademark License Agreement are effective to create a valid security interest in favor of the Agent for the benefit of the Lenders in the Collateral described therein. The Uniform Commercial Code Financing Statements on Form UCC-1 described on
Schedule 7.23 of the Credit Agreement (collectively, the "Financing Statements") have been duly executed and delivered to the Agent and are in form, number and content sufficient (together with the tender of necessary filing fees) for filing with the respective filing offices described on Schedule 7.23 with the effect that, upon such filing, the Agent shall have a duly perfected security interest in the Collateral described in the Security Agreement and the Collateral Assignment of Trademark License Agreement to the extent that a security interest in such Collateral can be perfected by the filing of financing statements under the Uniform Commercial Code as in effect in the appropriate jurisdictions. No further filings or recordation are necessary to perfect the security interests created by the Security Agreement and the Collateral Assignment of Trademark License Agreement.

     Our opinions contained herein are rendered solely in connection with the transactions contemplated under the Loan Documents and may not be relied upon in any manner by any Person other than the addressees hereof, any successor or assignee of any addressee (including successive assignees) and any Person who shall acquire a participation interest in the interest of any Lender (collectively, the "Reliance Parties"), or by any Reliance Party for any other purpose. Our opinions herein shall not be quoted or otherwise included, summarized or referred to in any publication or document, in whole or in part, for any purposes whatsoever, or furnished to any Person other than a Reliance Party (or a Person considering whether to become a Reliance Party), except as may be required of any Reliance Party by applicable law or regulation or in accordance with any auditing or oversight function or request of regulatory agencies to which a Reliance Party is subject.


                                                     Very truly yours,


     Schedule A to Legal Opinion

     Pledged Stock

     EXHIBIT S-2

     Form of Opinion of Intellectual Property Counsel

     October 30, 1997


     NationsBank, National Association, as Agent and Each of the Lenders Party to the Credit Agreement Referenced Below NationsBank Corporate Center Charlotte, North Carolina 28255-0065

     Re: $500,000,000 Term Loan Facility and $400,000,000 Revolving Credit and Letter of Credit Facility among NationsBank, National Association, as Agent, the Lenders party thereto, BREED Technologies, Inc. and certain Subsidiaries designated as Borrowers therein

     Ladies and Gentlemen:

     We have acted as special intellectual property counsel to BREED Technologies, Inc., a Delaware corporation ("BREED") and the Guarantors in connection with the term loan facility of $500,000,000 (the "Term Loan") and the revolving credit facility of up to $400,000,000 (the "Revolving Loan"), including the $25,000,000 sublimit for the Letter of Credit Facility constituting part of the Revolving Credit Facility (the "LC Facility") and the $75,000,000 sublimit for multi-currency borrowings, each being made available to BREED and certain Subsidiaries designated as Borrowers ("Borrowing Subsidiaries" and referred to collectively with BREED as the "Borrowers") on this date pursuant to the Credit Agreement of even date herewith among you, the Lenders, BREED and the Borrowing Subsidiaries (the "Credit Agreement"), and the other transactions contemplated under the Credit Agreement.

     This opinion is being delivered in accordance with the conditions set forth in Section 6.1 of the Credit Agreement. All capitalized terms not otherwise defined herein shall have the meanings provided therefor in the Credit Agreement.

     As such counsel, we have reviewed the following documents:

     1. the Credit Agreement;

     2. the Guaranty;

     3. the Intellectual Property Security Agreement; and

     4. the Assignment of Patents, Trademarks, Copyrights and Licenses.


     The documents described in items 1 through 4 immediately above are referred to herein as the "Loan Documents".

     For purposes of the opinions expressed below, we have assumed that all natural persons executing the Loan Documents have legal capacity to do so; that all signatures (other than those of representatives of BREED and the Guarantors on the Loan Documents) on all documents submitted to us are genuine; that all documents submitted to us as originals (other than the Loan Documents) are authentic; and that all documents submitted to us as certified copies or photocopies conform to the originals of such documents, which themselves are authentic.

     In addition, for purposes of giving this opinion, we have examined such corporate records of BREED and the Guarantors, certificates of public officials, certificates of appropriate officials of BREED and the Guarantors, and such other documents, and have made such inquiries as we have deemed appropriate.

     Based upon and subject to the foregoing, it is our opinion that:

     1. The Intellectual Property Security Agreement is effective to create a valid security interest in the right, title, and interest of BREED and each Guarantor which is a signatory thereto in the Patents, Trademarks, Copyrights and Licenses (as defined in the Agreement) with respect to which a security interest can be created under Chapter 9 of the Uniform Commercial Code and any applicable federal law.

     2. If the Intellectual Property Security Agreement is recorded (i) in the case of patents and trademarks with the United States Patent and Trademark Office and there is attached to such recorded document (A) with respect to trademarks claimed as collateral a listing naming the correct grantor as owner and giving the correct name of the trademark and federal registration or application number of each trademark owned by such grantor, and (B) with respect to patents claimed as collateral a listing naming the correct grantor as owner and giving the title of the invention, together with its associated patent number or patent application number of each patent owned by such grantor, and
(ii) in the case of copyrights with the United States Copyright Office and there is attached to such recorded document with respect to copyrights claimed as collateral a listing specifying the title of the work, the registration number, and the registration date, and a Financing Statement in the form reviewed is properly filed with the [__________], the security interest of the Secured Party in such trademarks, patents, and copyrights will be perfected if perfection is determined by [________________] law or any applicable Federal Law.

     Our opinions contained herein are rendered solely in connection with the transactions contemplated under the Loan Documents and may not be relied upon in any manner by any Person other than the addressees hereof, any successor or assignee of any addressee (including successive assignees) and any Person who shall acquire a participation interest in the interest of any Lender (collectively, the "Reliance Parties"), or by any Reliance Party for any other purpose. Our opinions herein shall not be quoted or otherwise included, summarized or referred to in any publication or document, in whole or in part, for any purposes whatsoever, or furnished to any Person other than a Reliance Party (or a Person considering whether to become a Reliance Party), except as may be required of any Reliance Party by applicable law or regulation or in accordance with any auditing or oversight function or request of regulatory agencies to which a Reliance Party is subject.


                                                     Very truly yours,

     EXHIBIT S-3

     Form of Opinion of Foreign Counsel

     [See Attached]

     EXHIBIT T

     Compliance Certificate

NationsBank, National Association,
as Agent
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attention: Agency Services
Telefacsimile:  (704) 386-9923


     Reference is hereby made to the Credit Agreement dated as of October 30, 1997 (the "Agreement") among BREED Technologies, Inc., a Delaware corporation ("BREED"), and certain Subsidiaries of BREED designated as Borrowers therein (BREED and such Subsidiaries being collectively referred to as the "Borrowers") the Lenders (as defined in the Agreement) and NationsBank, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not otherwise defined herein shall have the respective meanings therefor set forth in the Agreement. The undersigned, a duly authorized and acting Authorized Representative, hereby certifies to you as of __________ (the "Determination Date") as follows:

     1. Calculations:

     A. Compliance with Section 9.1(a): Consolidated Net Worth

     1. Required Consolidated Net Worth at the last day of the most recent fiscal quarter $______________

     2. Consolidated Net Income x 0.9 $______________

     3. 100% of the Net Proceeds from any Equity Offering $______________

     3. Sum of A.1 + A.2 + A.3 $______________

     4. Actual Consolidated Net Worth $______________

     Required: A.4 must not be less than A.3

     B. Compliance with Section 9.1(b): Consolidated EBITDA

     1. Consolidated Net Income $______________

     2. Consolidated Interest Expense $______________

     3. Taxes on income $______________

     4. Depreciation $______________

     5. Amortization $______________

     6. Consolidated EBITDA $______________ (B.1 + B.2 + B.3 +B.4 +B.5)

     Required: B.1 must not be less than $25,000,000 for the two months ending 12/31/97, $64,000,000 for the five months ending 3/31/98, or $107,000,000 for the eight months ending 6/30/98

     C. Compliance with Section 9.1(c): Capital Expenditures

     1. Capital Expenditures $______________

     Required: C.1 must not exceed $17,000,000 in for the two months ending 12/31/97, $37,000,000 for the five months ending 3/31/98, or $57,000,000 for the eight months ending 6/30/98


     2. No Default

     A. Since __________ (the date of the last similar certification), (a) BREED has not defaulted in the keeping, observance, performance or fulfillment of its obligations pursuant to any of the Loan Documents; and (b) no Default or Event of Default specified in Article X of the Agreement has occurred and is continuing.

     B. If a Default or Event of Default has occurred since __________ (the date of the last similar certification), BREED proposes to take the following action with respect to such Default or Event of Default: .

     (Note, if no Default or Event of Default has occurred, insert "Not Applicable").

     The Determination Date is the date of the last required financial statements submitted to the Lenders in accordance with Section 8.1 of the Agreement.


     IN WITNESS WHEREOF, I have executed this Certificate this _____ day of __________, 19___.

                                                     By:
                                                     Authorized Representative
                                                     Name:
                                                     Title:

     EXHIBIT U

     Form of Assumption Letter

     [Date]


To NationsBank, National Association,
 as Agent and the Lenders party to the
Credit Agreement referred to below

Ladies and Gentlemen:

     Reference is hereby made to the Credit Agreement dated as of October 30, 1997 (as the same may be amended, supplemented or restated from time to time, the "Credit Agreement") among BREED Technologies, Inc., a Delaware corporation ("BREED"), and certain Subsidiaries of BREED designated as Borrowers therein (BREED and such Subsidiaries being collectively referred to as the "Borrowers") the Lenders (as defined in the Agreement) and NationsBank, National Association, as Agent for the Lenders ("Agent"). Terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     1. Borrowing Subsidiary.

     (i) The undersigned,  _________________ (the "Subsidiary") a ______________
corporation and a Subsidiary of BREED, proposes to become a "Borrowing Subsidiary" under the Credit Agreement, and accordingly hereby agrees that from the date hereof until the payment in full of the principal of and interest on all Loans made to it or on its behalf under the Credit Agreement and performance of all of its other obligations thereunder, and termination of its status as a "Borrowing Subsidiary" as provided below, it shall perform, comply with and be bound by each of the provisions of the Credit Agreement which are stated to apply to a "Borrowing Subsidiary" or a "Borrower". In addition, the Subsidiary hereby represents and warrants that: (i) each of the representations and warranties set forth in Article VII of the Credit Agreement is true and correct with respect to the Subsidiary as of the date hereof and (ii) it has heretofore received a true and correct copy of the Credit Agreement (including any amendments thereto, modifications thereof or waivers thereunder) as in effect on the date hereof.

     (ii) So long as the principal of and interest on all Loans made to the Subsidiary or on its behalf under the Credit Agreement shall have been paid in full and all other obligations of the Subsidiary under the Credit Agreement shall have been fully performed, the Subsidiary may, by not less than five Business Days' prior notice to the Agent, terminate its status as a "Borrowing Subsidiary."


     2. Conditions Precedent. No Lender shall make any Loan to or on behalf of the Subsidiary unless the Subsidiary has furnished to the Agent, with sufficient copies for all the Lenders, the following items:

     (i) Copies of the Organizational Documents of the Subsidiary, together with all amendments, and a certificate of good standing (if available), both certified by the appropriate governmental officer in its jurisdiction of incorporation.

     (ii) Copies, certified by an appropriate officer or director of the Subsidiary, of its Operating Documents and of its Board of Directors resolutions (and other Organizational Action, if any are deemed necessary by counsel for the Agent) authorizing the execution of this Assumption Letter and all other

     Loan Documents to which the Subsidiary is a party.

     (iii) An incumbency certificate, executed by an appropriate officer or director of the Subsidiary, which shall identify by name and title and bear the signature of the officers or directors of the Subsidiary authorized to sign this Assumption Letter and the other Loan Documents to which it is a party and to request Loans thereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Subsidiary.

     (iv) A favorable written opinion of counsel to the Subsidiary, addressed to the Lenders, in form and substance satisfactory to the Agent.

     (v) Notes issued by the Subsidiary to the order of each of the Lenders.

     (vi) Written money transfer instructions, in substantially the form of Exhibit "A" attached hereto addressed to the Agent on behalf of the Subsidiary and signed by duly authorized officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

     (vii) Stock Pledge Agreement pledging 100% of the capital stock and related interests and rights of any Subsidiary of the Borrowing Subsidiary and any other document required under Article IV of the Credit Agreement.

     (viii) Such other documents as the Agent or its counsel may reasonably request.


     3. Representations. The Subsidiary further represents and warrants to the Lenders as follows:

     (i) Existence and Power. The Subsidiary and each of its Subsidiaries:

     (a) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

     (b) has the power and authority and governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under this Assumption Letter and the Loan Documents;

     (c) is duly qualified and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

     (d) is in compliance in all material respects with all laws, rules and regulations and all other valid requirements of any Governmental Authority.

     (ii) Authorization; No Contravention. The execution, delivery and performance by the Subsidiary and its Subsidiaries of this Assumption Letter and each other Loan Document to which such Subsidiary is party have been duly authorized by all necessary action and do not and will not:

     (a) contravene the terms of any such Subsidiary's Organizational Documents or Operating Documents; or

     (b) conflict with or result in a material breach or contravention of, or the creation of any Lien under, any Material Contract or any document evidencing any material contractual obligation to which such Subsidiary is a party or any order, injunction, writ or decree of any Governmental Authority to which such Subsidiary or its property is subject.

     (iii) Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any
Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Subsidiary or any of its Subsidiaries of this Assumption Letter or any other Loan Document.

     (iv) Binding Effect. This Assumption Letter and each other Loan Document to which the Subsidiary or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of the Subsidiary and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability).

     (v) Filing. To ensure the enforceability or admissibility in evidence of this Assumption Letter, the Notes issued by the Subsidiary or any of the other Loan Documents in the Subsidiary's country of organization or incorporation and country which is its principal place of business (each, a "Subject Country"), it is not necessary that this Assumption Letter or such Notes or any other documents be filed or recorded with any court or other authority in any Subject Country or that any stamp or similar tax be paid in respect of this Assumption Letter or such Notes or any other documents. The qualification by any Lender or the Agent for admission to do business under the laws of any Subject Country does not constitute a condition to, and the failure to so qualify does not affect, the exercise by any Lender or the Agent of any right, privilege, or remedy afforded to any Lender or the Agent in connection with the Loan Documents or the enforcement of any such right, privilege, or remedy. The performance by any Lender or the Agent of any action required or permitted under the Loan Documents will not violate any law or regulation of any Subject Country or any political subdivision thereof or result in any tax liability or other unfavorable consequence to such party pursuant to the laws of any such Subject Country or political subdivision or taxing authority thereof or any rule or regulation of any federation or organization or similar entity of which such Subject Country is a member.

     (vi) No Immunity. Neither the Subsidiary nor any of its assets is entitled to immunity from suit, execution, attachment or other legal process. The Subsidiary's execution and delivery of this Assumption Letter and the other Loan Documents to which it is a party constitute, and the exercise of its rights and performance of and compliance with its obligations under such Loan Documents will constitute, private and commercial acts done and performed for private and commercial purposes.

     (vii) Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Subsidiary and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

     4. BREED Guaranty of Subsidiary Obligations. BREED expressly agrees as follows:

     (i) Direct Obligations. BREED hereby unconditionally and irrevocably affirms to the Lenders its direct liability for, and guarantees to the Lenders, the due and punctual payment of all obligations and liabilities of the Subsidiary to the Lenders, whether arising under this Assumption Letter, the Credit Agreement, the other Loan Documents or any other documents related thereto (collectively, the "Borrowing Subsidiary Obligations") including, but not limited to, the due and punctual payment of principal of and interest on the Notes issued by the Subsidiary, and punctual payment of all other sums now or hereafter owed by the Subsidiary under this Assumption Letter, the Credit Agreement, the Loan Documents, any Note issued by the Subsidiary and any other document related thereto as and when the same shall become due (whether by acceleration or otherwise) and according to the terms hereof and thereof. In case of failure by the Subsidiary punctually to pay any Borrowing Subsidiary Obligation, BREED hereby unconditionally agrees to cause such payment to be made punctually as and when the same shall become due and payable, whether at maturity or by declaration or otherwise, and as if such payment were made by the Subsidiary.

     (ii) Obligations Unconditional. The obligations of BREED under this Assumption Letter shall be irrevocable, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

     (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Subsidiary (or any other Borrowing Subsidiary) or under any Note or other agreement issued or entered into by any Subsidiary (or any other Borrowing Subsidiary), by operation of law or otherwise;

     (b) any modification or amendment of or supplement to this Assumption Letter or any Loan Document;

     (c) any compromise, settlement, modification, amendment, waiver, release, non-perfection or invalidity of or to any direct or indirect security, guarantee or other liability of any third party with respect to any Borrowing Subsidiary Obligation;

     (d) any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting, the Subsidiary (or any other Borrowing Subsidiary) or their assets or any resulting release or discharge of any Borrowing Subsidiary Obligation;

     (e) the existence of any claim, set-off or other right which BREED may have at any time against the Subsidiary (or any other Borrowing Subsidiary), the Agent, any Lender or any other Person, whether or not arising in connection with this Assumption Letter or any other Loan Document; provided, however, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

     (f) any invalidity or unenforceability relating to or against the Subsidiary (or any other Borrowing Subsidiary) for any reason of this Assumption Letter or any Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Subsidiary (or any other Borrowing Subsidiary) of the principal of or interest on any Note issued by the Subsidiary (or any other Borrowing Subsidiary) or any other amount payable by the Subsidiary (or any other Borrowing Subsidiary) under this Assumption Letter, the Credit Agreement or any Loan Document; or

     (g) any other act or omission to act or delay of any kind by the Subsidiary (or any other Borrowing Subsidiary), the Agent, any Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of BREED under this Assumption Letter, the Credit Agreement or any Loan Document.

     (iii) Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. BREED's obligations hereunder shall remain in full force and effect until each Revolving Credit Commitment and Term Loan Commitment has expired or is terminated and the principal of and interest on the Notes and all other Obligations payable under this Assumption Letter and the Loan Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Note issued by the Subsidiary or any other amount payable by the Subsidiary under this Assumption Letter or any Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Subsidiary or otherwise, BREED's obligations under this Assumption Letter with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time. This provision shall survive the termination of this Assumption Letter and the payment in full of the Obligations.

     (iv) Waiver. BREED irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Subsidiary or any other Person. BREED waives any benefit of the collateral, if any, which may from time to time secure the Obligations or any part thereof and authorizes the Agent or the Lenders to take any action, or exercise any remedy with respect thereto, which the Agent or the Lenders in its or their sole discretion shall determine, without notice to BREED. In the event the Lenders in their sole discretion elect to give notice of any action with respect to the collateral, if any, securing the Obligations or any part thereof, ten days' written notice mailed to BREED by certified mail at the address set forth in the Credit Agreement shall be deemed reasonable notice of any matter contained in such notice.

     (v) Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Subsidiary under this Assumption Letter or any of the Loan Documents is stayed upon the insolvency, bankruptcy or reorganization of the
Subsidiary or any other Person, all such amounts otherwise subject to acceleration under the terms of this Assumption Letter or any Loan Document shall nonetheless be payable by BREED hereunder forthwith on demand by the Agent.

     (vi) Payments. All payments to be made by BREED pursuant to this Assumption Letter shall be made at the times and in the manner and in the currency prescribed for payments in the Credit Agreement.

     (vii) Delay of Subrogation. Until BREED's obligations under this Assumption Letter have been paid in full and terminated, BREED shall not exercise any right of subrogation with respect to payments made by BREED pursuant to this Assumption Letter.

     5. Notice. Any notice to be given to the Subsidiary may be given to BREED (and shall conclusively be deemed to have been received by the Subsidiary when received, or deemed received, by BREED) in the manner set forth in the Credit Agreement. The Subsidiary agrees that BREED may give notice under this Assumption Letter and the Loan Documents on behalf of the Subsidiary, and that any such notice given by BREED on behalf of the Subsidiary shall be binding upon the Subsidiary.

     6. Jurisdiction and Governing Law.

     (i)  Without  limiting  the  provisions  of  Section  12.14  of the  Credit
Agreement, the Subsidiary and BREED each irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the United States federal court and any Florida state court sitting in the county of Hillsborough, State of Florida, United States of America, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Assumption Letter, the Credit Agreement or any other Loan Document or for recognition or enforcement of any judgment relating thereto, and the

     Subsidiary and BREED each irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such court. The Subsidiary and BREED each agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Assumption Letter shall affect any right that any Lender or the Agent may otherwise have to bring any action or proceeding relating to this Assumption Letter, the Credit Agreement or any other Loan Document in the courts of any jurisdiction.

     (ii) This Assumption Letter shall be governed by, and construed in accordance with, the internal laws (and not the law of conflicts) of the State of Florida; provided that the Agent and the Lenders shall retain all rights arising under federal law.

     [signatures  follow]

     IN WITNESS WHEREOF, the Subsidiary has duly executed and delivered this Assumption Letter as of the date and year first above written.

                                                  [NAME OF BORROWING SUBSIDIARY]
                                                   By
                                                   Name:
                                                   Title:

                                                   Agreed and Consented to:

                                                  BREED TECHNOLOGIES, INC.
                                                   By:
                                                   Name:
                                                   Title:

                                     NATIONSBANK, NATIONAL ASSOCIATION, as Agent
                                                   By:
                                                   Name:
                                                   Title:


     EXHIBIT "A"

     LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To NationsBank, National Association
as Agent (the "Agent") under the Credit
Agreement Described Below

     RE: Credit Agreement dated as of October 30, 1997 (as the same may be amended, supplemented or restated, the "Credit Agreement"), among BREED Technologies, Inc., a Delaware corporation ("BREED"), and certain Subsidiaries of BREED designated as Borrowers therein (BREED and such Subsidiaries being collectively referred to as the "Borrowers") the Lenders (as defined in the Agreement) and NationsBank, National Association, as Agent for the Lenders ("Agent"). Terms used herein and not otherwise defined shall have the meanings assigned thereto in the Credit Agreement.

     The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Loans or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by [Name of Borrowing Subsidiary] (the "Borrowing

     Entity"), provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrowing Entity in accordance with Section
12.2 of the Credit Agreement or based on any telephonic notice made in accordance with any other applicable provision of the Credit Agreement.

Facility Identification Number(s)_______________________________________________

Customer/Account Name___________________________________________________________

Transfer Funds to_______________________________________________________________

------------------------------------------------------------------------

For Account No._________________________________________________________________

Reference/Attention To__________________________________________________________

Authorized Officer (Customer Representative)         Date_______________________

-------------------------                    -----------------------------------
(Please Print)                                         (Signature)

Bank Officer Name                                    Date_______________________

-------------------------                    -----------------------------------
(Please Print)                                          (Signature)

     (Deliver Completed Form to Credit Support Staff For Immediate Processing)

     Schedule 1.1(a)

     Borrowing Subsidiaries

Name of Subsidiary                                            Jurisdiction
BREED Automotive Safety Systems SL                            Spain
BREED Italian Holdings, Srl                                            Italy
BREEDUK Limited                                      United Kingdom
ICSRD R.F., GmbH                                              Germany

     Schedule 1.1(b)

                                                   Initial Advance Allocation
Borrower                                             Initial Advance
BREED Technologies, Inc.                                      $     718,000,000
BREED Automotive Safety Systems SL                            $      15,000,000
BREED Italian Holdings, Srl                                   $      49,000,000
BREED UK Limited                                              $      17,000,000
BREED R.F., GmbH                                              $       1,000,000
                                                              $     800,000,000

     Schedule 7.4

     Subsidiaries and Investments in Other Persons

     Schedule 7.6

     Indebtedness

     Schedule 7.7

     Liens

     Schedule 7.10

     Litigation

     Schedule 7.19

     Employment Matters

     Schedule 7.23

     Financing Statements and Other Filings

     Schedule 8.5

     Insurance